PART II

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
IPALCO Enterprises, Inc.

We have audited the accompanying consolidated balance sheets of IPALCO Enterprises, Inc. and Subsidiaries (the Company) as of December 31, 2015 and 2014, and the related consolidated statements of income, common shareholders' equity (deficit) and noncontrolling interest, and cash flows for each of the three years in the period ended December 31, 2015. Our audits also included the financial statement schedules listed in the Index at Item 15a. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of IPALCO Enterprises, Inc. and Subsidiaries at December 31, 2015 and 2014, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2015, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP

Indianapolis, Indiana
February 23, 2016
except for Note 13, as to which the date is
May 12, 2016

IPALCO ENTERPRISES, INC. and SUBSIDIARIES
Consolidated Statements of Income
For the Years Ended December 31, 2015, 2014 and 2013
(In Thousands)
	2015	2014	2013
UTILITY OPERATING REVENUES	$1,250,399	$1,321,674	$1,255,734

UTILITY OPERATING EXPENSES:
Fuel	315,600	411,217	376,450
Other operating expenses	224,282	218,932	235,082
Power purchased	145,064	116,648	94,265
Maintenance	131,574	113,248	112,913
Depreciation and amortization	188,267	185,263	182,305
Taxes other than income taxes	43,617	45,218	45,425
Income taxes - net	57,284	70,235	58,548
Total utility operating expenses	1,105,688	1,160,761	1,104,988
UTILITY OPERATING INCOME	144,711	160,913	150,746

OTHER INCOME AND (DEDUCTIONS):
Allowance for equity funds used during construction	15,302	7,381	4,331
Loss on early extinguishment of debt	(21,956)	—	(35)
Miscellaneous income and (deductions) - net	(2,994)	(2,236)	(2,845)
Income tax benefit applicable to nonoperating income	25,718	22,191	20,806
Total other income and (deductions) - net	16,070	27,336	22,257

INTEREST AND OTHER CHARGES:
Interest on long-term debt	106,936	108,104	104,602
Other interest	2,063	1,865	1,794
Allowance for borrowed funds used during construction	(12,809)	(4,963)	(2,517)
Amortization of redemption premiums and expense on debt	5,067	5,275	5,075
Total interest and other charges - net	101,257	110,281	108,954
NET INCOME	59,524	77,968	64,049

LESS: PREFERRED DIVIDENDS OF SUBSIDIARY	3,213	3,213	3,213
NET INCOME APPLICABLE TO COMMON STOCK	$56,311	$74,755	$60,836

See notes to consolidated financial statements.

IPALCO ENTERPRISES, INC. and SUBSIDIARIES
Consolidated Balance Sheets
(In Thousands)
	December 31, 2015	December 31, 2014
ASSETS
UTILITY PLANT:
Utility plant in service	$4,992,594	$4,658,023
Less accumulated depreciation	2,320,955	2,264,606
Utility plant in service - net	2,671,639	2,393,417
Construction work in progress	766,406	447,399
Spare parts inventory	12,336	14,816
Property held for future use	1,002	1,002
Utility plant - net	3,451,383	2,856,634
OTHER ASSETS:
Nonutility property - at cost, less accumulated depreciation	517	522
Other long-term assets	5,664	6,221
Other assets - net	6,181	6,743
CURRENT ASSETS:
Cash and cash equivalents	21,521	26,933
Accounts receivable and unbilled revenue (less allowance
for doubtful accounts of $2,498 and $2,076, respectively)	124,167	139,709
Fuel inventories - at average cost	66,834	47,550
Materials and supplies - at average cost	57,997	60,185
Deferred tax asset - current	—	61,782
Regulatory assets	8,002	93
Prepayments and other current assets	26,063	23,161
Total current assets	304,584	359,413
DEFERRED DEBITS:
Regulatory assets	448,200	419,193
Miscellaneous	6,821	10,539
Total deferred debits	455,021	429,732
TOTAL	$4,217,169	$3,652,522
CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
Common shareholders' equity:
Paid in capital	$383,448	$168,610
Accumulated deficit	(30,515)	(17,339)
Total common shareholders' equity	352,933	151,271
Cumulative preferred stock of subsidiary	59,784	59,784
Long-term debt (Note 7)	2,153,276	1,935,717
Total capitalization	2,565,993	2,146,772
CURRENT LIABILITIES:
Short-term debt (Note 7)	166,655	50,000
Accounts payable	155,428	110,623
Accrued expenses	19,482	25,187
Accrued real estate and personal property taxes	17,712	19,177
Regulatory liabilities	28,169	27,943
Accrued interest	31,690	30,726
Customer deposits	30,719	28,337
Other current liabilities	12,623	12,881
Total current liabilities	462,478	304,874
DEFERRED CREDITS AND OTHER LONG-TERM LIABILITIES:
Regulatory liabilities	639,516	610,917
Deferred income taxes - net	397,394	421,127
Non-current income tax liability	7,147	7,042
Unamortized investment tax credit	3,910	5,229
Accrued pension and other postretirement benefits	80,734	96,464
Asset retirement obligations	58,986	59,098
Miscellaneous	1,011	999
Total deferred credits and other long-term liabilities	1,188,698	1,200,876
COMMITMENTS AND CONTINGENCIES (Note 10)
TOTAL	$4,217,169	$3,652,522

See notes to consolidated financial statements.

IPALCO ENTERPRISES, INC. and SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2015, 2014 and 2013
(In Thousands)
	2015	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$59,524	$77,968	$64,049
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	201,475	188,477	182,663
(Deferral) amortization of regulatory assets	(8,731)	1,123	3,686
Amortization of debt premium	596	942	865
Deferred income taxes and investment tax credit adjustments - net	31,566	47,455	(10,284)
Loss on early extinguishment of debt	21,956	—	377
Allowance for equity funds used during construction	(14,996)	(7,136)	(4,088)
Gain on sale of nonutility property	—	—	(297)
Change in certain assets and liabilities:
Accounts receivable	15,542	3,699	(1,900)
Fuel, materials and supplies	(18,372)	5,094	(10,337)
Income taxes receivable or payable	—	590	3,026
Financial transmission rights	2,086	(1,947)	(1,869)
Accounts payable and accrued expenses	(716)	(24,322)	16,124
Accrued real estate and personal property taxes	(1,465)	(47)	(181)
Accrued interest	965	1,034	(2,288)
Pension and other postretirement benefit expenses	(15,730)	2,785	(180,337)
Short-term and long-term regulatory assets and liabilities	(22,980)	(44,252)	148,169
Prepaids and other current assets	(4,949)	1,725	(2,986)
Other - net	6,654	809	6,983
Net cash provided by operating activities	252,425	253,997	211,375
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures - utility	(672,849)	(381,626)	(242,124)
Project development costs	(8,980)	(9,657)	(6,047)
Proceeds from the sales of assets	—	—	225
Grants under the American Recovery and Reinvestment Act of 2009	—	—	923
Cost of removal, net of salvage	(12,064)	(6,036)	(7,553)
Other	(1,224)	(39)	57
Net cash used in investing activities	(695,117)	(397,358)	(254,519)
CASH FLOWS FROM FINANCING ACTIVITIES:
Short-term debt borrowings	388,850	105,000	150,500
Short-term debt repayments	(272,000)	(105,000)	(150,500)
Long-term borrowings, net of discount	753,350	128,358	169,728
Retirement of long-term debt and early tender premium	(552,179)	—	(110,377)
Dividends on common stock	(69,487)	(78,400)	(59,500)
Issuance of common stock	214,366	—	—
Equity contributions from AES	—	106,400	49,091
Preferred dividends of subsidiary	(3,213)	(3,213)	(3,213)
Deferred financing costs paid	(8,824)	(1,724)	(1,996)
Payments for financed capital expenditures	(13,215)	—	—
Other	(368)	(194)	(9)
Net cash provided by financing activities	437,280	151,227	43,724
Net change in cash and cash equivalents	(5,412)	7,866	580
Cash and cash equivalents at beginning of period	26,933	19,067	18,487
Cash and cash equivalents at end of period	$21,521	$26,933	$19,067

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest (net of amount capitalized)	$95,137	$103,938	$106,175
Income taxes	$—	$—	$45,000
	As of December 31,
	2015	2014	2013
Non-cash investing activities:
Accruals for capital expenditures	$79,553	$37,293	$17,957

See notes to consolidated financial statements.

IPALCO ENTERPRISES, INC. and SUBSIDIARIES
Consolidated Statements of Common Shareholders' Equity (Deficit)
and Noncontrolling Interest
(In Thousands)
	Paid in Capital	Accumulated Deficit	Total Common Shareholders' Equity (Deficit)	Cumulative Preferred Stock of Subsidiary
Balance at January 1, 2013	$11,811	$(15,030)	$(3,219)	$59,784
Net income		60,836	60,836	3,213
Preferred stock dividends				(3,213)
Distributions to AES		(59,500)	(59,500)
Contributions from AES	49,091		49,091
Other	566		566
Balance at December 31, 2013	$61,468	$(13,694)	$47,774	$59,784
Net income		74,755	74,755	3,213
Preferred stock dividends				(3,213)
Distributions to AES		(78,400)	(78,400)
Contributions from AES	106,400		106,400
Other	742		742
Balance at December 31, 2014	$168,610	$(17,339)	$151,271	$59,784
Net income		56,311	56,311	3,213
Preferred stock dividends				(3,213)
Distributions to shareholders		(69,487)	(69,487)
Issuance of common stock	214,366		214,366
Other	472		472
Balance at December 31, 2015	$383,448	$(30,515)	$352,933	$59,784

See notes to consolidated financial statements.

IPALCO ENTERPRISES, INC. and SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2015,  2014 and 2013

1. OVERVIEW AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

IPALCO is a holding company incorporated under the laws of the state of Indiana. IPALCO, acquired by AES in March 2001, is owned by AES U.S. Investments (88.4%) and CDPQ (11.6%), IPALCO’s minority interest holder (see Note 6, “Equity - Equity Transactions” for details). AES U.S. Investments is owned by AES U.S. Holdings, LLC (85%) and CDPQ (15%). IPALCO owns all of the outstanding common stock of IPL. Substantially all of IPALCO’s business consists of generating, transmitting, distributing and selling of electric energy conducted through its principal subsidiary, IPL. IPL was incorporated under the laws of the state of Indiana in 1926. IPL has approximately 480,000 retail customers in the city of Indianapolis and neighboring cities, towns and communities, and adjacent rural areas all within the state of Indiana, with the most distant point being approximately forty miles from Indianapolis. IPL has an exclusive right to provide electric service to those customers. IPL owns and operates four generating stations all within the state of Indiana. Our largest generating station, Petersburg, is coal-fired. The second largest station, Harding Street, is converting its coal-fired units to natural gas and uses natural gas and fuel oil to power combustion turbines. The third station, Eagle Valley, is coal-fired and we plan to retire its coal-fired units in the second quarter of 2016. The fourth station, Georgetown, is a small peaking station that uses natural gas to power combustion turbines. IPL’s net electric generation capacity for winter is 3,259 MW and net summer capacity is 3,141 MW.

IPALCO’s other direct subsidiary is Mid-America. Mid-America is the holding company for IPALCO’s unregulated activities, which have not been material to the financial statements in the periods covered by this report. IPALCO’s regulated business is conducted through IPL. IPALCO has two business segments: utility and nonutility. The utility segment consists of the operations of IPL and everything else is included in the nonutility segment.

Principles of Consolidation

IPALCO’s consolidated financial statements are prepared in accordance with GAAP and in conjunction with the rules and regulations of the SEC. The consolidated financial statements include the accounts of IPALCO, its regulated utility subsidiary, IPL, and its unregulated subsidiary, Mid-America. All intercompany items have been eliminated in consolidation. Certain costs for shared resources amongst IPL and IPALCO, such as labor and benefits, are allocated to each entity based on allocation methodologies that management believes to be reasonable. We have evaluated subsequent events through the date this report is issued.

All income of Mid-America, as well as nonoperating income of IPL, are included below UTILITY OPERATING INCOME in the accompanying Consolidated Statements of Income.

Use of Management Estimates

The preparation of financial statements in conformity with GAAP requires that management make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may also be affected by the estimates and assumptions management is required to make. Actual results may differ from those estimates.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year presentation.

Regulatory Accounting

The retail utility operations of IPL are subject to the jurisdiction of the IURC. IPL’s wholesale power transactions are subject to the jurisdiction of the FERC. These agencies regulate IPL’s utility business operations, tariffs, accounting, depreciation allowances, services, issuances of securities and the sale and acquisition of utility properties. The financial statements of IPL are based on GAAP, including the provisions of FASB ASC 980 “Regulated Operations,” which gives recognition to the ratemaking and accounting practices of these agencies. See also Note 5, “Regulatory Assets and Liabilities” for a discussion of specific regulatory assets and liabilities.

Revenues and Accounts Receivable

Revenues related to the sale of energy are generally recognized when service is rendered or energy is delivered to customers. However, the determination of the energy sales to individual customers is based on the reading of their meters, which occurs on a systematic basis throughout the month. At the end of each month, amounts of energy delivered to certain customers since the date of the last meter reading are estimated and the corresponding unbilled revenue is accrued. In making its estimates of unbilled revenue, IPL uses complex models that consider various factors including daily generation volumes; known amounts of energy usage by nearly all residential, small commercial and industrial customers; estimated line losses; and estimated customer rates based on prior period billings. Given the use of these models, and that customers are billed on a monthly cycle, we believe it is unlikely that materially different results will occur in future periods when revenue is billed. At December 31, 2015 and 2014, customer accounts receivable include unbilled energy revenues of $42.1 million and $48.4 million, respectively, on a base of annual revenue of $1.3 billion in 2015 and 2014. An allowance for potential credit losses is maintained and amounts are written off when normal collection efforts have been exhausted. Our provision for doubtful accounts included in “Other operating expenses” on the accompanying Consolidated Statements of Income was $4.3 million, $4.9 million and $3.8 million for the years ended December 31, 2015, 2014 and 2013, respectively.

IPL’s basic rates include a provision for fuel costs as established in IPL’s most recent rate proceeding, which last adjusted IPL’s rates in 1996. IPL is permitted to recover actual costs of purchased power and fuel consumed, subject to certain restrictions. This is accomplished through quarterly FAC proceedings, in which IPL estimates the amount of fuel and purchased power costs in future periods. Through these proceedings, IPL is also permitted to recover, in future rates, underestimated fuel and purchased power costs from prior periods, subject to certain restrictions, and therefore the over or underestimated costs are deferred or accrued and amortized into fuel expense in the same period that IPL’s rates are adjusted. See also Note 2, “Regulatory Matters,” for a discussion of other costs that IPL is permitted to recover through periodic rate adjustment proceedings and the status of current rate adjustment proceedings.

In addition, we are one of many transmission system owner members of MISO, a regional transmission organization which maintains functional control over the combined transmission systems of its members and manages one of the largest energy markets in the U.S. In the MISO market, IPL offers its generation and bids its demand into the market on an hourly basis. MISO settles these hourly offers and bids based on locational marginal prices, which is pricing for energy at a given location based on a market clearing price that takes into account physical limitations, generation, and demand throughout the MISO region. MISO evaluates the market participants’ energy offers and demand bids to economically and reliably dispatch the entire MISO system. IPL accounts for these hourly offers and bids, on a net basis, in UTILITY OPERATING REVENUES when in a net selling position and in UTILITY OPERATING EXPENSES – Power Purchased when in a net purchasing position.

Contingencies

IPALCO accrues for loss contingencies when the amount of the loss is probable and estimable. IPL is subject to various environmental regulations, and is involved in certain legal proceedings. If IPL’s actual environmental and/or legal obligations are different from our estimates, the recognition of the actual amounts may have a material impact on our results of operations, financial condition and cash flows; although that has not been the case during the periods covered by this report. As of December 31, 2015 and 2014, total loss contingencies accrued were $5.6 million and $5.2 million, respectively, which were included in “Other Current Liabilities” on the accompanying Consolidated Balance Sheets.

Concentrations of Risk

Substantially all of IPL’s customers are located within the Indianapolis area. In addition, approximately 65% of IPL’s full-time employees are covered by collective bargaining agreements in two bargaining units: a physical unit and a clerical-technical unit. IPL’s contract with the physical unit expires on December 10, 2018, and the contract with the clerical-technical unit expires February 20, 2017.  Additionally, IPL has long-term coal contracts with four suppliers, with about 53% of our existing coal under contract for the three-year period ending December 31, 2018 coming from one supplier. Substantially all of the coal is currently mined in the state of Indiana.

Allowance For Funds Used During Construction

In accordance with the Uniform System of Accounts prescribed by FERC, IPL capitalizes an allowance for the net cost of funds (interest on borrowed funds and a reasonable rate of return on equity funds) used for construction purposes during the period of construction with a corresponding credit to income. IPL capitalized amounts using pretax composite rates of 8.1%, 8.3% and 8.6% during 2015, 2014 and 2013, respectively. For the Eagle Valley CCGT, Harding Street refueling projects, and NPDES projects, IPL capitalized amounts using a pretax composite rate of 7.3% and 7.6% during 2015 and 2014, respectively.

Utility Plant and Depreciation

Utility plant is stated at original cost as defined for regulatory purposes. The cost of additions to utility plant and replacements of retirement units of property are charged to plant accounts. Units of property replaced or abandoned in the ordinary course of business are retired from the plant accounts at cost; such amounts, less salvage, are charged to accumulated depreciation. Depreciation is computed by the straight-line method based on functional rates approved by the IURC and averaged 4.2%, 4.1%, and 4.0% during 2015, 2014 and 2013, respectively. Depreciation expense was $198.8 million, $185.9 million, and $180.0 million for the years ended December 31, 2015, 2014 and 2013, respectively, which includes depreciation expense that has been deferred as a regulatory asset.

Derivatives

We have only limited involvement with derivative financial instruments and do not use them for trading purposes. IPALCO accounts for its derivatives in accordance with ASC 815 “Derivatives and Hedging.” In addition, IPL has entered into contracts involving the physical delivery of energy and fuel. Because these contracts qualify for the normal purchases and normal sales scope exception in ASC 815, IPL has elected to account for them as accrual contracts, which are not adjusted for changes in fair value.

Fuel, Materials and Supplies

We maintain coal, fuel oil, materials and supplies inventories for use in the production of electricity. These inventories are accounted for at the lower of cost or market, using the average cost.

Impairment of Long-lived Assets

GAAP requires that we measure long-lived assets for impairment when indicators of impairment exist. If an asset is deemed to be impaired, we are required to write down the asset to its fair value with a charge to current earnings. The net book value of our utility plant assets was $3.5 billion and $2.9 billion as of December 31, 2015 and 2014, respectively. We do not believe any of these assets are currently impaired. In making this assessment, we consider such factors as: the overall condition and generating and distribution capacity of the assets; the expected ability to recover additional expenditures in the assets, such as CCT projects; the anticipated demand and relative pricing of retail electricity in our service territory and wholesale electricity in the region; and the cost of fuel.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of the existing assets and liabilities, and their respective income tax bases. The Company establishes a valuation allowance when it is more likely than not that all or a portion of a deferred tax asset will not be realized. The Company’s tax positions are evaluated under a more likely than not recognition threshold and measurement analysis before they are recognized for financial statement reporting.
Uncertain tax positions have been classified as noncurrent income tax liabilities unless expected to be paid within one year. The Company’s policy for interest and penalties is to recognize interest and penalties as a component of the provision for income taxes in the Consolidated Statements of Operations.
Income taxes payable which are includable in allowable costs for ratemaking purposes in future years are recorded as regulatory assets with a corresponding deferred tax liability. Investment tax credits that reduced federal income taxes in the years they arose have been deferred and are being amortized to income over the useful lives of the properties in accordance with regulatory treatment.

Cash and Cash Equivalents

Cash and cash equivalents are stated at cost, which approximates fair value. All highly liquid short-term investments with original maturities of three months or less are considered cash equivalents.

Pension and Postretirement Benefits

We recognize in our Consolidated Balance Sheets an asset or liability reflecting the funded status of pension and other postretirement plans with current-year changes in the funded status, that would otherwise be recognized in AOCI, recorded as a regulatory asset as this can be recovered through future rates. All plan assets are recorded at fair value. We follow the measurement date provisions of the accounting guidance, which require a year-end measurement date of plan assets and obligations for all defined benefit plans.

We account for and disclose pension and postretirement benefits in accordance with the provisions of GAAP relating to the accounting for pension and other postretirement plans. These GAAP provisions require the use of assumptions, such as the discount rate for liabilities and long-term rate of return on assets, in determining the obligations, annual cost and funding requirements of the plans.
Effective January 1, 2016, we will apply a disaggregated discount rate approach for determining service cost and interest cost for our defined benefit pension plans and postretirement plans. This approach is consistent with the requirements of ASC 715 and is considered to be preferential to the aggregated single rate discount approach, which has historically been used in the U.S., because it is more consistent with the philosophy of a full yield curve valuation.
The change in discount rate approach did not have an impact on the measurement of the benefit obligations at December 31, 2015, nor will it impact future remeasurements. This change in approach will impact the service cost and interest cost recorded in 2016 and future years. It will also impact the actuarial gains and losses recorded in future years, as well as the amortization thereof.
The expected 2016 service costs and interest costs included in Note 9, “Benefit Plans” reflect the change in methodology described above. The impact of the change in approach on expected service costs in 2016 is shown below:

$ in thousands	Expected 2016 Service Cost			Expected 2016 Interest Cost
	Disaggregated rate approach	Aggregate rate approach	Impact of change	Disaggregated rate approach	Aggregate rate approach	Impact of change
Pension	$7,018	$7,382	$(364)	$25,634	$30,916	$(5,282)
Repair and Maintenance Costs

Repair and maintenance costs are expensed as incurred.

Per Share Data

IPALCO is owned by AES U.S. Investments and CDPQ, IPALCO’s minority interest holder. IPALCO does not report earnings on a per-share basis.

New Accounting Pronouncements

ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606)

In May 2014, the FASB issued ASU No. 2014-09 which clarifies principles for recognizing revenue and will result in a common revenue standard for GAAP and International Financial Reporting Standards. The objective of the new standard is to provide a single and comprehensive revenue recognition model for all contracts with customers to improve comparability. The revenue standard contains principles that an entity will apply to determine the measurement of revenue and timing of when it is recognized. The standard requires an entity to recognize revenue to depict the transfer of goods or services to customers at an amount that the entity expects to be entitled to in exchange for those goods or services. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which deferred the effective date of ASU 2014-09 by one year, resulting in the new revenue standard being effective for annual reporting periods beginning after December 15, 2017 and interim periods therein. Early adoption is now permitted only as of the original effective date for public entities (that is, no earlier than 2017 for calendar year-end entities). The standard permits the use of either a full retrospective or modified retrospective approach. The Company has not yet selected a transition method and is currently evaluating the impact of adopting the standard on its consolidated financial statements.

ASU No. 2015-02, Consolidation - Amendments to the Consolidation Analysis (Topic 810)

In February 2015, the FASB issued ASU 2015-02, which makes targeted amendments to the current consolidation guidance and ends the deferral granted to investment companies from applying the VIE guidance. The standard amends the evaluation of whether (1) fees paid to a decision-maker or service providers represent a variable interest, (2) a limited partnership or similar entity has the characteristics of a VIE and (3) a reporting entity is the primary beneficiary of a VIE. The standard is effective for annual periods beginning after December 15, 2015 and interim periods therein. Early adoption is permitted. The Company does not expect this standard to have an impact on its consolidated financial statements upon adoption.

ASU No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30)

In April 2015, the FASB issued ASU No. 2015-03, which simplifies the presentation of debt issuance costs by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this update. The standard is effective for annual reporting periods beginning after December 15, 2015 and interim periods therein, and requires the use of the full retrospective approach. Early adoption is permitted for financial statements that have not been previously issued. As of December 31, 2015, the Company had approximately $20.8 million in deferred financing costs classified in other noncurrent assets that would be reclassified to reduce the related debt liabilities upon adoption of ASU No. 2015-03.

ASU No. 2015-05, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Customer's Accounting for Fees Paid in a Cloud Computing Arrangement

In April 2015, the FASB issued ASU No. 2015-05, which clarifies how customers in cloud computing arrangements should determine whether the arrangement includes a software license and eliminates the existing requirement for customers to account for software licenses they acquired by analogizing to the accounting guidance on leases. The standard is effective for annual reporting periods beginning after December 15, 2015 and interim periods therein. Early adoption is permitted. The standard permits the use of a prospective or retrospective approach. The Company expects to utilize the prospective approach upon adoption of this standard, which is not expected to have a material impact on its consolidated financial statements.

ASU No. 2015-11, Simplifying the Measurement of Inventory (Topic 330)

In July 2015, the FASB issued ASU No. 2015-11, which simplifies the subsequent measurement of inventory. It replaces the current lower of cost or market test with a lower of cost or net realizable value test. The standard is effective for public entities for annual reporting periods beginning after December 15, 2016, and interim periods therein. Early adoption is permitted. The new guidance must be applied prospectively. As the Company already uses the net realizable value to make lower of cost or market determinations, there will be no impact on its consolidated financial statements upon adoption of this standard.

ASU No. 2015-15, Interest - Imputation of Interest (Subtopic 835-30): Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements

In August 2015, the FASB issued ASU No. 2015-15, which clarifies that the SEC Staff would not object to an entity presenting debt issuance costs related to line-of-credit arrangements as an asset that is subsequently amortized ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. This standard should be adopted concurrent with adoption of ASU 2015-03 (which is described above). As of December 31, 2015, the Company had deferred financing costs related to lines of credit of approximately $0.3 million recorded within Deferred Debits that would not be reclassified upon adoption of this standard.

ASU No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments

In September 2015, the FASB issued ASU 2015-16, which simplifies the measurement-period adjustments in business combinations. It eliminates the requirement that an acquirer in a business combination account for measurement-period adjustments retrospectively. An acquirer will recognize a measurement-period adjustment during the period in which it determines the amount of the adjustment. The standard is effective for public entities for annual reporting periods beginning after December 15, 2015, and interim periods therein. Early adoption is permitted for financial statements that have not been issued. The new guidance should be applied prospectively to adjustments to provisional amounts that occur after the effective date of this standard. The Company will adopt this standard on January 1, 2016, which is not expected to have a material impact on the Company's consolidated financial statements.

ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes

Effective December 31, 2015, the Company prospectively adopted ASU No. 2015-17, which requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. As a result, each jurisdiction will now only have one net noncurrent deferred tax asset or liability. The guidance does not change the existing requirement that only permits offsetting within a jurisdiction; that is, companies will remain prohibited from offsetting deferred tax liabilities from one jurisdiction against deferred tax assets of another jurisdiction. Additionally, the current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the update. As the Company elected to apply this ASU prospectively, prior periods were not adjusted.

ASU No. 2016-01, Financial Instruments - Overall (Topic 825-10): Recognition and Measurement of Financial Assets
and Financial Liabilities

In January 2016, the FASB issued ASU 2016-01, which was designed to improve the recognition and measurement of financial instruments through targeted changes to existing GAAP. The guidance requires equity investments (except those that are accounted for under the equity method of accounting or result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income; that entities use the exit price notion when measuring financial instrument fair values; that an entity separate presentation of financial assets and liabilities by measurement category and form of financial asset on the Balance Sheets or Notes to the financial statements; that an entity present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk (or “own credit”) when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. Also, the standard eliminates the requirement for public entities to disclose the methods and significant assumptions used to estimate the fair value required to be disclosed for financial instruments measured at amortized cost on the Balance Sheets. The standard is effective beginning with interim periods starting after December 31, 2017 and cannot be applied early. The Company is currently evaluating the applicability and materiality of the standard, but doesn't anticipate a material impact on the Company's consolidated financial statements.

2. REGULATORY MATTERS

General

IPL is subject to regulation by the IURC as to its services and facilities, the valuation of property, the construction, purchase, or lease of electric generating facilities, the classification of accounts, rates of depreciation, retail rates and charges, the issuance of securities (other than evidences of indebtedness payable less than twelve months after the date of issue), the acquisition and sale of some public utility properties or securities and certain other matters.

In addition, IPL is subject to the jurisdiction of the FERC with respect to short-term borrowing not regulated by the IURC, the sale of electricity at wholesale and the transmission of electric energy in interstate commerce, the classification of accounts, reliability standards, and the acquisition and sale of utility property in certain circumstances as provided by the Federal Power Act. As a regulated entity, IPL is required to use certain accounting methods prescribed by regulatory bodies which may differ from those accounting methods required to be used by unregulated entities.

IPL is also affected by the regulatory jurisdiction of the EPA at the federal level, and the IDEM at the state level. Other significant regulatory agencies affecting IPL include, but are not limited to, the NERC, the U.S. Department of Labor and the IOSHA.

Basic Rates and Charges

Our basic rates and charges represent the largest component of our annual revenues. Our basic rates and charges are determined after giving consideration, on a pro-forma basis, to all allowable costs for ratemaking purposes including a fair return on the fair value of the utility property used and useful in providing service to customers. These basic rates and charges are set and approved by the IURC after public hearings. Such proceedings, which have occurred at irregular intervals, involve IPL, the IURC, the Indiana Office of Utility Consumer Counselor, and other interested stakeholders. Pursuant to statute, the IURC is to conduct a periodic review of the basic rates and charges of all Indiana utilities at least once every four years, but the IURC has the authority to review the rates of any Indiana utility at any time. Once set, the basic rates and charges authorized do not assure the realization of a fair return on the fair value of property.

Our basic rates and charges were last adjusted in 1996; however, IPL filed a petition with the IURC on December 29, 2014, for authority to increase its basic rates and charges. IPL's proposed increase, filed as part of IPL's rebuttal testimony in this proceeding, is $63.3 million annually, or 5.3%. An order on this proceeding will likely be issued by the IURC early in 2016. The petition also includes requests to implement rate adjustment mechanisms for short-term recovery of fluctuations in the following costs: (1) capacity purchase costs; (2) off-systems sales margins; and (3) MISO non-fuel charges (MISO fuel charges are already included in the FAC rate mechanism as described below). No assurances can be given as to the timing or outcome of this proceeding. See “Rate Case and Downtown Underground Network Investigation” below for further details.

Our declining block rate structure generally provides for residential and commercial customers to be charged a lower per kWh rate at higher consumption levels. Therefore, as volumes increase, the weighted average price per kWh decreases. Numerous factors including, but not limited to, weather, inflation, customer growth and usage, the level of actual operating and maintenance expenditures, capital expenditures including those required by environmental regulations, fuel costs, generating unit availability and purchased power costs, can affect the return realized.

Rate Case and Downtown Underground Network Investigation

As discussed above, IPL filed a petition with the IURC on December 29, 2014, for authority to increase its basic rates and charges. In response to underground network incidents that occurred in the downtown Indianapolis area, the IURC issued an order on March 20, 2015 opening an investigation of our ongoing investment in, and operation and maintenance of, our network facilities. In 2015, the IURC combined this pending investigation with our petition filed in 2014 proposing to increase our basic rates and charges. The outcome of the rate case and/or downtown underground network investigation cannot be predicted.

FAC and Authorized Annual Jurisdictional Net Operating Income

IPL may apply to the IURC for a change in IPL’s fuel charge every three months to recover IPL’s estimated fuel costs, including the energy portion of purchased power costs, which may be above or below the levels included in IPL’s basic rates and charges. IPL must present evidence in each FAC proceeding that it has made every reasonable effort to acquire fuel and generate or purchase power or both so as to provide electricity to its retail customers at the lowest fuel cost reasonably possible.

Independent of the IURC’s ability to review basic rates and charges, Indiana law requires electric utilities under the jurisdiction of the IURC to meet operating expense and income test requirements as a condition for approval of requested changes in the FAC. Additionally, customer refunds may result if a utility’s rolling twelve-month operating income, determined at quarterly measurement dates, exceeds a utility’s authorized annual jurisdictional net operating income and there are not sufficient applicable cumulative net operating income deficiencies against which the excess rolling twelve-month jurisdictional net operating income can be offset.

ECCRA

IPL may apply to the IURC for approval of a rate adjustment known as the ECCRA every six months to recover costs to comply with certain environmental regulations applicable to IPL's generating stations. The total amount of IPL’s equipment approved for ECCRA recovery as of December 31, 2015 was $978 million. The jurisdictional revenue requirement that was approved by the IURC to be included in IPL’s rates for the six-month period from September 2015 through February 2016 was $82.0 million. During the years ended December 31, 2015, 2014 and 2013, we made environmental compliance expenditures of $252.2 million, $176.3 million, and $126.6 million, respectively. The vast majority of such costs are recoverable through our ECCRA filings.

DSM

In March 2014, legislation, referred to as the SEA 340, was approved that effectively ended the IURC’s energy efficiency targets established in a 2009 statewide Generic DSM Order. Although SEA 340 puts an end to established efficiency targets, IPL will continue to offer cost-effective energy efficiency and demand response programs as one of many resources to meet future demand for electricity.

In December 2014, we received approval from the IURC of our 2015-2016 DSM plan. The approval includes cost recovery on a set of DSM programs to be offered in 2015-2016 that is similar to the 2014 set of programs. Similar to the current DSM framework, we are eligible to receive performance incentives dependent upon the level of success of the programs. Additionally, we were granted authority to record a regulatory asset for recovery in a future base rate case proceeding for lost margins which result from decreased kWh related to implementation of these DSM programs.

In May 2015, SEA 412 became law in Indiana. Among other things, SEA 412 requires the IURC to adopt rules regarding the submission of an integrated resource plan. The IURC rulemaking required by SEA 412 is currently in progress. SEA 412 also requires certain electricity suppliers to submit energy efficiency plans to the IURC at least once every three years.

Wind and Solar Power Purchase Agreements

We are committed under a power purchase agreement to purchase all wind-generated electricity through 2029 from a wind project in Indiana. We are also committed under another agreement to purchase all wind-generated electricity for 20 years from a project in Minnesota. The Indiana project has a maximum output capacity of approximately 100 MW. The Minnesota project, which began commercial operation in October 2011, has a maximum output capacity of approximately 200 MW. In addition, we have 97 MW of solar-generated electricity in our service territory under long-term contracts in 2016, of which 95 MW was in operation as of December 31, 2015. We have authority from the IURC to recover the costs for all of these agreements through an adjustment mechanism administered within the FAC.

MISO Transmission Expansion Cost Sharing

MISO transmission system owner members including IPL share the costs of transmission expansion projects with other MISO transmission system owner members after such projects are approved by the MISO board of directors. As required by FERC, IPL participates in a regional transmission planning process with MISO and other MISO transmission providers to produce a regional transmission plan. Upon approval by the MISO board of directors the transmission system owner members must make a good faith effort to build and/or pay for the approved projects they submitted. Costs allocated to IPL for the projects of other transmission system owner members are collected by MISO per their tariff. These charges are difficult to estimate and amounted to $12.1 million in 2015. It is probable, but not certain, that these costs will be recovered through IPL's tariff, subject to IURC approval. Through December 31, 2015, we have deferred as a long-term regulatory asset $19.7 million of MISO transmission expansion costs.

3.  UTILITY PLANT IN SERVICE

The original cost of utility plant in service segregated by functional classifications follows:

	As of December 31,
	2015	2014
	(In Thousands)
Production	$3,111,674	$2,862,579
Transmission	293,767	268,594
Distribution	1,371,029	1,323,190
General plant	216,124	203,660
Total utility plant in service	$4,992,594	$4,658,023

Substantially all of IPL’s property is subject to a $1,283.5 million direct first mortgage lien, as of December 31, 2015, securing IPL’s first mortgage bonds. Property under capital leases as of December 31, 2015 and 2014 was insignificant. Total non-contractually or legally required removal costs of utility plant in service at December 31, 2015 and 2014 were $673.8 million and $636.8 million, respectively; and total contractually or legally required removal costs of utility plant in service at December 31, 2015 and 2014 were $59.0 million and $59.1 million, respectively. Please see “– ARO” below for further information.

IPL anticipates material additional costs to comply with various pending and final federal legislation and regulations and it is IPL’s intent to seek recovery of any additional costs. The majority of the expenditures for construction projects designed to reduce SO2 and mercury emissions are recoverable from jurisdictional retail customers as part of IPL’s CCT projects; however, since jurisdictional retail rates are subject to regulatory approval, there can be no assurance that all costs will be recovered in rates.

ARO

ASC 410 “Asset Retirement and Environmental Obligations” addresses financial accounting and reporting for legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation. A legal obligation for purposes of ASC 410 is an obligation that a party is required to settle as a result of an existing law, statute, ordinance, written or oral contract or the doctrine of promissory estoppel.

IPL’s ARO relates primarily to environmental issues involving asbestos, ash ponds, landfills and miscellaneous contaminants associated with its generating plants, transmission system and distribution system. The following is a reconciliation of the ARO legal liability year end balances:

	2015	2014
	(In Millions)
Balance as of January 1	$59.1	$41.4
Liabilities incurred	0.6	—
Liabilities settled	(2.5)	—
Revisions in estimated cash flows	(1.3)	15.4
Accretion expense	3.1	2.3
Balance as of December 31	$59.0	$59.1

As of December 31, 2015 and 2014, IPL did not have any assets that are legally restricted for settling its ARO liability.

4. FAIR VALUE

The fair value of financial assets and liabilities approximate their reported carrying amounts. The estimated fair values of the Company's assets and liabilities have been determined using available market information. As these amounts are estimates and based on hypothetical transactions to sell assets or transfer liabilities, the use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Fair Value Hierarchy and Valuation Techniques

ASC 820 defined and established a framework for measuring fair value and expands disclosures about fair value measurements for financial assets and liabilities that are adjusted to fair value on a recurring basis and/or financial assets and liabilities that are measured at fair value on a nonrecurring basis, which have been adjusted to fair value during the period. In accordance with ASC 820, we have categorized our financial assets and liabilities that are adjusted to fair value, based on the priority of the inputs to the valuation technique, following the three-level fair value hierarchy prescribed by ASC 820 as follows:

Level 1 - unadjusted quoted prices for identical assets or liabilities in an active market;

Level 2 - inputs from quoted prices in markets where trading occurs infrequently or quoted prices of instruments with similar attributes in active markets; and

Level 3 - unobservable inputs reflecting management’s own assumptions about the inputs used in pricing the asset or liability.

Whenever possible, quoted prices in active markets are used to determine the fair value of our financial instruments. Our financial instruments are not held for trading or other speculative purposes. The estimated fair value of financial instruments has been determined by using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that we could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

FTRs

In connection with IPL’s participation in MISO, in the second quarter of each year IPL is granted financial instruments that can be converted into cash or FTRs based on IPL’s forecasted peak load for the period. FTRs are used in the MISO market to hedge IPL’s exposure to congestion charges, which result from constraints on the transmission system. IPL converts all of these financial instruments into FTRs. IPL’s FTRs are valued at the cleared auction prices for FTRs in MISO’s annual auction. Because of the infrequent nature of this valuation, the fair value assigned to the FTRs is considered a Level 3 input under the fair value hierarchy required by ASC 820. An offsetting regulatory liability has been recorded as these revenues or costs will be flowed through to customers through the FAC. As such, there is no impact on our Consolidated Statements of Income.

Other Financial Liabilities

As of December 31, 2015 and 2014, all of IPALCO's financial assets or liabilities measured at fair value on a recurring basis were considered Level 3, based on the fair value hierarchy.

Summary

The fair value of assets and liabilities at December 31, 2015 measured on a recurring basis and the respective category within the fair value hierarchy for IPALCO was determined as follows:

Assets and Liabilities at Fair Value
		Level 1	Level 2	Level 3
	Fair value at December 31, 2015	Based on quoted market prices in active markets	Other observable inputs	Unobservable inputs
	(In Thousands)
Financial assets:
Financial transmission rights	$4,150	$—	$—	$4,150
Total financial assets measured at fair value	$4,150	$—	$—	$4,150
Financial liabilities:
Other derivative liabilities	$121	$—	$—	$121
Total financial liabilities measured at fair value	$121	$—	$—	$121

The fair value of assets and liabilities at December 31, 2014 measured on a recurring basis and the respective category within the fair value hierarchy for IPALCO was determined as follows:

Assets and Liabilities at Fair Value
		Level 1	Level 2	Level 3
	Fair value at December 31, 2014	Based on quoted market prices in active markets	Other observable inputs	Unobservable inputs
	(In Thousands)
Financial assets:
Financial transmission rights	$6,235	$—	$—	$6,235
Total financial assets measured at fair value	$6,235	$—	$—	$6,235
Financial liabilities:
Other derivative liabilities	$140	$—	$—	$140
Total financial liabilities measured at fair value	$140	$—	$—	$140

The following table sets forth a reconciliation of financial instruments, measured at fair value on a recurring basis, classified as Level 3 in the fair value hierarchy  (note, amounts in this table indicate carrying values, which approximate fair values):

Derivative Financial Instruments, net Liability
(In Thousands)
Balance at January 1, 2014	$4,133
Unrealized gain recognized in earnings	16
Issuances	15,710
Settlements	(13,764)
Balance at December 31, 2014	$6,095
Unrealized gain recognized in earnings	47
Issuances	13,281
Settlements	(15,394)
Balance at December 31, 2015	$4,029

Non-Recurring Fair Value Measurements

ASC 410 “Asset Retirement and Environmental Obligations” addresses financial accounting and reporting for legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation. A legal obligation for purposes of ASC 410 is an obligation that a party is required to settle as a result of an existing law, statute, ordinance, written or oral contract or the doctrine of promissory estoppel. IPL’s ARO liabilities relate primarily to environmental issues involving asbestos-containing materials, ash ponds, landfills and miscellaneous contaminants associated with its generating plants, transmission system and distribution system. We use the cost approach to determine the fair value of IPL’s ARO liabilities, which is estimated by discounting expected cash outflows to their present value at the initial recording of the liabilities. Cash outflows are based on the approximate future disposal costs as determined by market information, historical information or other management estimates. These inputs to the fair value of the ARO liabilities would be considered Level 3 inputs under the fair value hierarchy. As of December 31, 2015 and 2014, ARO liabilities were $59.0 million and $59.1 million, respectively. See Note 3, “Utility Plant in Service,” for a rollforward of the ARO liability.

Financial Instruments not Measured at Fair Value in the Consolidated Balance Sheets

Debt

The fair value of our outstanding fixed-rate debt has been determined on the basis of the quoted market prices of the specific securities issued and outstanding. In certain circumstances, the market for such securities was inactive and therefore the valuation was adjusted to consider changes in market spreads for similar securities. Accordingly, the purpose of this disclosure is not to approximate the value on the basis of how the debt might be refinanced.

The following table shows the face value and the fair value of fixed-rate and variable-rate indebtedness (Level 2) for the periods ending:

	December 31, 2015		December 31, 2014
	Face Value	Fair Value	Face Value	Fair Value
	(In Millions)
Fixed-rate	$2,088.4	$2,225.3	$1,955.3	$2,231.2
Variable-rate	256.9	256.9	50.0	50.0
Total indebtedness	$2,345.3	$2,482.2	$2,005.3	$2,281.2

The difference between the face value and the carrying value of this indebtedness represents unamortized discounts of $4.6 million and $4.3 million at December 31, 2015 and 2014, respectively.

5. REGULATORY ASSETS AND LIABILITIES

Regulatory assets represent deferred costs or credits that have been included as allowable costs or credits for ratemaking purposes. IPL has recorded regulatory assets or liabilities relating to certain costs or credits as authorized by the IURC or established regulatory practices in accordance with ASC 980. IPL is amortizing non tax‑related regulatory assets to expense over periods ranging from 1 to 35 years. Tax-related regulatory assets represent the net income tax costs to be considered in future regulatory proceedings generally as the tax-related amounts are paid.

The amounts of regulatory assets and regulatory liabilities at December 31 are as follows:

	2015	2014	Recovery Period
	(In Thousands)
Regulatory Assets
Current:
Environmental projects	$8,002	$93	Through 2016(1)
Total current regulatory assets	$8,002	$93
Long-term:
Unrecognized pension and other
postretirement benefit plan costs	$226,889	$229,590	Various
Income taxes recoverable through rates	35,765	31,335	Various
Deferred MISO costs	128,610	110,500	To be determined(2)
Unamortized Petersburg Unit 4 carrying
charges and certain other costs	11,248	12,302	Through 2026(1) (3)
Unamortized reacquisition premium on debt	23,268	24,585	Over remaining life of debt
Environmental projects	16,876	7,671	Through 2021(1)
Other miscellaneous	5,544	3,210	To be determined(2)
Total long-term regulatory assets	$448,200	$419,193
Total regulatory assets	$456,202	$419,286
Regulatory Liabilities
Current:
Deferred fuel	$19,746	$17,837	Through 2016(1)
FTRs	4,150	6,235	Through 2016(1)
DSM program costs	4,273	2,001	Through 2016(1)
Environmental projects	—	1,870	Through 2016(1)
Total current regulatory liabilities	$28,169	$27,943
Long-term:
ARO and accrued asset removal costs	$637,065	$607,628	Not Applicable
Unamortized investment tax credit	2,451	3,289	Through 2021
Total long-term regulatory liabilities	$639,516	$610,917
Total regulatory liabilities	$667,685	$638,860

(1)	Recovered (credited) per specific rate orders

(2)	Recovery is probable but timing not yet determined

(3)	Recovered with a current return

Deferred Fuel

Deferred fuel costs are a component of current regulatory assets and are expected to be recovered through future FAC proceedings. IPL records deferred fuel in accordance with standards prescribed by the FERC. The deferred fuel adjustment is the result of variances between estimated fuel and purchased power costs in IPL’s FAC and actual fuel and purchased power costs. IPL is generally permitted to recover underestimated fuel and purchased power costs in future rates through the FAC proceedings and therefore the costs are deferred when incurred and amortized into fuel expense in the same period that IPL’s rates are adjusted to reflect these costs.

Deferred fuel was a regulatory liability of $19.7 million and $17.8 million as of December 31, 2015 and 2014, respectively. The deferred fuel liability increased $1.9 million in 2015 as a result of IPL charging more for fuel than our actual costs to our jurisdictional customers.

Unrecognized Pension and Postretirement Benefit Plan Costs

In accordance with ASC 715 “Compensation – Retirement Benefits” and ASC 980, we recognize a regulatory asset equal to the unrecognized actuarial gains and losses and prior service costs. Pension expenses are recorded based on the benefit plan’s actuarially determined pension liability and associated level of annual expenses to be recognized. The other postretirement benefit plan’s deferred benefit cost is the excess of the other postretirement benefit liability over the amount previously recognized.

Income Taxes Recoverable Through Rates

This amount represents the portion of deferred income taxes that we believe will be recovered through future rates, based upon established regulatory practices, which permit the recovery of current taxes. Accordingly, this regulatory asset is offset by a deferred tax liability and is expected to be recovered, without interest, over the period underlying book-tax timing differences reverse and become current taxes.

Deferred MISO Costs

These consist of administrative costs for transmission services, transmission expansion cost sharing, and certain other operational and administrative costs from the MISO market. IPL received orders from the IURC that granted authority for IPL to defer such costs and seek recovery in a future basic rate case. Recovery of these costs is believed to be probable, but not certain. See Note 2, “Regulatory Matters.”

ARO and Accrued Asset Removal Costs

In accordance with ASC 410 and ASC 980, IPL recognizes the cost of removal component of its depreciation reserve that does not have an associated legal retirement obligation as a deferred liability. This amount is net of the portion of legal ARO costs that is currently being recovered in rates.

6. EQUITY

Equity Transactions

On December 15, 2014, AES announced that it entered into an agreement with CDPQ, a long-term institutional investor headquartered in Quebec, Canada.  Pursuant to the agreement, on February 11, 2015 CDPQ purchased from AES 15% of AES U.S. Investments and 100 shares of IPALCO’s common stock were issued to CDPQ. In addition, CDPQ agreed to invest approximately $349 million in IPALCO through 2016 (of which $214.4 million has been contributed through December 31, 2015), in exchange for a 17.65% equity stake, funding existing growth and environmental projects at IPL.

After completion of these transactions, CDPQ’s direct and indirect interests in IPALCO will total approximately 30%, AES will own 85% of AES U.S. Investments, and AES U.S. Investments will own 82.35% of IPALCO.  There will be no significant change in management or operational control of AES U.S. Investments, IPALCO or IPL as a result of these transactions.

In connection with the initial closing under the agreement, CDPQ, AES U.S. Investments, and IPALCO entered into a Shareholders’ Agreement. The Shareholders’ Agreement established the general framework governing the relationship between and among CDPQ and AES U.S. Investments, and their respective successors and transferees, as shareholders of IPALCO. Pursuant to the Shareholders’ Agreement, the board of directors of IPALCO will initially consist of 11 directors, two nominated by CDPQ and 9 nominated by AES U.S. Investments. The Shareholders’ Agreement contains restrictions on IPALCO making certain major decisions without the prior affirmative vote of a majority of the board of directors of IPALCO. In addition, for so long as CDPQ holds at least 5% of IPALCO’s common shares, CDPQ will have review and consultation rights with respect to certain actions of IPALCO. Certain transfer restrictions and other transfer rights apply to CDPQ and AES U.S. Investments under the Shareholders’ Agreement, including certain rights of first offer, drag along rights, tag along rights, put rights and rights of first refusal.

On February 11, 2015, in connection with the initial closing under the Subscription Agreement and the entry into the Shareholders’ Agreement, IPALCO submitted the Third Amended and Restated Articles of Incorporation for filing with the Indiana Secretary of State, as approved and adopted by the IPALCO Board. The purpose of the Third Amended and Restated Articles of Incorporation is to amend, among other things, Article VI of the Second Amended and Restated Articles of Incorporation of IPALCO in order to effectuate changes to the size and composition of the IPALCO Board in furtherance of the terms and conditions of the IPALCO Shareholder’s Agreement.

Paid In Capital and Capital Stock

On June 27, 2014, and July 31, 2013, IPALCO received equity capital contributions of $106.4 million and $49.1 million, respectively, from AES for funding needs related to IPL’s environmental and replacement generation projects. IPALCO then made the same equity capital contributions to IPL.

On April 1, 2015, IPALCO issued and sold 11,818,828 shares of IPALCO's common stock to CDPQ for $214.4 million for funding needs primarily related to IPL's environmental construction program. IPALCO then made the same investment in IPL. As a result of this transaction, CDPQ's direct ownership interest in IPALCO is 11.6% and CDPQ's combined direct and indirect ownership interest in IPALCO is 24.9%.

There have been no changes to IPALCO’s capital stock balances during the three years ended December 31, 2015.

Dividend Restrictions

IPL’s mortgage and deed of trust and its amended articles of incorporation contain restrictions on IPL’s ability to issue certain securities or pay cash dividends. So long as any of the several series of bonds of IPL issued under its mortgage remains outstanding, and subject to certain exceptions, IPL is restricted in the declaration and payment of dividends, or other distribution on shares of its capital stock of any class, or in the purchase or redemption of such shares, to the aggregate of its net income, as defined in the mortgage, after December 31, 1939. The amount which these mortgage provisions would have permitted IPL to declare and pay as dividends at December 31, 2015, exceeded IPL’s retained earnings at that date. In addition, pursuant to IPL’s articles, no dividends may be paid or accrued and no other distribution may be made on IPL’s common stock unless dividends on all outstanding shares of IPL preferred stock have been paid or declared and set apart for payment.

IPL is also restricted in its ability to pay dividends if it is in default under the terms of its Credit Agreement and its unsecured notes, which could happen if IPL fails to comply with certain covenants. These covenants, among other things, require IPL to maintain a ratio of total debt to total capitalization not in excess of 0.65 to 1, in order to pay dividends. As of December 31, 2015 and as of the filing of this report, IPL was in compliance with all covenants and no event of default existed.

Cumulative Preferred Stock

IPL has five separate series of cumulative preferred stock. Holders of preferred stock are entitled to receive dividends at rates per annum ranging from 4.0% to 5.65%. During each year ended December 31, 2015, 2014 and 2013, total preferred stock dividends declared were $3.2 million. Holders of preferred stock are entitled to two votes per share for IPL matters, and if four full quarterly dividends are in default on all shares of the preferred stock then outstanding, they are entitled to elect the smallest number of IPL directors to constitute a majority of IPL’s board of directors. Based on the preferred stockholders’ ability to elect a majority of IPL’s board of directors in this circumstance, the redemption of the preferred shares is considered to be not solely within the control of the issuer and the preferred stock was considered temporary equity and presented in the mezzanine level of the audited consolidated balance sheets in accordance with the relevant accounting guidance for non-controlling interests and redeemable securities. IPL has issued and outstanding 500,000 shares of 5.65% preferred stock, which are now redeemable at par value, subject to certain restrictions, in whole or in part. Additionally, IPL has 91,353 shares of preferred stock which are redeemable solely at the option of IPL and can be redeemed in whole or in part at any time at specific call prices.

At December 31, 2015, 2014 and 2013, preferred stock consisted of the following:

	December 31, 2015		December 31,
	Shares Outstanding	Call Price	2015	2014	2013
			Par Value, plus premium, if applicable
			(In Thousands)
Cumulative $100 par value,
authorized 2,000,000 shares
4% Series	47,611	$118.00	$5,410	$5,410	$5,410
4.2% Series	19,331	103.00	1,933	1,933	1,933
4.6% Series	2,481	103.00	248	248	248
4.8% Series	21,930	101.00	2,193	2,193	2,193
5.65% Series	500,000	100.00	50,000	50,000	50,000
Total cumulative preferred stock	591,353		$59,784	$59,784	$59,784

7.  DEBT

Long-Term Debt

The following table presents our long-term debt:

		December 31,
Series	Due	2015	2014
		(In Thousands)
IPL first mortgage bonds (see below):
4.90% (1)	January 2016	$—	$30,000
4.90% (1)	January 2016	—	41,850
4.90% (1)	January 2016	—	60,000
5.40% (2)	August 2017	24,650	24,650
3.875% (1)	August 2021	55,000	55,000
3.875% (1)	August 2021	40,000	40,000
4.55% (1)	December 2024	40,000	40,000
6.60%	January 2034	100,000	100,000
6.05%	October 2036	158,800	158,800
6.60%	June 2037	165,000	165,000
4.875%	November 2041	140,000	140,000
4.65%	June 2043	170,000	170,000
4.50%	June 2044	130,000	130,000
4.70%	September 2045	260,000	—
Unamortized discount – net		(4,242)	(2,940)
Total IPL first mortgage bonds		1,279,208	1,152,360
IPL unsecured debt:
Variable (3)	December 2020	30,000	—
Variable (3)	December 2020	60,000	—
Total IPL unsecured debt		90,000	—
Total Long-term Debt – IPL		1,369,208	1,152,360
Long-term Debt – IPALCO:
7.25% Senior Secured Notes	April 2016	—	400,000
5.00% Senior Secured Notes	May 2018	400,000	400,000
3.45% Senior Secured Notes	July 2020	405,000	—
Unamortized discount – net		(371)	(1,347)
Total Long-term Debt – IPALCO		804,629	798,653
Total Consolidated IPALCO Long-term Debt		2,173,837	1,951,013
Less: Current Portion of Long-term Debt		—	—
Net Consolidated IPALCO Long-term Debt		$2,173,837	$1,951,013

(1)	First mortgage bonds are issued to the Indiana Finance Authority, to secure the loan of proceeds from the tax-exempt bonds issued by the Indiana Finance Authority.

(2)	First mortgage bonds are issued to the city of Petersburg, Indiana, to secure the loan proceeds from various tax-exempt instruments issued by the city.

(3)
Unsecured notes are issued to the Indiana Finance Authority by IPL to facilitate the loan of proceeds from various tax-exempt notes issued by the Indiana Finance Authority. The notes have a final maturity date of December 2038, but are subject to a mandatory put in December 2020.

Debt Maturities

Maturities on long-term indebtedness subsequent to December 31, 2015, are as follows:

Year	Amount
(In Thousands)
2016	$—
2017	24,650
2018	400,000
2019	—
2020	495,000
Thereafter	1,258,800
Total	$2,178,450

Significant Transactions

IPL First Mortgage Bonds

The mortgage and deed of trust of IPL, together with the supplemental indentures thereto, secure the first mortgage bonds issued by IPL. Pursuant to the terms of the mortgage, substantially all property owned by IPL is subject to a first mortgage lien securing indebtedness of $1,283.5 million as of December 31, 2015. The IPL first mortgage bonds require net earnings as calculated thereunder be at least two and one-half times the annual interest requirements before additional bonds can be authenticated on the basis of property additions. IPL was in compliance with such requirements as of December 31, 2015.

In June 2013, IPL issued $170 million aggregate principal amount of first mortgage bonds, 4.65% Series, due June 2043. Net proceeds from this offering were approximately $167.9 million, after deducting the initial purchasers’ discounts, fees and expenses for the offering payable by IPL. The net proceeds from the offering were used in June 2013 to finance the redemption of $110 million aggregate principal amount of IPL first mortgage bonds, 6.30% Series, due July 2013, and to pay related fees, expenses and applicable redemption prices. We used all remaining proceeds to finance a portion of our environmental construction program and for other general corporate purposes.

In June 2014, IPL issued $130 million aggregate principal amount of first mortgage bonds, 4.50% Series, due June 2044. Net proceeds from this offering were approximately $126.8 million, after deducting the initial purchasers’ discounts, fees and expenses for the offering payable by IPL. The net proceeds from the offering were used: (i) to finance a portion of IPL’s construction program; (ii) to finance a portion of IPL’s capital costs related to environmental and replacement generation projects; and (iii) for other general corporate purposes.

In September 2015, IPL issued $260 million aggregate principal amount of first mortgage bonds, 4.70% Series, due September 2045, pursuant to Rule 144A and Regulation S under the Securities Act. Net proceeds from this offering were approximately $255.6 million, after deducting the initial purchasers’ discounts and fees and expenses for the offering payable by IPL. The net proceeds from the offering were used to finance a portion of IPL's construction program and capital costs related to environmental and replacement generation projects and for other general corporate purposes.

In December 2015, IPL refunded $131.9 million aggregate principal amount of first mortgage bonds, 4.90% Series, due January 2016 from the proceeds of unsecured notes with a syndication of banks. For further discussion, please see “– IPL Unsecured Notes” below.

IPL Unsecured Notes

In October 2015, IPL entered into an unsecured $91.9 million 364-day committed credit facility with a delayed draw feature at variable rates with a syndication of banks. It was drawn on in October and December 2015 to fund the October 2015 termination of IPL’s $50 million accounts receivable securitization program and to assist in the December 2015 refunding of $41.9 million of IPL's outstanding aggregate principal amount of 4.90% Environmental Facilities Refunding Revenue Bonds (Indianapolis Power & Light Company Project) Series 2009A due in January 2016. This agreement matures on October 14, 2016, and bears interest at variable rates as described in the credit agreement. This credit facility contain customary representations, warranties and covenants, including a leverage covenant consistent with the leverage covenant contained in IPL's Credit Agreement.

In December 2015, the Indiana Finance Authority issued on behalf of IPL an aggregate principal amount of $90 million of Environmental Facilities Refunding Revenue Notes due December 2038 (Indianapolis Power & Light Company Project). These unsecured notes were issued in two series: $30 million Series 2015A notes and $60 million 2015B notes. These notes were initially purchased by a syndication of banks who will hold the notes until the mandatory put date of December 22, 2020. The proceeds of the 2015A notes and the 2015B notes were loaned to IPL to assist it in refunding the $30 million Indiana Finance Authority Environmental Facilities Refunding Revenue Bonds (Indianapolis Power & Light Company Project) Series 2009B and $60 million Indiana Finance Authority Environmental Facilities Refunding Revenue Bonds (Indianapolis Power & Light Company Project) Series 2009C each series due January 1, 2016. These notes bear interest at a variable rate as described in the notes purchase and covenants agreement. The agreement contains customary representations, warranties and covenants, including a leverage covenant consistent with the leverage covenant contained in IPL's Credit Agreement.

IPALCO’s Senior Secured Notes

In June 2015, IPALCO completed the sale of the 2020 IPALCO Notes pursuant to Rule 144A and Regulation S under the Securities Act. The 2020 IPALCO Notes were issued pursuant to an Indenture dated June 25, 2015, by and between IPALCO and U.S. Bank, National Association, as trustee. The 2020 IPALCO Notes were priced to the public at 99.929% of the principal amount. Net proceeds to IPALCO were approximately $399.5 million after deducting underwriting costs and estimated offering expenses. These costs are being amortized to the maturity date using the effective interest method. We used the net proceeds from this offering to fund the purchase of the 2016 IPALCO Notes validly tendered and to pay for a related consent solicitation, to redeem any 2016 IPALCO Notes that remained outstanding after the completion of the tender, and to pay certain related fees, expenses and make-whole premiums. Of the 2016 IPALCO Notes outstanding, $366.5 million were tendered in June 2015. The remainder, $33.5 million, was redeemed in July 2015. An early tender premium was paid related to the tender offer and a redemption premium was paid related to the redemption of the 2016 IPALCO Notes. A loss on early extinguishment of debt of $22.1 million for the 2016 IPALCO Notes is included as a separate line item within “Other Income and (Deductions)” in the accompanying Consolidated Statements of Operations.

The 2020 IPALCO Notes are secured by IPALCO's pledge of all of the outstanding common stock of IPL. The lien on the pledged shares is shared equally and ratably with IPALCO's existing senior secured notes. IPALCO has entered into a Pledge Agreement Supplement with the Bank of New York Mellon Trust Company, N.A., as Collateral Agent, dated June 25, 2015, to the Pledge Agreement between IPALCO and The Bank of New York Mellon Trust Company, N.A., dated November 14, 2001, as supplemented by a Pledge Agreement Supplement dated April 15, 2008 and a Pledge Agreement Supplement dated May 18, 2011, each by IPALCO in favor of the Collateral Agent. IPALCO also agreed to register the 2020 IPALCO Notes under the Securities Act by filing an exchange offer registration statement or, under specified circumstances, a shelf registration statement with the SEC pursuant to a Registration Rights Agreement that IPALCO entered into with J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the initial purchasers of the 2020 IPALCO Notes. IPALCO filed its registration statement on Form S-4 with respect to the 2020 IPALCO Notes with the SEC on September 28, 2015, and this registration statement was declared effective on October 15, 2015. The exchange offer was completed on November 16, 2015.

The 2018 IPALCO Notes and 2020 IPALCO Notes are secured by IPALCO’s pledge of all of the outstanding common stock of IPL.

Line of Credit

IPL entered into an amendment and restatement of its 5-year $250 million revolving credit facility in May 2014, and a further amendment and extension of the credit facility on October 16, 2015 (the “Credit Agreement”) with a syndication of banks. This Credit Agreement is an unsecured committed line of credit to be used: (i) to finance capital expenditures; (ii) to refinance indebtedness under the existing credit agreement; (iii) to support working capital; and (iv) for general corporate purposes. This agreement matures on October 16, 2020, and bears interest at variable rates as described in the Credit Agreement. It includes an uncommitted $150 million accordion feature to provide IPL with an option to request an increase in the size of the facility at any time prior to October 16, 2019, subject to approval by the lenders. Prior to execution, IPL and IPALCO had existing general banking relationships with the parties in this agreement. As of December 31, 2015 and 2014, IPL had $75.0 million and $0 million in outstanding borrowings on the committed line of credit, respectively.

Restrictions on Issuance of Debt

All of IPL’s long-term borrowings must first be approved by the IURC and the aggregate amount of IPL’s short-term indebtedness must be approved by the FERC. IPL has approval from FERC to borrow up to $500 million of short-term indebtedness outstanding at any time through July 28, 2016. In December 2015, IPL received an order from the IURC granting IPL authority through December 31, 2018 to, among other things, issue up to $650 million in aggregate principal amount of long-term debt (inclusive of $260 million of first mortgage bonds issued in September 2015), refinance up to $196.5 million in existing indebtedness (inclusive of $90 million of unsecured notes issued in December 2015), have up to $500 million of long-term credit agreements and liquidity facilities outstanding at any one time, and, as an alternative to the sale of all or a portion of $65 million in principal amount of the long-term debt mentioned above, issue up to $65 million of new preferred stock. IPL also has restrictions on the amount of new debt that may be issued due to contractual obligations of AES and by financial covenant restrictions under our existing debt obligations. Under such restrictions, IPL is generally allowed to fully draw the amounts available on its credit facility, refinance existing debt and issue new debt approved by the IURC and issue certain other indebtedness.

Credit Ratings

Our ability to borrow money or to refinance existing indebtedness and the interest rates at which we can borrow money or refinance existing indebtedness are affected by our credit ratings. In addition, the applicable interest rates on IPL’s Credit Agreement and other unsecured notes (as well as the amount of certain other fees on the Credit Agreement and the 364-day unsecured notes) are dependent upon the credit ratings of IPL. Downgrades in the credit ratings of AES could result in IPL’s and/or IPALCO’s credit ratings being downgraded.

Accounts Receivable Securitization

IPL formed IPL Funding in 1996 as a special-purpose entity to purchase receivables originated by IPL pursuant to a receivables purchase agreement between IPL and IPL Funding. IPL Funding also entered into a sale facility as defined in the Receivables Sale Agreement, which matured as extended on October 24, 2012. At that time, the Purchasers replaced The Royal Bank of Scotland plc and Windmill Funding Corporation as Agent and Investor, respectively. On October 20, 2014, Citibank, as the sole Liquidity Provider, and CRC Funding entered into a Transfer Supplement pursuant to which Citibank assigned to CRC Funding, and CRC Funding assumed, all of Citibank’s Commitment and Purchase Interest, and accordingly, CRC Funding was both the Investor and a Liquidity Provider, referred to as the “Purchaser.”

Pursuant to the terms of the Receivables Sale Agreement, the Purchasers agree to purchase from IPL Funding, on a revolving basis, interests in the pool of receivables purchased from IPL up to the lesser of (1) an amount determined pursuant to the sale facility that took into account certain eligibility requirements and reserves relating to the receivables, or (2) $50 million. That amount was $0 million and $50 million as of December 31, 2015 and 2014, respectively. As collections reduce accounts receivable included in the pool, IPL Funding sells ownership interests in additional receivables acquired from IPL to return the ownership interests sold to the maximum amount permitted by the sale facility. IPL Funding is included in the Consolidated Financial Statements of IPALCO.

On October 16, 2015, IPL closed on a new unsecured $91.9 million 364-day committed credit facility with a syndication of banks. The first $50 million of the term loan was drawn at closing to fund the October 19, 2015 termination of IPL's $50 million accounts receivable securitization program. Please see “– IPL Unsecured Notes” above for details.

8. INCOME TAXES

IPALCO follows a policy of comprehensive interperiod income tax allocation. Investment tax credits related to utility property have been deferred and are being amortized over the estimated useful lives of the related property.

AES files federal and state income tax returns which consolidate IPALCO and its subsidiaries. Under a tax sharing agreement with AES, IPALCO is responsible for the income taxes associated with its own taxable income and records the provision for income taxes as if IPALCO and its subsidiaries each filed separate income tax returns. IPALCO is no longer subject to U.S. or state income tax examinations for tax years through March 27, 2001, but is open for all subsequent periods.

On March 25, 2014, the State of Indiana amended Indiana Code 6-3-2-1 through Senate Bill 001, which phases in an additional 1.6% reduction to the state corporate income tax rate that was initially being reduced by 2%. While the statutory state income tax rate remained at 6.75% for the calendar year 2015, the deferred tax balances were adjusted according to the anticipated reversal of temporary differences.  The change in required deferred taxes on plant and plant-related temporary differences resulted in a reduction to the associated regulatory asset of $1.0 million. The change in required deferred taxes on non-property related temporary differences which are not probable to cause a reduction in future base customer rates resulted in a tax benefit of $0.4 million.

On September 13, 2013, the Internal Revenue Service released final regulations addressing the acquisition, production and improvement of tangible property and proposed regulations addressing the disposition of property. These regulations replace previously issued temporary regulations and are effective for tax years beginning on or after January 1, 2014. IPL management has opted to fully implement the new regulations effective with its 2014 income tax return. IPL has recorded the tax effect of a $245.9 million favorable Internal Revenue Code Section 481(a) adjustment to its balance sheet as a result of the regulations. This amount represents the cumulative effective of accelerated deductions related to repairs of tangible property through December 31, 2013. The adjustment does not impact the income statement.

Internal Revenue Code Section 199 permits taxpayers to claim a deduction from taxable income attributable to certain domestic production activities. IPL’s electric production activities qualify for this deduction. Beginning in 2010 and thereafter, the deduction is equal to 9% of the taxable income attributable to qualifying production activity. There was no tax benefit associated with the Internal Revenue Code Section 199 domestic production deduction for tax years 2015 and 2014, primarily due to the election of the final tangible property regulations. The tax benefit associated with tax year 2013 was $3.7 million.

In 2015, IPALCO elected to early adopt ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes,” under the prospective method. To simplify presentation of deferred income taxes, ASU 2015-17 requires that deferred tax liabilities and assets be classified as non-current in a statement of financial position, removing the previous requirement to report both current and non-current deferred tax liabilities and assets separately. By early adopting under the prospective method, previous reporting periods have not been retrospectively adjusted.

Income Tax Provision

Federal and state income taxes charged to income are as follows:

	2015	2014	2013
	(In Thousands)
Charged to utility operating expenses:
Current income taxes:
Federal	$18,661	$944	$53,937
State	5,758	110	15,191
Total current income taxes	24,419	1,054	69,128
Deferred income taxes:
Federal	29,165	58,114	(8,048)
State	5,019	12,498	(1,031)
Total deferred income taxes	34,184	70,612	(9,079)
Net amortization of investment credit	(1,319)	(1,431)	(1,501)
Total charge to utility operating expenses	57,284	70,235	58,548
Charged to other income and deductions:
Current income taxes:
Federal	(18,661)	(459)	(16,909)
State	(5,758)	(5)	(4,193)
Total current income taxes	(24,419)	(464)	(21,102)
Deferred income taxes:
Federal	(2,573)	(18,082)	246
State	1,274	(3,645)	50
Total deferred income taxes	(1,299)	(21,727)	296
Net provision to other income and deductions	(25,718)	(22,191)	(20,806)
Total federal and state income tax provisions	$31,566	$48,044	$37,742

Effective and Statutory Rate Reconciliation

The provision for income taxes (including net investment tax credit adjustments) is different than the amount computed by applying the statutory tax rate to pretax income. The reasons for the difference, stated as a percentage of pretax income, are as follows:

	2015	2014	2013
Federal statutory tax rate	35.0%	35.0%	35.0%
State income tax, net of federal tax benefit	4.7%	4.8%	6.7%
Amortization of investment tax credits	(1.5)%	(1.2)%	(1.5)%
Preferred dividends of subsidiary	1.3%	0.9%	1.1%
Depreciation flow through and amortization	(0.3)%	(0.3)%	(0.3)%
Additional funds used during construction - equity	(3.5)%	(0.3)%	0.6%
Manufacturers’ Production Deduction (Sec. 199)	—%	—%	(3.8)%
Other – net	0.2%	0.2%	0.5%
Effective tax rate	35.9%	39.1%	38.3%

Deferred Income Taxes

The significant items comprising IPALCO’s net accumulated deferred tax liability recognized on the audited Consolidated Balance Sheets as of December 31, 2015 and 2014, are as follows:

	2015	2014
	(In Thousands)
Deferred tax liabilities:
Relating to utility property, net	$541,369	$539,318
Regulatory assets recoverable through future rates	178,187	161,697
Other	11,768	14,211
Total deferred tax liabilities	731,324	715,226
Deferred tax assets:
Investment tax credit	1,507	2,019
Regulatory liabilities including ARO	260,555	247,118
Employee benefit plans	38,159	45,091
Net operating loss	23,161	51,364
Other	10,548	10,289
Total deferred tax assets	333,930	355,881
Net deferred tax liability	397,394	359,345
Less: deferred tax asset - current	—	(61,782)
Deferred income taxes – net	$397,394	$421,127

Uncertain Tax Positions

The following is a reconciliation of the beginning and ending amounts of unrecognized tax benefits for the years ended December 31, 2015, 2014 and 2013:

	2015	2014	2013
	(In Thousands)
Unrecognized tax benefits at January 1	$7,042	$6,734	$6,138
Gross increases – current period tax positions	962	975	986
Gross decreases – prior period tax positions	(857)	(667)	(390)
Unrecognized tax benefits at December 31	$7,147	$7,042	$6,734

The unrecognized tax benefits at December 31, 2015 represent tax positions for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. Because of the impact of deferred tax accounting, other than interest and penalties, the timing of the deductions will not affect the annual effective tax rate but would accelerate the tax payments to an earlier period.

Tax-related interest expense and income is reported as part of the provision for federal and state income taxes. Penalties, if incurred, would also be recognized as a component of tax expense. There are no interest or penalties applicable to the periods contained in this report.

9. BENEFIT PLANS

Defined Contribution Plans

All of IPL’s employees are covered by one of two defined contribution plans, the Thrift Plan or the RSP:

The Thrift Plan

Approximately 84% of IPL’s active employees are covered by the Thrift Plan, a qualified defined contribution plan. All union new hires are covered under the Thrift Plan. Participants elect to make contributions to the Thrift Plan based on a percentage of their base compensation. Each participant’s contribution is matched up to certain thresholds of base compensation. The IBEW clerical-technical union new hires receive an annual lump sum company contribution into the Thrift Plan in addition to the company match. Employer contributions to the Thrift Plan were $3.1 million, $3.0 million and $3.0 million for 2015, 2014 and 2013, respectively.

The RSP

Approximately 16% of IPL’s active employees are covered by the RSP, a qualified defined contribution plan containing a profit sharing component. All non-union new hires are covered under the RSP. Participants elect to make contributions to the RSP based on a percentage of their taxable compensation. Each participant’s contribution is matched in amounts up to, but not exceeding, 5% of the participant’s taxable compensation. In addition, the RSP has a profit sharing component whereby IPL contributes a percentage of each employee’s annual salary into the plan on a pre-tax basis. The profit sharing percentage is determined by the AES board of directors on an annual basis. Employer payroll-matching and profit sharing contributions (by IPL) relating to the RSP were $0.3 million, $1.5 million and $1.8 million for 2015, 2014 and 2013, respectively. The decrease in the 2015 net contributions is a result of truing up prior year estimated profit sharing contributions.

Defined Benefit Plans

Approximately 77% of IPL’s active employees are covered by the qualified Defined Benefit Pension Plan; while approximately 7% of active employees are IBEW clerical-technical unit employees who are only eligible for the Thrift Plan, which is a defined contribution plan. The remaining 16% of active employees are covered by the RSP. The RSP is a qualified defined contribution plan containing a profit sharing component. All non-union new hires are covered under the RSP, while IBEW physical unit union new hires are covered under the Defined Benefit Pension Plan and Thrift Plan. The IBEW clerical-technical unit new hires are no longer covered under the Defined Benefit Pension Plan but do receive an annual lump sum company contribution into the Thrift Plan, in addition to the company match. The Defined Benefit Pension Plan is noncontributory and is funded by IPL through a trust. Effective April 1, 2015, benefits for non-union participants in the Defined Benefit Pension Plan are based on salary and years of service. Benefits for eligible union participants are based on each individual employee's pension band and years of service as opposed to their compensation. Pension bands are based primarily on job duties and responsibilities.

Additionally, a small group of former officers and their surviving spouses are covered under a funded non-qualified Supplemental Retirement Plan. The total number of participants in the plan as of December 31, 2015 was 24. The plan is closed to new participants.

IPL also provides postretirement health care benefits to certain active or retired employees and the spouses of certain active or retired employees. Approximately 171 active employees and 27 retirees (including spouses) were receiving such benefits or entitled to future benefits as of January 1, 2015. The plan is unfunded. These postretirement health care benefits and the related obligation were not material to the consolidated financial statements in the periods covered by this report.

The following table presents information relating to the Pension Plans:

	Pension benefits as of December 31,
	2015	2014
	(In Thousands)
Change in benefit obligation:
Projected benefit obligation at January 1	$748,421	$650,713
Service cost	8,314	7,231
Interest cost	29,638	31,154
Actuarial (gain) loss	(31,989)	90,693
Amendments (primarily increases in pension bands)	5,409	1,233
Settlements	(395)	—
Benefits paid	(35,511)	(32,603)
Projected benefit obligation at December 31	723,887	748,421
Change in plan assets:
Fair value of plan assets at January 1	657,239	561,586
Actual return on plan assets	1,074	74,147
Employer contributions	25,166	54,109
Settlements	(395)	—
Benefits paid	(35,511)	(32,603)
Fair value of plan assets at December 31	647,573	657,239
Unfunded status	$(76,314)	$(91,182)
Amounts recognized in the statement of financial position:
Noncurrent liabilities	$(76,314)	$(91,182)
Net amount recognized at end of year	$(76,314)	$(91,182)
Sources of change in regulatory assets (1):
Prior service cost arising during period	$5,409	$1,233
Net loss arising during period	11,757	58,439
Amortization of prior service cost	(4,867)	(4,853)
Amortization of loss	(14,096)	(9,710)
Total recognized in regulatory assets (1)	$(1,797)	$45,109
Amounts included in regulatory assets (1):
Net loss	$209,252	$211,592
Prior service cost	25,842	25,299
Total amounts included in regulatory assets	$235,094	$236,891

(1) Represents amounts included in regulatory assets yet to be recognized as components of net prepaid (accrued) benefit costs.

Information for Pension Plans with a projected benefit obligation in excess of plan assets

	Pension benefits as of December 31,
	2015	2014
	(In Thousands)
Benefit obligation	$723,887	$748,421
Plan assets	647,573	657,239
Benefit obligation in excess of plan assets	$76,314	$91,182

IPL’s total benefit obligation in excess of plan assets was $76.3 million as of December 31, 2015 ($75.3 million Defined Benefit Pension Plan and $1.0 million Supplemental Retirement Plan).

Information for Pension Plans with an accumulated benefit obligation in excess of plan assets

	Pension benefits as of December 31,
	2015	2014
	(In Thousands)
Accumulated benefit obligation	$712,297	$734,328
Plan assets	647,573	657,239
Accumulated benefit obligation in excess of plan assets	$64,724	$77,089

IPL’s total accumulated benefit obligation in excess of plan assets was $64.7 million as of December 31, 2015 ($63.7 million Defined Benefit Pension Plan and $1.0 million Supplemental Retirement Plan).

Pension Benefits and Expense

Reported expenses relevant to the Defined Benefit Pension Plan are dependent upon numerous factors resulting from actual plan experience and assumptions of future experience, including the performance of plan assets and actual benefits paid out in future years. Pension costs associated with the Defined Benefit Pension Plan are impacted by the level of contributions made to the plan, earnings on plan assets, the adoption of new mortality tables, and employee demographics, including age, job responsibilities, salary and employment periods. Changes made to the provisions of the Defined Benefit Pension Plan may impact current and future pension costs. Pension costs may also be significantly affected by changes in key actuarial assumptions, including anticipated rates of return on plan assets and the corporate bond discount rates, as well as, the adoption of a new mortality table used in determining the projected benefit obligation and pension costs.

Effective January 1, 2016 the Company will apply a disaggregated discount rate approach for determining service cost and interest cost for its defined benefit pension plans and postretirement plans. Refer to Note 1, “Overview and Summary of Significant Accounting Policies” for further information relating to this change in estimate. The impact of the change in approach is a reduction in: (1) expected service costs of $0.4 million for pension plans in 2016 ($0.4 million Defined Benefit Pension Plan and $0.0 million Supplemental Retirement Plan), and (2) expected interest costs of $5.3 million for pension plans in 2016 ($5.3 million Defined Benefit Pension Plan and $0.0 million Supplemental Retirement Plan).

The 2015 net actuarial loss of $11.8 million is comprised of two parts: (1) a $43.8 million pension asset actuarial loss primarily due to lower than expected return on assets; partially offset by (2) a $32.0 million pension liability actuarial gain primarily due to an increase in the discount rate used to value pension liabilities. The unrecognized net loss of $209.3 million in the Pension Plans has accumulated over time primarily due to the long-term declining trend in corporate bond rates, the lower than expected return on assets during the year 2008, and the adoption of new mortality tables which increased the expected benefit obligation due to the longer expected lives of plan participants, since ASC 715 was adopted. During 2015, the accumulated net loss was decreased due to a combination of higher discount rates used to value pension liabilities; as well as, the year 2015 amortization of accumulated loss, which was partially offset by a lower than expected return on pension assets. The unrecognized net loss, to the extent that it exceeds 10% of the greater of the benefit obligation or the assets, will be amortized and included as a component of net periodic benefit cost in future years. The amortization period is approximately 9.77 years based on estimated demographic data as of December 31, 2015. The projected benefit obligation of $723.9 million, less the fair value of assets of $647.6 million results in an unfunded status of $(76.3) million at December 31, 2015.

	Pension benefits for years ended December 31,
	2015	2014		2013
	(In Thousands)
Components of net periodic benefit cost:
Service cost	$8,314	$7,231		$9,195
Interest cost	29,638	31,154		28,363
Expected return on plan assets(1)	(44,819)	(41,893)		(38,287)
Amortization of prior service cost	4,867	4,853		4,916
Recognized actuarial loss	13,890	9,710		22,735
Recognized settlement loss	206	—	—	—
Total pension cost	12,096	11,055		26,922
Less: amounts capitalized	1,403	1,426		2,881
Amount charged to expense	$10,693	$9,629		$24,041
Rates relevant to each year’s expense calculations:
Discount rate – defined benefit pension plan	4.06%	4.92%		3.80%
Discount rate – supplemental retirement plan	3.82%	4.64%		3.41%
Expected return on defined benefit pension plan assets	6.75%	7.00%		7.25%
Expected return on supplemental retirement plan assets	6.75%	7.00%		7.25%

(1)
For purposes of calculating the expected return on pension plan assets under GAAP, the market-related value of assets (MRVA) is used. GAAP requires that the difference between actual plan asset returns and estimated plan asset returns be amortized into the MRVA equally over a period not to exceed five years. We use a methodology under which we include the difference between actual and estimated asset returns in the MRVA equally over a three year period. The MRVA used in the calculation of expected return on pension plan assets was approximately $643.0 million in 2015, $652.2 million in 2014, and $556.4 million in 2013.

Pension expense for the following year is determined as of the December 31 measurement date based on the fair value of the Pension Plans’ assets, the expected long-term rate of return on plan assets, a mortality table assumption that reflects the life expectancy of plan participants, and a discount rate used to determine the projected benefit obligation. In establishing our expected long-term rate of return assumption, we utilize a methodology developed by the plan’s investment consultant who maintains a capital market assumption model that takes into consideration risk, return, and correlation assumptions across asset classes. For 2015, pension expense was determined using an assumed long-term rate of return on plan assets of 6.75%. As of the December 31, 2015 measurement date, IPL increased the discount rate from 4.06% to 4.42% for the Defined Benefit Pension Plan and increased the discount rate from 3.82% to 4.19% for the Supplemental Retirement Plan. The discount rate assumption affects the pension expense determined for 2016. In addition, IPL kept the expected long-term rate of return on plan assets at 6.75% effective January 1, 2016. The expected long-term rate of return assumption affects the pension expense determined for 2016. The effect on 2016 total pension expense of a 25 basis point increase and decrease in the assumed discount rate is $(1.3) million and $1.4 million, respectively.

In determining the discount rate to use for valuing liabilities we use the market yield curve on high-quality fixed income investments as of December 31, 2015. We project the expected benefit payments under the plan based on participant data and based on certain assumptions concerning mortality, retirement rates, termination rates, etc. The expected benefit payments for each year are discounted back to the measurement date using the appropriate spot rate for each half-year from the yield curve, thereby obtaining a present value of all expected future benefit payments using the yield curve. Finally, an equivalent single discount rate is determined which produces a present value equal to the present value determined using the full yield curve.

Expected amortization

The estimated net loss and prior service cost for the Pension Plans that will be amortized from the regulatory asset into net periodic benefit cost over the 2016 plan year are $13.9 million and $5.2 million, respectively (Defined Benefit Pension Plan of $13.7 million and $5.2 million, respectively; and the Supplemental Retirement Plan of $0.2 million and $0.0 million, respectively).

Pension Plan Assets and Fair Value Measurements

Pension plan assets consist of investments in equities (domestic and international), fixed income securities, and short-term securities.  Differences between actual portfolio returns and expected returns may result in increased or decreased pension costs in future periods. Pension costs are determined as of the plan’s measurement date of December 31, 2015. Pension costs are determined for the following year based on the market value of pension plan assets, expected level of employer contributions, a discount rate used to determine the projected benefit obligation and the expected long-term rate of return on plan assets.

Fair value is defined under ASC 820 as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., an exit price). The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3) as discussed in Note 1.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded as earned. Dividends are recorded on the ex-dividend date. Net appreciation includes the Plan’s gains and losses on investments bought and sold, as well as held, during the year.

A description of the valuation methodologies used for each major class of assets and liabilities measured at fair value follows:

•
Other than common/collective trust funds, hedge funds and non U.S. treasury debt securities, all the Plan’s investments have quoted market prices and are categorized as Level 1 in the fair value hierarchy.

•
The Plan’s hedge fund investment is valued at net asset value of units held by the Plan. Unit value is determined primarily by references to the fund’s underlying assets, which are principally investments in another hedge fund which invests in U.S. and international equities. The Plan may redeem its ownership interest in the hedge fund at net asset value, with 60 days’ notice, on quarterly terms.

•
The Plan’s investments in common/collective trust funds are valued at the net asset value of the units of the common/collective trust funds held by the Plan at year-end. The Plan may redeem its units of the common/collective trust funds at net asset value daily. The objective of the common/collective trust funds the Plan is invested in is to track the performance of the Russell 1000 Growth or Russell 1000 Value index. These net asset values have been determined based on the market value of the underlying equity securities held by the common/collective trust funds.

•
The Plan’s investments in corporate bonds, municipal bonds, and U.S. Government agency fixed income securities are valued from third-party pricing sources, but they generally do not represent transaction prices for the identical security in an active market nor does it represent data obtained from an exchange.

•
The Plan’s investments in hedge funds, common/collective trust funds, and non U.S. treasury debt securities have been recorded at fair value and are all categorized as Level 2 investments in the fair value hierarchy.

The primary objective of the Plan is to provide a source of retirement income for its participants and beneficiaries, while the primary financial objective is to improve the unfunded status of the Plan. A secondary financial objective is, where possible, to minimize pension expense volatility. The objective is based on a long-term investment horizon, so that interim fluctuations should be viewed with appropriate perspective. There can be no assurance that these objectives will be met.

In establishing our expected long-term rate of return assumption, we utilize a methodology developed by the plan’s investment consultant who maintains a capital market assumption model that takes into consideration risk, return and correlation assumptions across asset classes. A combination of quantitative analysis of historical data and qualitative judgment is used to capture trends, structural changes and potential scenarios not reflected in historical data.

The result of the analyses is a series of inputs that produce a picture of how the plan consultant believes portfolios are likely to behave through time. Capital market assumptions are intended to reflect the behavior of asset classes observed over several market cycles. Stress assumptions are also examined, since the characteristics of asset classes are constantly changing. A dynamic model is employed to manage the numerous assumptions required to estimate portfolio characteristics under different base currencies, time horizons and inflation expectations.

The Plan consultant develops forward-looking, long-term capital market assumptions for risk, return and correlations for a variety of global asset classes, interest rates and inflation. These assumptions are created using a combination of historical analysis, current market environment assessment and by applying the consultant’s own judgment. The consultant then determines an equilibrium long-term rate of return. We then take into consideration the investment manager/consultant expenses, as well as any other expenses expected to be paid out of the Plan’s trust. Finally, we have the plan’s actuary perform a tolerance test of the consultant’s equilibrium expected long-term rate of return. We use an expected long-term rate of return compatible with the actuary’s tolerance level.

The following table summarizes the Company’s target pension plan allocation for 2015:

Asset Category:	Target Allocations
Equity Securities	60%
Debt Securities	40%

	Fair Value Measurements at
	December 31, 2015
	(in thousands)
		Quoted Prices in Active Markets for Identical Assets	Significant Observable Inputs
Asset Category	Total	(Level 1)	(Level 2)%
Short-term investments	$176	$176	$—	—%
Mutual funds:
U.S. equities	318,368	318,368	—	49%
International equities	60,751	60,751	—	10%
Fixed income	215,325	215,325	—	33%
Fixed income securities:
U.S. Treasury securities	52,953	52,953	—	8%
Total	$647,573	$647,573	$—	100%

	Fair Value Measurements at
	December 31, 2014
	(in thousands)
		Quoted Prices in Active Markets for Identical Assets	Significant Observable Inputs
Asset Category	Total	(Level 1)	(Level 2)%
Short-term investments	$2,575	$2,575	$—	—%
Mutual funds:
U.S. equities	325,370	325,370	—	50%
International equities	56,662	56,662	—	9%
Fixed income	205,409	205,409	—	31%
Fixed income securities:
U.S. Treasury securities	66,913	66,913	—	10%
Hedge funds	310	—	310	—%
Total	$657,239	$656,929	$310	100%

Pension Funding

We contributed $25.2 million, $54.1 million, and $49.7 million to the Pension Plans in 2015, 2014 and 2013, respectively. Funding for the qualified Defined Benefit Pension Plan is based upon actuarially determined contributions that take into account the amount deductible for income tax purposes and the minimum contribution required under ERISA, as amended by the Pension Protection Act of 2006, as well as targeted funding levels necessary to meet certain thresholds.

From an ERISA funding perspective, IPL’s funded target liability percentage was estimated to be 112%. In addition to the surplus, IPL must also contribute the normal service cost earned by active participants during the plan year. The funding of normal cost is expected to be about $7.1 million in 2016, which includes $2.3 million for plan expenses. Each year thereafter, if the plan’s underfunding increases to more than the present value of the remaining annual installments, the excess is separately amortized over a seven-year period. IPL elected to fund $15.9 million in January 2016, which satisfies all funding requirements for the calendar year 2016. IPL’s funding policy for the Pension Plans is to contribute annually no less than the minimum required by applicable law, and no more than the maximum amount that can be deducted for federal income tax purposes.

Benefit payments made from the Pension Plans for the years ended December 31, 2015 and 2014 were $35.7 million and $32.6 million, respectively. Expected benefit payments are expected to be paid out of the Pension Plans as follows:

Year	Pension Benefits
(In Thousands)
2016	$38,289
2017	39,909
2018	41,213
2019	42,638
2020	43,920
2021 through 2025	233,449

10. COMMITMENTS AND CONTINGENCIES

Legal Loss Contingencies

IPALCO and IPL are involved in litigation arising in the normal course of business. While the results of such litigation cannot be predicted with certainty, management believes that the final outcome will not have a material adverse effect on IPALCO’s results of operations, financial condition and cash flows. Amounts accrued or expensed for legal or environmental contingencies collectively during the periods covered by this report have not been material to IPALCO’s audited Consolidated Financial Statements.

Environmental Loss Contingencies

We are subject to various federal, state, regional and local environmental protection and health and safety laws and regulations governing, among other things, the generation, storage, handling, use, disposal and transportation of hazardous materials; the emission and discharge of hazardous and other materials into the environment; and the health and safety of our employees. These laws and regulations often require a lengthy and complex process of obtaining and renewing permits and other governmental authorizations from federal, state and local agencies. Violation of these laws, regulations or permits can result in substantial fines, other sanctions, permit revocation and/or facility shutdowns. We cannot assure that we have been or will be at all times in full compliance with such laws, regulations and permits.

New Source Review

In October 2009, IPL received a NOV and Finding of Violation from the EPA pursuant to the Federal Clean Air Act Section 113(a). The NOV alleges violations of the Federal Clean Air Act at IPL’s three primarily coal-fired electric generating facilities dating back to 1986. The alleged violations primarily pertain to the PSD and nonattainment New Source Review requirements under the Federal Clean Air Act. Since receiving the letter, IPL management has met with the EPA staff regarding possible resolutions of the NOV. At this time, we cannot predict the ultimate resolution of this matter. However, settlements and litigated outcomes of similar cases have required companies to pay civil penalties, install additional pollution control technology on coal-fired electric generating units, retire existing generating units, and invest in additional environmental projects. A similar outcome in this case could have a material impact on our business. We would seek recovery of any operating or capital expenditures, but not fines or penalties, related to air pollution control technology to reduce regulated air emissions; however, there can be no assurances that we would be successful in this regard. IPL has recorded a contingent liability related to this matter.

11.  RELATED PARTY TRANSACTIONS

IPL participates in a property insurance program in which IPL buys insurance from AES Global Insurance Company, a wholly‑owned subsidiary of AES. IPL is not self-insured on property insurance with the exception of a $5 million self-insured retention per occurrence. Except for IPL’s large substations, IPL does not carry insurance on transmission and distribution assets, which are considered to be outside the scope of property insurance.  AES and other AES subsidiaries, including IPALCO, also participate in the AES global insurance program. IPL pays premiums for a policy that is written and administered by a third-party insurance company. The premiums paid to this third-party administrator by the participants are deposited into a trust fund owned by AES Global Insurance Company, but controlled by the third-party administrator. The cost to IPL of coverage under this program was approximately $2.7 million, $3.2 million, and $3.1 million in 2015,  2014 and 2013, respectively, and is recorded in “Other operating expenses” on the accompanying Consolidated Statements of Income. As of December 31, 2015 and 2014, we had prepaid approximately $2.2 million and $3.1 million, respectively, which is recorded in “Prepayments and other current assets” on the accompanying Consolidated Balance Sheets.

IPL participates in an agreement with Health and Welfare Benefit Plans LLC, an affiliate of AES, to participate in a group benefits program, including but not limited to, health, dental, vision and life benefits. Health and Welfare Benefit Plans LLC administers the financial aspects of the group insurance program, receives all premium payments from the participating affiliates, and makes all vendor payments. The cost of coverage under this program was approximately $24.5 million, $20.1 million, and $22.3 million in 2015,  2014 and 2013, respectively, and is recorded in “Other operating expenses” on the accompanying Consolidated Statements of Income. As of December 31, 2015 and 2014 we had prepaid approximately $0 million and $0.1 million for coverage under this plan, which is recorded in “Prepayments and other current assets” on the accompanying Consolidated Balance Sheets.

AES files federal and state income tax returns which consolidate IPALCO and its subsidiaries. Under a tax sharing agreement with AES, IPALCO is responsible for the income taxes associated with its own taxable income and records the provision for income taxes using a separate return method. IPALCO had a receivable balance under this agreement of $0.7 million as of December 31, 2015 and 2014, respectively, which is recorded in “Prepayments and other current assets” on the accompanying Consolidated Balance Sheets.

Long-term Compensation Plan

During 2015, 2014 and 2013, many of IPL’s non-union employees received benefits under the AES Long-term Compensation Plan, a deferred compensation program. This type of plan is a common employee retention tool used in our industry. Benefits under this plan are granted in the form of performance units payable in cash and AES restricted stock units and options to purchase shares of AES common stock. All such components vest over a three-year period and the terms of the AES restricted stock unit issued prior to 2011 also include a two year minimum holding period after the awards vest. Awards made in 2011 and for subsequent years will not be subject to a two year holding period. In addition, the performance units payable in cash are subject to certain AES performance criteria. Total deferred compensation expense recorded during 2015, 2014 and 2013 was $0.7 million, $0.7 million and $1.1 million, respectively, and was included in “Other Operating Expenses” on IPALCO’s Consolidated Statements of Income. The value of these benefits is being recognized over the 36 month vesting period and a portion is recorded as miscellaneous deferred credits with the remainder recorded as “Paid in capital” on IPALCO’s Consolidated Balance Sheets in accordance with ASC 718 “Compensation – Stock Compensation.”

See also Note 9, “Benefit Plans” to the audited Consolidated Financial Statements of IPALCO for a description of benefits awarded to IPL employees by AES under the RSP.

Service Company

Effective January 1, 2014, the Service Company began providing services including operations, accounting, legal, human resources, information technology and other corporate services on behalf of companies that are part of the U.S. SBU, including among other companies, IPALCO and IPL. The Service Company allocates the costs for these services based on cost drivers designed to result in fair and equitable allocations. This includes ensuring that the regulated utilities served, including IPL, are not subsidizing costs incurred for the benefit of non-regulated businesses. Total costs incurred by the Service Company on behalf of IPALCO were $23.2 million and $22.0 million during 2015 and 2014, respectively. Total costs incurred by IPALCO on behalf of the Service Company during 2015 and 2014 were $7.5 million and $5.6 million, respectively. IPALCO had a prepaid balance with the Service Company of $1.2 million and $0.4 million as of December 31, 2015 and 2014, respectively.

CDPQ

Please refer to Note 6, “Equity – Equity Transactions” for further details.

Other

In 2014, IPL engaged a third party vendor as part of its replacement generation construction projects. A member of the AES Board of Directors is also currently a member of the Supervisory Board of this vendor. IPL had billings from this vendor of $232.0 million and $80.3 million during 2015 and 2014, respectively. IPL had a payable balance to this vendor of $34.0 million and $11.9 million as of December 31, 2015 and 2014, respectively.

12. BUSINESS SEGMENT INFORMATION

Operating segments are components of an enterprise that engage in business activities from which it may earn revenues and incur expenses, for which separate financial information is available, and is evaluated regularly by the chief operating decision maker in assessing performance and deciding how to allocate resources. Substantially all of our business consists of the generation, transmission, distribution and sale of electric energy conducted through IPL which is a vertically integrated electric utility. IPALCO’s reportable business segment is its utility segment, with all other non-utility business activities aggregated separately. The non-utility category primarily includes the 2018 IPALCO Notes and the 2020 IPALCO Notes; approximately $1.7 million and $5.9 million of cash and cash equivalents, as of December 31, 2015 and 2014, respectively; long-term investments of $5.2 million and $5.1 million at December 31, 2015 and 2014, respectively; and income taxes and interest related to those items. All other assets represented less than 1% of IPALCO’s total assets as of December 31, 2015 and 2014. The accounting policies of the identified segment are consistent with those policies and procedures described in the summary of significant accounting policies. Intersegment sales, if any, are generally based on prices that reflect the current market conditions.

The following table provides information about IPALCO’s business segments (in millions):

	2015			2014			2013
	Utility	All Other	Total	Utility	All Other	Total	Utility	All Other	Total
Operating revenues	$1,250	—	$1,250	$1,322	—	$1,322	$1,256	—	$1,256
Depreciation and amortization	188	—	188	185	—	185	182	—	182
Income taxes	56	(25)	32	69	(21)	48	58	(20)	38
Net income	102	(42)	60	110	(32)	78	97	(33)	64
Utility plant - net of depreciation	3,451	—	3,451	2,857	—	2,857	2,553	—	2,553
Capital expenditures	686	—	686	382	—	382	242	—	242

\

13. RETROSPECTIVE ADOPTION OF ASU 2015-03

As discussed in Note 1, “Overview and Summary of Significant Accounting Policies,” ASU 2015-03 simplifies the presentation of debt issuance costs by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. As a result of the retrospective adoption of ASU 2015-03 effective January 1, 2016, deferred financing costs of approximately $20.8 million and $15.3 million previously classified within Deferred Debits were reclassified to reduce the related debt liabilities as of December 31, 2015 and 2014, respectively. Accordingly, the accompanying Consolidated Balance Sheets, Unconsolidated Balance Sheets (included in Schedule I) and Note 4 to the Condensed Financial Information of Registrant (included in Schedule I) have been updated. However, Note 7, “Debt,” remains unchanged from what was previously disclosed in IPALCO’s 2015 Form 10-K that was filed with the SEC on February 23, 2016. No other updates have been made to what was previously disclosed in IPALCO's 2015 Form 10-K that was filed with the SEC on February 23, 2016 other than the above mentioned balance sheet updates and updates to our Report of Independent Registered Accounting Firm to reflect a dual dated opinion as a result of these updates.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Indianapolis Power & Light Company

We have audited the accompanying consolidated balance sheets of Indianapolis Power & Light Company and subsidiary (the Company) as of December 31, 2015 and 2014, and the related consolidated statements of income, common shareholder’s equity, and cash flows for each of the three years in the period ended December 31, 2015. Our audits also included the financial statement schedule listed in the Index at Item 15a. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Indianapolis Power & Light Company and subsidiary at December 31, 2015 and 2014, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2015, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP

Indianapolis, Indiana
February 23, 2016
except for Note 13, as to which the date is
May 12, 2016

INDIANAPOLIS POWER & LIGHT COMPANY and SUBSIDIARY
Consolidated Statements of Income
For the Years Ended December 31, 2015, 2014 and 2013
(In Thousands)
	2015	2014	2013
OPERATING REVENUES	$1,250,399	$1,321,674	$1,255,734

OPERATING EXPENSES:
Fuel	315,600	411,217	376,450
Other operating expenses	224,282	218,932	235,082
Power purchased	145,064	116,648	94,265
Maintenance	131,574	113,248	112,913
Depreciation and amortization	188,267	185,263	182,305
Taxes other than income taxes	43,617	45,218	45,425
Income taxes - net	57,284	70,235	58,548
Total operating expenses	1,105,688	1,160,761	1,104,988
OPERATING INCOME	144,711	160,913	150,746

OTHER INCOME AND (DEDUCTIONS):
Allowance for equity funds used during construction	15,302	7,381	4,331
Miscellaneous income and (deductions) - net	(2,019)	(1,203)	(1,981)
Income tax benefit applicable to nonoperating income	1,066	953	828
Total other income and (deductions) - net	14,349	7,131	3,178

INTEREST AND OTHER CHARGES:
Interest on long-term debt	65,277	59,104	55,602
Other interest	2,063	1,865	1,794
Allowance for borrowed funds used during construction	(12,809)	(4,963)	(2,517)
Amortization of redemption premium and expense on debt	2,608	2,510	2,493
Total interest and other charges - net	57,139	58,516	57,372
NET INCOME	101,921	109,528	96,552

LESS: PREFERRED DIVIDEND REQUIREMENTS	3,213	3,213	3,213
NET INCOME APPLICABLE TO COMMON STOCK	$98,708	$106,315	$93,339

See notes to consolidated financial statements.

INDIANAPOLIS POWER & LIGHT COMPANY and SUBSIDIARY
Consolidated Balance Sheets
(In Thousands)
	December 31, 2015	December 31, 2014
ASSETS
UTILITY PLANT:
Utility plant in service	$4,992,594	$4,658,023
Less accumulated depreciation	2,320,955	2,264,606
Utility plant in service - net	2,671,639	2,393,417
Construction work in progress	766,406	447,399
Spare parts inventory	12,336	14,816
Property held for future use	1,002	1,002
Utility plant - net	3,451,383	2,856,634
OTHER ASSETS:
At cost, less accumulated depreciation	947	1,648
CURRENT ASSETS:
Cash and cash equivalents	19,852	20,999
Accounts receivable and unbilled revenue (less allowance for
doubtful accounts of $2,498 and $2,076, respectively)	124,167	139,709
Fuel inventories - at average cost	66,834	47,550
Materials and supplies - at average cost	57,998	60,185
Deferred tax asset - current	—	41,551
Regulatory assets	8,002	93
Prepayments and other current assets	28,578	23,031
Total current assets	305,431	333,118
DEFERRED DEBITS:
Regulatory assets	448,200	419,193
Miscellaneous	6,819	10,551
Total deferred debits	455,019	429,744
TOTAL	$4,212,780	$3,621,144
CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
Common shareholder's equity:
Common stock	$324,537	$324,537
Paid in capital	385,140	170,306
Retained earnings	415,227	430,266
Total common shareholder's equity	1,124,904	925,109
Cumulative preferred stock	59,784	59,784
Long-term debt (Note 7)	1,355,505	1,141,627
Total capitalization	2,540,193	2,126,520
CURRENT LIABILITIES:
Short-term debt (Note 7)	166,655	50,000
Accounts payable	155,411	110,606
Accrued expenses	19,466	25,084
Accrued real estate and personal property taxes	17,712	19,177
Regulatory liabilities	28,169	27,943
Accrued interest	21,104	20,108
Customer deposits	30,719	28,337
Other current liabilities	22,323	12,581
Total current liabilities	461,559	293,836
DEFERRED CREDITS AND OTHER LONG-TERM LIABILITIES:
Deferred income taxes - net	419,731	421,044
Non-current income tax liability	7,147	7,042
Regulatory liabilities	639,516	610,917
Unamortized investment tax credit	3,910	5,229
Accrued pension and other postretirement benefits	80,734	96,464
Asset retirement obligations	58,986	59,098
Miscellaneous	1,004	994
Total deferred credits and other long-term liabilities	1,211,028	1,200,788
COMMITMENTS AND CONTINGENCIES (Note 10)
TOTAL	$4,212,780	$3,621,144

See notes to consolidated financial statements.

INDIANAPOLIS POWER & LIGHT COMPANY and SUBSIDIARY
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2015, 2014 and 2013
(In Thousands)
	2015	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$101,921	$109,528	$96,552
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	199,551	186,614	180,917
(Deferral) amortization of regulatory assets	(8,731)	1,123	3,686
Amortization of debt premium	60	40	30
Deferred income taxes and investment tax credit adjustments - net	33,756	67,831	(10,594)
Allowance for equity funds used during construction	(14,996)	(7,136)	(4,088)
Gains on sales of assets	—	—	(297)
Change in certain assets and liabilities:
Accounts receivable	15,542	3,699	(1,900)
Fuel, materials and supplies	(18,372)	5,094	(10,337)
Income taxes receivable or payable	(2,544)	1,171	3,510
Financial transmission rights	2,086	(1,947)	(1,869)
Accounts payable and accrued expenses	(356)	(23,723)	16,290
Accrued real estate and personal property taxes	(1,465)	(47)	(181)
Accrued interest	996	1,034	(2,288)
Pension and other postretirement benefit expenses	(15,730)	2,785	(180,338)
Short-term and long-term regulatory assets and liabilities	(22,980)	(44,252)	148,169
Prepaids and other current assets	(4,671)	(170)	(2,917)
Other - net	5,895	2,385	7,195
Net cash provided by operating activities	269,962	304,029	241,540
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(672,849)	(381,626)	(242,124)
Project development costs	(8,980)	(9,657)	(6,047)
Proceeds from sales of assets	—	—	225
Grants under the American Recovery and Reinvestment Act of 2009	—	—	923
Asset removal costs	(12,064)	(6,036)	(7,553)
Other	(1,224)	(56)	39
Net cash used in investing activities	(695,117)	(397,375)	(254,537)
CASH FLOWS FROM FINANCING ACTIVITIES:
Short-term debt borrowings	388,850	105,000	150,500
Short-term debt repayments	(272,000)	(105,000)	(150,500)
Long-term borrowings	348,638	128,358	169,728
Retirement of long-term debt	(131,850)	—	(110,377)
Dividends on common stock	(103,747)	(127,400)	(90,150)
Dividends on preferred stock	(3,213)	(3,213)	(3,213)
Equity contributions from IPALCO	214,364	106,400	49,091
Payments for financed capital expenditures	(13,215)	—	—
Other	(3,819)	(1,920)	(2,004)
Net cash provided by financing activities	424,008	102,225	13,075
Net change in cash and cash equivalents	(1,147)	8,879	78
Cash and cash equivalents at beginning of period	20,999	12,120	12,042
Cash and cash equivalents at end of period	$19,852	$20,999	$12,120

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest (net of amount capitalized)	$53,447	$54,938	$57,175
Income taxes	$25,000	$—	$64,950
	As of December 31,
	2015	2014	2013
Non-cash investing activities:
Accruals for capital expenditures	$79,553	$37,293	$17,957

See notes to consolidated financial statements.

INDIANAPOLIS POWER & LIGHT COMPANY and SUBSIDIARY
Consolidated Statements of Common Shareholder's Equity
(In Thousands)
	Common Stock	Paid in Capital	Retained Earnings	Total
Balance at January 1, 2013	$324,537	$13,536	$448,162	$786,235
Net income			96,552	96,552
Preferred stock dividends			(3,213)	(3,213)
Cash dividends declared on common stock			(90,150)	(90,150)
Contributions from IPALCO		49,091		49,091
Other		546		546
Balance at December 31, 2013	$324,537	$63,173	$451,351	$839,061
Net income			109,528	109,528
Preferred stock dividends			(3,213)	(3,213)
Cash dividends declared on common stock			(127,400)	(127,400)
Contributions from IPALCO		106,400		106,400
Other		733		733
Balance at December 31, 2014	$324,537	$170,306	$430,266	$925,109
Net income			101,921	101,921
Preferred stock dividends			(3,213)	(3,213)
Cash dividends declared on common stock			(113,747)	(113,747)
Contributions from IPALCO		214,364		214,364
Other		470		470
Balance at December 31, 2015	$324,537	$385,140	$415,227	$1,124,904

See notes to consolidated financial statements.

INDIANAPOLIS POWER & LIGHT COMPANY and SUBSIDIARY
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2015, 2014 and 2013

1. OVERVIEW AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

IPL was incorporated under the laws of the state of Indiana in 1926. All of the outstanding common stock of IPL is owned by IPALCO. IPALCO, acquired by AES in March 2001, is owned by AES U.S. Investments and CDPQ, IPALCO’s minority interest holder. AES U.S. Investments is owned by AES (85%) and CDPQ (15%). IPL is engaged primarily in generating, transmitting, distributing and selling of electric energy to approximately 480,000 retail customers in the city of Indianapolis and neighboring cities, towns and communities, and adjacent rural areas all within the state of Indiana, with the most distant point being approximately forty miles from Indianapolis. IPL has an exclusive right to provide electric service to those customers. IPL owns and operates four generating stations all within the state of Indiana. Our largest generating station, Petersburg, is coal-fired. The second largest station, Harding Street, is converting its coal-fired units to natural gas and uses natural gas and fuel oil to power combustion turbines. The third station, Eagle Valley, is coal-fired, and IPL plans to retire its coal-fired units in the second quarter of 2016. The fourth station, Georgetown, is a small peaking station that uses natural gas to power combustion turbines. IPL’s net electric generation capacity for winter is 3,259 MW and net summer capacity is 3,141 MW.

IPL Funding is a special-purpose entity and a wholly-owned subsidiary of IPL and is included in the audited Consolidated Financial Statements of IPL. IPL formed IPL Funding in 1996 to sell, on a revolving basis, up to $50 million of the retail accounts receivable and related collections of IPL to third-party purchasers in exchange for cash (see Accounts Receivable Securitization in Note 7, “Debt”).

Principles of Consolidation

IPL’s consolidated financial statements are prepared in accordance with GAAP and in conjunction with the rules and regulations of the SEC. The consolidated financial statements include the accounts of IPL and its unregulated subsidiary, IPL Funding. All intercompany items have been eliminated in consolidation. Certain costs for shared resources amongst IPL and IPALCO, such as labor and benefits, are allocated to each entity based on allocation methodologies that management believes to be reasonable. We have evaluated subsequent events through the date this report is issued.

Use of Management Estimates

The preparation of financial statements in conformity with GAAP requires that management make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may also be affected by the estimates and assumptions management is required to make. Actual results may differ from those estimates.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year presentation.

Regulatory Accounting

The retail utility operations of IPL are subject to the jurisdiction of the IURC. IPL’s wholesale power transactions are subject to the jurisdiction of the FERC. These agencies regulate IPL’s utility business operations, tariffs, accounting, depreciation allowances, services, issuances of securities and the sale and acquisition of utility properties. The financial statements of IPL are based on GAAP, including the provisions of FASB ASC 980 “Regulated Operations,” which gives recognition to the ratemaking and accounting practices of these agencies. See also Note 5, “Regulatory Assets and Liabilities” for a discussion of specific regulatory assets and liabilities.

Revenues and Accounts Receivable

Revenues related to the sale of energy are generally recognized when service is rendered or energy is delivered to customers. However, the determination of the energy sales to individual customers is based on the reading of their meters, which occurs on a systematic basis throughout the month. At the end of each month, amounts of energy delivered to certain customers since the date of the last meter reading are estimated and the corresponding unbilled revenue is accrued. In making its estimates of unbilled revenue, IPL uses complex models that consider various factors including daily generation volumes; known amounts of energy usage by nearly all residential, small commercial and industrial customers; estimated line losses; and estimated customer rates based on prior period billings. Given the use of these models, and that customers are billed on a monthly cycle, we believe it is unlikely that materially different results will occur in future periods when revenue is billed. At December 31, 2015 and 2014, customer accounts receivable include unbilled energy revenues of $42.1 million and $48.4 million, respectively, on a base of annual revenue of $1.3 billion in 2015 and 2014. An allowance for potential credit losses is maintained and amounts are written off when normal collection efforts have been exhausted. Our provision for doubtful accounts included in “Other operating expenses” on the accompanying Consolidated Statements of Income was $4.3 million,  $4.9 million and $3.8 million for the years ended December 31, 2015, 2014 and 2013, respectively.

IPL’s basic rates include a provision for fuel costs as established in IPL’s most recent rate proceeding, which last adjusted IPL’s rates in 1996. IPL is permitted to recover actual costs of purchased power and fuel consumed, subject to certain restrictions. This is accomplished through quarterly FAC proceedings, in which IPL estimates the amount of fuel and purchased power costs in future periods. Through these proceedings, IPL is also permitted to recover, in future rates, underestimated fuel and purchased power costs from prior periods, subject to certain restrictions, and therefore the over or underestimated costs are deferred or accrued and amortized into fuel expense in the same period that IPL’s rates are adjusted. See also Note 2, “Regulatory Matters,” for a discussion of other costs that IPL is permitted to recover through periodic rate adjustment proceedings and the status of current rate adjustment proceedings.

In addition, we are one of many transmission system owner members of MISO, a regional transmission organization which maintains functional control over the combined transmission systems of its members and manages one of the largest energy markets in the U.S. In the MISO market, IPL offers its generation and bids its demand into the market on an hourly basis. MISO settles these hourly offers and bids based on locational marginal prices, which is pricing for energy at a given location based on a market clearing price that takes into account physical limitations, generation, and demand throughout the MISO region. MISO evaluates the market participants’ energy offers and demand bids to economically and reliably dispatch the entire MISO system. IPL accounts for these hourly offers and bids, on a net basis, in OPERATING REVENUES when in a net selling position and in OPERATING EXPENSES – Power Purchased when in a net purchasing position.

Contingencies

IPL accrues for loss contingencies when the amount of the loss is probable and estimable. IPL is subject to various environmental regulations, and is involved in certain legal proceedings. If IPL’s actual environmental and/or legal obligations are different from our estimates, the recognition of the actual amounts may have a material impact on our results of operations, financial condition and cash flows; although that has not been the case during the periods covered by this report. As of December 31, 2015 and 2014, total loss contingencies accrued were $5.6 million and $5.2 million, respectively, which were included in “Other Current Liabilities” on the accompanying Consolidated Balance Sheets.

Concentrations of Risk

Substantially all of IPL’s customers are located within the Indianapolis area. In addition, approximately 65% of IPL’s full-time employees are covered by collective bargaining agreements in two bargaining units: a physical unit and a clerical-technical unit. IPL’s contract with the physical unit expires on December 10, 2018, and the contract with the clerical-technical unit expires February 20, 2017. Additionally, IPL has long-term coal contracts with four suppliers, with about 53% of our existing coal under contract for the three-year period ending December 31, 2018 coming from one supplier. Substantially all of the coal is currently mined in the state of Indiana.

Allowance For Funds Used During Construction

In accordance with the Uniform System of Accounts prescribed by FERC, IPL capitalizes an allowance for the net cost of funds (interest on borrowed funds and a reasonable rate of return on equity funds) used for construction purposes during the period of construction with a corresponding credit to income. IPL capitalized amounts using pretax composite rates of 8.1%, 8.3% and 8.6% during 2015, 2014 and 2013, respectively. For the Eagle Valley CCGT, Harding Street refueling projects, and NPDES projects, IPL capitalized amounts using a pretax composite rate of 7.3% and 7.6% during 2015 and 2014, respectively.

Utility Plant and Depreciation

Utility plant is stated at original cost as defined for regulatory purposes. The cost of additions to utility plant and replacements of retirement units of property are charged to plant accounts. Units of property replaced or abandoned in the ordinary course of business are retired from the plant accounts at cost; such amounts, less salvage, are charged to accumulated depreciation. Depreciation is computed by the straight-line method based on functional rates approved by the IURC and averaged 4.2%,  4.1%, and 4.0% during 2015, 2014 and 2013, respectively. Depreciation expense was $198.8 million, $185.9 million, and

$180.0 million for the years ended December 31, 2015, 2014 and 2013, respectively, which includes depreciation expense that has been deferred as a regulatory asset.

Derivatives

We have only limited involvement with derivative financial instruments and do not use them for trading purposes. IPL accounts for its derivatives in accordance with ASC 815 “Derivatives and Hedging.” In addition, IPL has entered into contracts involving the physical delivery of energy and fuel. Because these contracts qualify for the normal purchases and normal sales scope exception in ASC 815, IPL has elected to account for them as accrual contracts, which are not adjusted for changes in fair value.

Fuel, Materials and Supplies

We maintain coal, fuel oil, materials and supplies inventories for use in the production of electricity. These inventories are accounted for at the lower of cost or market, using the average cost.

Impairment of Long-lived Assets

GAAP requires that we measure long-lived assets for impairment when indicators of impairment exist. If an asset is deemed to be impaired, we are required to write down the asset to its fair value with a charge to current earnings. The net book value of our utility plant assets was $3.5 billion and $2.9 billion as of December 31, 2015 and 2014, respectively. We do not believe any of these assets are currently impaired. In making this assessment, we consider such factors as: the overall condition and generating and distribution capacity of the assets; the expected ability to recover additional expenditures in the assets, such as CCT projects; the anticipated demand and relative pricing of retail electricity in our service territory and wholesale electricity in the region; and the cost of fuel.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of the existing assets and liabilities, and their respective income tax bases. The Company establishes a valuation allowance when it is more likely than not that all or a portion of a deferred tax asset will not be realized. The Company’s tax positions are evaluated under a more likely than not recognition threshold and measurement analysis before they are recognized for financial statement reporting.
Uncertain tax positions have been classified as noncurrent income tax liabilities unless expected to be paid within one year. The Company’s policy for interest and penalties is to recognize interest and penalties as a component of the provision for income taxes in the Consolidated Statements of Operations.
Income taxes payable which are includable in allowable costs for ratemaking purposes in future years are recorded as regulatory assets with a corresponding deferred tax liability. Investment tax credits that reduced federal income taxes in the years they arose have been deferred and are being amortized to income over the useful lives of the properties in accordance with regulatory treatment.

Cash and Cash Equivalents

Cash and cash equivalents are stated at cost, which approximates fair value. All highly liquid short-term investments with original maturities of three months or less are considered cash equivalents.

Pension and Postretirement Benefits

We recognize in our Consolidated Balance Sheets an asset or liability reflecting the funded status of pension and other postretirement plans with current-year changes in the funded status, that would otherwise be recognized in AOCI, recorded as a regulatory asset as this can be recovered through future rates. All plan assets are recorded at fair value. We follow the measurement date provisions of the accounting guidance, which require a year-end measurement date of plan assets and obligations for all defined benefit plans.

We account for and disclose pension and postretirement benefits in accordance with the provisions of GAAP relating to the accounting for pension and other postretirerment plans. These GAAP provisions require the use of assumptions, such as the discount rate for liabilities and long-term rate of return on assets, in determining the obligations, annual cost and funding requirements of the plans.
Effective January 1, 2016, we will apply a disaggregated discount rate approach for determining service cost and interest cost for our defined benefit pension plans and postretirement plans. This approach is consistent with the requirements of ASC 715 and is considered to be preferential to the aggregated single rate discount approach, which has historically been used in the U.S., because it is more consistent with the philosophy of a full yield curve valuation.
The change in discount rate approach did not have an impact on the measurement of the benefit obligations at December 31, 2015, nor will it impact future remeasurements. This change in approach will impact the service cost and interest cost recorded in 2016 and future years. It will also impact the actuarial gains and losses recorded in future years, as well as the amortization thereof.
The expected 2016 service costs and interest costs included in Note 9, “Benefit Plans” reflect the change in methodology described above. The impact of the change in approach on expected service costs in 2016 is shown below:

$ in thousands	Expected 2016 Service Cost			Expected 2016 Interest Cost
	Disaggregated rate approach	Aggregate rate approach	Impact of change	Disaggregated rate approach	Aggregate rate approach	Impact of change
Pension	$7,018	$7,382	$(364)	$25,634	$30,916	$(5,282)
Repair and Maintenance Costs

Repair and maintenance costs are expensed as incurred.

Per Share Data

IPALCO owns all of the outstanding common stock of IPL. IPL does not report earnings on a per-share basis.

New Accounting Pronouncements

ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606)

In May 2014, the FASB issued ASU No. 2014-09 which clarifies principles for recognizing revenue and will result in a common revenue standard for GAAP and International Financial Reporting Standards. The objective of the new standard is to provide a single and comprehensive revenue recognition model for all contracts with customers to improve comparability. The revenue standard contains principles that an entity will apply to determine the measurement of revenue and timing of when it is recognized. The standard requires an entity to recognize revenue to depict the transfer of goods or services to customers at an amount that the entity expects to be entitled to in exchange for those goods or services. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which deferred the effective date of ASU 2014-09 by one year, resulting in the new revenue standard being effective for annual reporting periods beginning after December 15, 2017 and interim periods therein. Early adoption is now permitted only as of the original effective date for public entities (that is, no earlier than 2017 for calendar year-end entities). The standard permits the use of either a full retrospective or modified retrospective approach. The Company has not yet selected a transition method and is currently evaluating the impact of adopting the standard on its consolidated financial statements.

ASU No. 2015-02, Consolidation - Amendments to the Consolidation Analysis (Topic 810)

In February 2015, the FASB issued ASU 2015-02, which makes targeted amendments to the current consolidation guidance and ends the deferral granted to investment companies from applying the VIE guidance. The standard amends the evaluation of whether (1) fees paid to a decision-maker or service providers represent a variable interest, (2) a limited partnership or similar entity has the characteristics of a VIE and (3) a reporting entity is the primary beneficiary of a VIE. The standard is effective for annual periods beginning after December 15, 2015 and interim periods therein. Early adoption is permitted. The Company does not expect this standard to have an impact on its consolidated financial statements upon adoption.

ASU No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30)

In April 2015, the FASB issued ASU No. 2015-03, which simplifies the presentation of debt issuance costs by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this update. The standard is effective for annual reporting periods beginning after December 15, 2015 and interim periods therein, and requires the use of the full retrospective approach. Early adoption is permitted for financial statements that have not been previously issued. As of December 31, 2015, the Company had approximately $13.9 million in deferred financing costs classified in other noncurrent assets that would be reclassified to reduce the related debt liabilities upon adoption of ASU No. 2015-03.

ASU No. 2015-05, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Customer's Accounting for Fees Paid in a Cloud Computing Arrangement

In April 2015, the FASB issued ASU No. 2015-05, which clarifies how customers in cloud computing arrangements should determine whether the arrangement includes a software license and eliminates the existing requirement for customers to account for software licenses they acquired by analogizing to the accounting guidance on leases. The standard is effective for annual reporting periods beginning after December 15, 2015 and interim periods therein. Early adoption is permitted. The standard permits the use of a prospective or retrospective approach. The Company expects to utilize the prospective approach upon adoption of this standard, which is not expected to have a material impact on its consolidated financial statements.

ASU No. 2015-11, Simplifying the Measurement of Inventory (Topic 330)

In July 2015, the FASB issued ASU No. 2015-11, which simplifies the subsequent measurement of inventory. It replaces the current lower of cost or market test with a lower of cost or net realizable value test. The standard is effective for public entities for annual reporting periods beginning after December 15, 2016, and interim periods therein. Early adoption is permitted. The new guidance must be applied prospectively. As the Company already uses the net realizable value to make lower of cost or market determinations, there will be no impact on its consolidated financial statements upon adoption of this standard.

ASU No. 2015-15, Interest - Imputation of Interest (Subtopic 835-30): Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements

In August 2015, the FASB issued ASU No. 2015-15, which clarifies that the SEC Staff would not object to an entity presenting debt issuance costs related to line-of-credit arrangements as an asset that is subsequently amortized ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. This standard should be adopted concurrent with adoption of ASU 2015-03 (which is described above). As of December 31, 2015, the Company had deferred financing costs related to lines of credit of approximately $0.3 million recorded within Deferred Debits that would not be reclassified upon adoption of this standard.

ASU No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments

In September 2015, the FASB issued ASU 2015-16, which simplifies the measurement-period adjustments in business combinations. It eliminates the requirement that an acquirer in a business combination account for measurement-period adjustments retrospectively. An acquirer will recognize a measurement-period adjustment during the period in which it determines the amount of the adjustment. The standard is effective for public entities for annual reporting periods beginning after December 15, 2015, and interim periods therein. Early adoption is permitted for financial statements that have not been issued. The new guidance should be applied prospectively to adjustments to provisional amounts that occur after the effective date of this standard. The Company will adopt this standard on January 1, 2016, which is not expected to have a material impact on the Company's consolidated financial statements.

ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes

Effective December 31, 2015, the Company prospectively adopted ASU No. 2015-17, which requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. As a result, each jurisdiction will now only have one net noncurrent deferred tax asset or liability. The guidance does not change the existing requirement that only permits offsetting within a jurisdiction; that is, companies will remain prohibited from offsetting deferred tax liabilities from one jurisdiction against deferred tax assets of another jurisdiction. Additionally, the current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the update. As the Company elected to apply this ASU prospectively, prior periods were not adjusted.

ASU No. 2016-01, Financial Instruments - Overall (Topic 825-10): Recognition and Measurement of Financial Assets
and Financial Liabilities

In January 2016, the FASB issued ASU 2016-01, which was designed to improve the recognition and measurement of financial instruments through targeted changes to existing GAAP. The guidance requires equity investments (except those that are accounted for under the equity method of accounting or result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income; that entities use the exit price notion when measuring financial instrument fair values; that an entity separate presentation of financial assets and liabilities by measurement category and form of financial asset on the Balance Sheets or Notes to the financial statements; that an entity present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk (or “own credit”) when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. Also, the standard eliminates the requirement for public entities to disclose the methods and significant assumptions used to estimate the fair value required to be disclosed for financial instruments measured at amortized cost on the Balance Sheets. The standard is effective beginning with interim periods starting after December 31, 2017 and cannot be applied early. The Company is currently evaluating the applicability and materiality of the standard, but doesn't anticipate a material impact on the Company's consolidated financial statements.

2. REGULATORY MATTERS

General

IPL is subject to regulation by the IURC as to its services and facilities, the valuation of property, the construction, purchase, or lease of electric generating facilities, the classification of accounts, rates of depreciation, retail rates and charges, the issuance of securities (other than evidences of indebtedness payable less than twelve months after the date of issue), the acquisition and sale of some public utility properties or securities and certain other matters.

In addition, IPL is subject to the jurisdiction of the FERC with respect to short-term borrowing not regulated by the IURC, the sale of electricity at wholesale and the transmission of electric energy in interstate commerce, the classification of accounts, reliability standards, and the acquisition and sale of utility property in certain circumstances as provided by the Federal Power Act. As a regulated entity, IPL is required to use certain accounting methods prescribed by regulatory bodies which may differ from those accounting methods required to be used by unregulated entities.

IPL is also affected by the regulatory jurisdiction of the EPA at the federal level, and the IDEM at the state level. Other significant regulatory agencies affecting IPL include, but are not limited to, the NERC, the U.S. Department of Labor and the IOSHA.

Basic Rates and Charges

Our basic rates and charges represent the largest component of our annual revenues. Our basic rates and charges are determined after giving consideration, on a pro-forma basis, to all allowable costs for ratemaking purposes including a fair return on the fair value of the utility property used and useful in providing service to customers. These basic rates and charges are set and approved by the IURC after public hearings. Such proceedings, which have occurred at irregular intervals, involve IPL, the IURC, the Indiana Office of Utility Consumer Counselor, and other interested stakeholders. Pursuant to statute, the IURC is to conduct a periodic review of the basic rates and charges of all Indiana utilities at least once every four years, but the IURC has the authority to review the rates of any Indiana utility at any time. Once set, the basic rates and charges authorized do not assure the realization of a fair return on the fair value of property.

Our basic rates and charges were last adjusted in 1996; however, IPL filed a petition with the IURC on December 29, 2014, for authority to increase its basic rates and charges. IPL's proposed increase, filed as part of IPL's rebuttal testimony in this proceeding, is $63.3 million annually, or 5.3%. An order on this proceeding will likely be issued by the IURC early in 2016.. The petition also includes requests to implement rate adjustment mechanisms for short-term recovery of fluctuations in the following costs: (1) capacity purchase costs; (2) off-systems sales margins; and (3) MISO non-fuel charges (MISO fuel charges are already included in the FAC rate mechanism as described below). No assurances can be given as to the timing or outcome of this proceeding. See “Rate Case and Downtown Underground Network Investigation” below for further details.

Our declining block rate structure generally provides for residential and commercial customers to be charged a lower per kWh rate at higher consumption levels. Therefore, as volumes increase, the weighted average price per kWh decreases. Numerous factors including, but not limited to, weather, inflation, customer growth and usage, the level of actual operating and maintenance expenditures, capital expenditures including those required by environmental regulations, fuel costs, generating unit availability and purchased power costs, can affect the return realized.

Rate Case and Downtown Underground Network Investigation

As discussed above, IPL filed a petition with the IURC on December 29, 2014, for authority to increase its basic rates and charges. In response to underground network incidents that occurred in the downtown Indianapolis area, the IURC issued an order on March 20, 2015 opening an investigation of our ongoing investment in, and operation and maintenance of, our network facilities. In 2015, the IURC combined this pending investigation with our petition filed in 2014 proposing to increase our basic rates and charges. The outcome of the rate case and/or downtown underground network investigation cannot be predicted.

FAC and Authorized Annual Jurisdictional Net Operating Income

IPL may apply to the IURC for a change in IPL’s fuel charge every three months to recover IPL’s estimated fuel costs, including the energy portion of purchased power costs, which may be above or below the levels included in IPL’s basic rates and charges. IPL must present evidence in each FAC proceeding that it has made every reasonable effort to acquire fuel and generate or purchase power or both so as to provide electricity to its retail customers at the lowest fuel cost reasonably possible.

Independent of the IURC’s ability to review basic rates and charges, Indiana law requires electric utilities under the jurisdiction of the IURC to meet operating expense and income test requirements as a condition for approval of requested changes in the FAC. Additionally, customer refunds may result if a utility’s rolling twelve-month operating income, determined at quarterly measurement dates, exceeds a utility’s authorized annual jurisdictional net operating income and there are not sufficient applicable cumulative net operating income deficiencies against which the excess rolling twelve-month jurisdictional net operating income can be offset.

ECCRA

IPL may apply to the IURC for approval of a rate adjustment known as the ECCRA every six months to recover costs to comply with certain environmental regulations applicable to IPL's generating stations.  The total amount of IPL’s equipment approved for ECCRA recovery as of December 31, 2015 was $978 million. The jurisdictional revenue requirement that was approved by the IURC to be included in IPL’s rates for the six-month period from September 2015 through February 2016 was $82.0 million. During the years ended December 31, 2015, 2014 and 2013, we made environmental compliance expenditures of $252.2 million, $176.3 million, and $126.6 million, respectively. The vast majority of such costs are recoverable through our ECCRA filings.

DSM

In March 2014, legislation, referred to as the SEA 340, was approved that effectively ended the IURC’s energy efficiency targets established in a 2009 statewide Generic DSM Order. Although SEA 340 puts an end to established efficiency targets, IPL will continue to offer cost-effective energy efficiency and demand response programs as one of many resources to meet future demand for electricity.

In December 2014, we received approval from the IURC of our 2015-2016 DSM plan. The approval includes cost recovery on a set of DSM programs to be offered in 2015-2016 that is similar to the 2014 set of programs. Similar to the current DSM framework, we are eligible to receive performance incentives dependent upon the level of success of the programs. Additionally, we were granted authority to record a regulatory asset for recovery in a future base rate case proceeding for lost margins which result from decreased kWh related to implementation of these DSM programs.

In May 2015, SEA 412 became law in Indiana. Among other things, SEA 412 requires the IURC to adopt rules regarding the submission of an integrated resource plan. The IURC rulemaking required by SEA 412 is currently in progress. SEA 412 also requires certain electricity suppliers to submit energy efficiency plans to the IURC at least once every three years.

Wind and Solar Power Purchase Agreements

We are committed under a power purchase agreement to purchase all wind-generated electricity through 2029 from a wind project in Indiana. We are also committed under another agreement to purchase all wind-generated electricity for 20 years from a project in Minnesota. The Indiana project has a maximum output capacity of approximately 100 MW. The Minnesota project, which began commercial operation in October 2011, has a maximum output capacity of approximately 200 MW. In addition, we have 97 MW of solar-generated electricity in our service territory under long-term contracts in 2016, of which 95 MW was in operation as of December 31, 2015. We have authority from the IURC to recover the costs for all of these agreements through an adjustment mechanism administered within the FAC.

MISO Transmission Expansion Cost Sharing

MISO transmission system owner members including IPL share the costs of transmission expansion projects with other MISO transmission system owner members after such projects are approved by the MISO board of directors. As required by FERC, IPL participates in a regional transmission planning process with MISO and other MISO transmission providers to produce a regional transmission plan. Upon approval by the MISO board of directors the transmission system owner members must make a good faith effort to build and/or pay for the approved projects they submitted. Costs allocated to IPL for the projects of other transmission system owner members are collected by MISO per their tariff. These charges are difficult to estimate and amounted to $12.1 million in 2015. It is probable, but not certain, that these costs will be recovered through IPL's tariff, subject to IURC approval. Through December 31, 2015, we have deferred as a long-term regulatory asset $19.7 million of MISO transmission expansion costs.

3. UTILITY PLANT IN SERVICE

The original cost of utility plant in service segregated by functional classifications follows:

	As of December 31,
	2015	2014
	(In Thousands)
Production	$3,111,674	$2,862,579
Transmission	293,767	268,594
Distribution	1,371,029	1,323,190
General plant	216,124	203,660
Total utility plant in service	$4,992,594	$4,658,023

Substantially all of IPL’s property is subject to a $1,283.5 million direct first mortgage lien, as of December 31, 2015, securing IPL’s first mortgage bonds. Property under capital leases as of December 31, 2015 and 2014 was insignificant. Total non-contractually or legally required removal costs of utility plant in service at December 31, 2015 and 2014 were $673.8 million and $636.8 million, respectively; and total contractually or legally required removal costs of utility plant in service at December 31, 2015 and 2014 were $59.0 million and $59.1 million, respectively. Please see “– ARO” below for further information.

IPL anticipates material additional costs to comply with various pending and final federal legislation and regulations and it is IPL’s intent to seek recovery of any additional costs. The majority of the expenditures for construction projects designed to reduce SO2 and mercury emissions are recoverable from jurisdictional retail customers as part of IPL’s CCT projects; however, since jurisdictional retail rates are subject to regulatory approval, there can be no assurance that all costs will be recovered in rates.

ARO

ASC 410 “Asset Retirement and Environmental Obligations” addresses financial accounting and reporting for legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation. A legal obligation for purposes of ASC 410 is an obligation that a party is required to settle as a result of an existing law, statute, ordinance, written or oral contract or the doctrine of promissory estoppel.

IPL’s ARO relates primarily to environmental issues involving asbestos, ash ponds, landfills and miscellaneous contaminants associated with its generating plants, transmission system and distribution system. The following is a reconciliation of the ARO legal liability year end balances:

	2015	2014
	(In Millions)
Balance as of January 1	$59.1	$41.4
Liabilities incurred	0.6	—
Liabilities settled	(2.5)	—
Revisions in estimated cash flows	(1.3)	15.4
Accretion expense	3.1	2.3
Balance as of December 31	$59.0	$59.1

As of December 31, 2015 and 2014, IPL did not have any assets that are legally restricted for settling its ARO liability.

4. FAIR VALUE

The fair value of financial assets and liabilities approximate their reported carrying amounts. The estimated fair values of the Company's assets and liabilities have been determined using available market information. As these amounts are estimates and based on hypothetical transactions to sell assets or transfer liabilities, the use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Fair Value Hierarchy and Valuation Techniques

ASC 820 defined and established a framework for measuring fair value and expands disclosures about fair value measurements for financial assets and liabilities that are adjusted to fair value on a recurring basis and/or financial assets and liabilities that are measured at fair value on a nonrecurring basis, which have been adjusted to fair value during the period. In accordance with ASC 820, we have categorized our financial assets and liabilities that are adjusted to fair value, based on the priority of the inputs to the valuation technique, following the three-level fair value hierarchy prescribed by ASC 820 as follows:

Level 1 - unadjusted quoted prices for identical assets or liabilities in an active market;

Level 2 - inputs from quoted prices in markets where trading occurs infrequently or quoted prices of instruments with similar attributes in active markets; and

Level 3 - unobservable inputs reflecting management’s own assumptions about the inputs used in pricing the asset or liability.

Whenever possible, quoted prices in active markets are used to determine the fair value of our financial instruments. Our financial instruments are not held for trading or other speculative purposes. The estimated fair value of financial instruments has been determined by using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that we could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

FTRs

In connection with IPL’s participation in MISO, in the second quarter of each year IPL is granted financial instruments that can be converted into cash or FTRs based on IPL’s forecasted peak load for the period. FTRs are used in the MISO market to hedge IPL’s exposure to congestion charges, which result from constraints on the transmission system. IPL converts all of these financial instruments into FTRs. IPL’s FTRs are valued at the cleared auction prices for FTRs in MISO’s annual auction. Because of the infrequent nature of this valuation, the fair value assigned to the FTRs is considered a Level 3 input under the fair value hierarchy required by ASC 820. An offsetting regulatory liability has been recorded as these revenues or costs will be flowed through to customers through the FAC. As such, there is no impact on our Consolidated Statements of Income.

Other Financial Liabilities

IPL did not have any financial assets or liabilities measured at fair value on a nonrecurring basis, which have been adjusted to fair value during the periods covered by this report. As of December 31, 2015 and 2014, all of IPL’s financial assets or liabilities measured at fair value on a recurring basis were considered Level 3, based on the fair value hierarchy.

Summary

The fair value of assets and liabilities at December 31, 2015 measured on a recurring basis and the respective category within the fair value hierarchy for IPL was determined as follows:

Assets and Liabilities at Fair Value
		Level 1	Level 2	Level 3
	Fair value at December 31, 2015	Based on quoted market prices in active markets	Other observable inputs	Unobservable inputs
	(In Thousands)
Financial assets:
Financial transmission rights	$4,150	$—	$—	$4,150
Total financial assets measured at fair value	$4,150	$—	$—	$4,150
Financial liabilities:
Other derivative liabilities	$121	$—	$—	$121
Total financial liabilities measured at fair value	$121	$—	$—	$121

The fair value of assets and liabilities at December 31, 2014 measured on a recurring basis and the respective category within the fair value hierarchy for IPL was determined as follows:

Assets and Liabilities at Fair Value
		Level 1	Level 2	Level 3
	Fair value at December 31, 2014	Based on quoted market prices in active markets	Other observable inputs	Unobservable inputs
	(In Thousands)
Financial assets:
Financial transmission rights	$6,235	$—	$—	$6,235
Total financial assets measured at fair value	$6,235	$—	$—	$6,235
Financial liabilities:
Other derivative liabilities	$140	$—	$—	$140
Total financial liabilities measured at fair value	$140	$—	$—	$140

The following table sets forth a reconciliation of financial instruments, measured at fair value on a recurring basis, classified as Level 3 in the fair value hierarchy  (note, amounts in this table indicate carrying values, which approximate fair values):

Derivative Financial Instruments, net Liability
(In Thousands)
Balance at January 1, 2014	$4,133
Unrealized gain recognized in earnings	16
Issuances	15,710
Settlements	(13,764)
Balance at December 31, 2014	$6,095
Unrealized gain recognized in earnings	47
Issuances	13,281
Settlements	(15,394)
Balance at December 31, 2015	$4,029

Non-Recurring Fair Value Measurements

ASC 410 “Asset Retirement and Environmental Obligations” addresses financial accounting and reporting for legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation. A legal obligation for purposes of ASC 410 is an obligation that a party is required to settle as a result of an existing law, statute, ordinance, written or oral contract or the doctrine of promissory estoppel. IPL’s ARO liabilities relate primarily to environmental issues involving asbestos-containing materials, ash ponds, landfills and miscellaneous contaminants associated with its generating plants, transmission system and distribution system. We use the cost approach to determine the fair value of IPL’s ARO liabilities, which is estimated by discounting expected cash outflows to their present value at the initial recording of the liabilities. Cash outflows are based on the approximate future disposal costs as determined by market information, historical information or other management estimates. These inputs to the fair value of the ARO liabilities would be considered Level 3 inputs under the fair value hierarchy. As of December 31, 2015 and 2014, ARO liabilities were $59.0 million and $59.1 million, respectively. See Note 3, “Utility Plant in Service,” for a rollforward of the ARO liability.

Financial Instruments not Measured at Fair Value in the Consolidated Balance Sheets

Debt

The fair value of our outstanding fixed-rate debt has been determined on the basis of the quoted market prices of the specific securities issued and outstanding. In certain circumstances, the market for such securities was inactive and therefore the valuation was adjusted to consider changes in market spreads for similar securities. Accordingly, the purpose of this disclosure is not to approximate the value on the basis of how the debt might be refinanced.

The following table shows the face value and the fair value of fixed-rate and variable-rate indebtedness (Level 2) for the periods ending:

	December 31, 2015		December 31, 2014
	Face Value	Fair Value	Face Value	Fair Value
	(In Millions)
Fixed-rate	$1,283.4	$1,406.8	$1,155.3	$1,386.2
Variable-rate	256.9	256.9	50.0	50.0
Total indebtedness	$1,540.3	$1,663.7	$1,205.3	$1,436.2

The difference between the face value and the carrying value of this indebtedness represents unamortized discounts of $4.2 million and $2.9 million at December 31, 2015 and 2014, respectively.

5. REGULATORY ASSETS AND LIABILITIES

Regulatory assets represent deferred costs or credits that have been included as allowable costs or credits for ratemaking purposes. IPL has recorded regulatory assets or liabilities relating to certain costs or credits as authorized by the IURC or established regulatory practices in accordance with ASC 980. IPL is amortizing non tax‑related regulatory assets to expense over periods ranging from 1 to 35 years. Tax-related regulatory assets represent the net income tax costs to be considered in future regulatory proceedings generally as the tax-related amounts are paid.

The amounts of regulatory assets and regulatory liabilities at December 31 are as follows:

	2015	2014	Recovery Period
	(In Thousands)
Regulatory Assets
Current:
Environmental projects	$8,002	$93	Through 2016(1)
Total current regulatory assets	$8,002	$93
Long-term:
Unrecognized pension and other
postretirement benefit plan costs	$226,889	$229,590	Various
Income taxes recoverable through rates	35,765	31,335	Various
Deferred MISO costs	128,610	110,500	To be determined(2)
Unamortized Petersburg Unit 4 carrying
charges and certain other costs	11,248	12,302	Through 2026(1) (3)
Unamortized reacquisition premium on debt	23,268	24,585	Over remaining life of debt
Environmental projects	16,876	7,671	Through 2021(1)
Other miscellaneous	5,544	3,210	To be determined(2)
Total long-term regulatory assets	$448,200	$419,193
Total regulatory assets	$456,202	$419,286
Regulatory Liabilities
Current:
Deferred fuel	$19,746	$17,837	Through 2016(1)
FTRs	4,150	6,235	Through 2016(1)
DSM program costs	4,273	2,001	Through 2016(1)
Environmental projects	—	1,870	Through 2016(1)
Total current regulatory liabilities	$28,169	$27,943
Long-term:
ARO and accrued asset removal costs	$637,065	$607,628	Not Applicable
Unamortized investment tax credit	2,451	3,289	Through 2021
Total long-term regulatory liabilities	$639,516	$610,917
Total regulatory liabilities	$667,685	$638,860

(1)	Recovered (credited) per specific rate orders

(2)	Recovery is probable but timing not yet determined

(3)	Recovered with a current return

Deferred Fuel

Deferred fuel costs are a component of current regulatory assets and are expected to be recovered through future FAC proceedings. IPL records deferred fuel in accordance with standards prescribed by the FERC. The deferred fuel adjustment is the result of variances between estimated fuel and purchased power costs in IPL’s FAC and actual fuel and purchased power costs. IPL is generally permitted to recover underestimated fuel and purchased power costs in future rates through the FAC proceedings and therefore the costs are deferred when incurred and amortized into fuel expense in the same period that IPL’s rates are adjusted to reflect these costs.

Deferred fuel was a regulatory liability of $19.7 million and $17.8 million as of December 31, 2015 and 2014, respectively. The deferred fuel liability increased $1.9 million in 2015 as a result of IPL charging more for fuel than our actual costs to our jurisdictional customers.

Unrecognized Pension and Postretirement Benefit Plan Costs

In accordance with ASC 715 “Compensation – Retirement Benefits” and ASC 980, we recognize a regulatory asset equal to the unrecognized actuarial gains and losses and prior service costs. Pension expenses are recorded based on the benefit plan’s actuarially determined pension liability and associated level of annual expenses to be recognized. The other postretirement benefit plan’s deferred benefit cost is the excess of the other postretirement benefit liability over the amount previously recognized.

Income Taxes Recoverable Through Rates

This amount represents the portion of deferred income taxes that we believe will be recovered through future rates, based upon established regulatory practices, which permit the recovery of current taxes. Accordingly, this regulatory asset is offset by a deferred tax liability and is expected to be recovered, without interest, over the period underlying book-tax timing differences reverse and become current taxes.

Deferred MISO Costs

These consist of administrative costs for transmission services, transmission expansion cost sharing, and certain other operational and administrative costs from the MISO market. IPL received orders from the IURC that granted authority for IPL to defer such costs and seek recovery in a future basic rate case. Recovery of these costs is believed to be probable, but not certain. See Note 2, “Regulatory Matters.”

ARO and Accrued Asset Removal Costs

In accordance with ASC 410 and ASC 980, IPL recognizes the cost of removal component of its depreciation reserve that does not have an associated legal retirement obligation as a deferred liability. This amount is net of the portion of legal ARO costs that is currently being recovered in rates.

6. EQUITY

Paid In Capital and Capital Stock

On June 27, 2014, and July 31, 2013, IPALCO received equity capital contributions of $106.4 million and $49.1 million, respectively, from AES for funding needs related to IPL’s environmental and replacement generation projects. IPALCO then made the same equity capital contributions to IPL.

On April 1, 2015, IPALCO issued and sold 11,818,828 shares of IPALCO's common stock to CDPQ for $214.4 million for funding needs primarily related to IPL's environmental construction program. IPALCO then made the same investment in IPL.

All of the outstanding common stock of IPL is owned by IPALCO. IPL’s common stock is pledged under the 2018 IPALCO Notes and 2020 IPALCO Notes. There have been no changes in the capital stock of IPL during the three years ended December 31, 2015.

Dividend Restrictions

IPL’s mortgage and deed of trust and its amended articles of incorporation contain restrictions on IPL’s ability to issue certain securities or pay cash dividends. So long as any of the several series of bonds of IPL issued under its mortgage remains outstanding, and subject to certain exceptions, IPL is restricted in the declaration and payment of dividends, or other distribution on shares of its capital stock of any class, or in the purchase or redemption of such shares, to the aggregate of its net income, as defined in the mortgage, after December 31, 1939. The amount which these mortgage provisions would have permitted IPL to declare and pay as dividends at December 31, 2015, exceeded IPL’s retained earnings at that date. In addition, pursuant to IPL’s articles, no dividends may be paid or accrued and no other distribution may be made on IPL’s common stock unless dividends on all outstanding shares of IPL preferred stock have been paid or declared and set apart for payment.

IPL is also restricted in its ability to pay dividends if it is in default under the terms of its Credit Agreement and its unsecured notes, which could happen if IPL fails to comply with certain covenants. These covenants, among other things, require IPL to maintain a ratio of total debt to total capitalization not in excess of 0.65 to 1, in order to pay dividends. As of December 31, 2015 and as of the filing of this report, IPL was in compliance with all covenants and no event of default existed.

Cumulative Preferred Stock

IPL has five separate series of cumulative preferred stock. Holders of preferred stock are entitled to receive dividends at rates per annum ranging from 4.0% to 5.65%. During each year ended December 31, 2015, 2014 and 2013, total preferred stock dividends declared were $3.2 million. Holders of preferred stock are entitled to two votes per share for IPL matters, and if four full quarterly dividends are in default on all shares of the preferred stock then outstanding, they are entitled to elect the smallest number of IPL directors to constitute a majority of IPL’s board of directors. Based on the preferred stockholders’ ability to elect a majority of IPL’s board of directors in this circumstance, the redemption of the preferred shares is considered to be not solely within the control of the issuer and the preferred stock was considered temporary equity and presented in the mezzanine level of the audited consolidated balance sheets in accordance with the relevant accounting guidance for non-controlling interests and redeemable securities. IPL has issued and outstanding 500,000 shares of 5.65% preferred stock, which are now redeemable at par value, subject to certain restrictions, in whole or in part. Additionally, IPL has 91,353 shares of preferred stock which are redeemable solely at the option of IPL and can be redeemed in whole or in part at any time at specific call prices.

At December 31, 2015, 2014 and 2013, preferred stock consisted of the following:

	December 31, 2015		December 31,
	Shares Outstanding	Call Price	2015	2014	2013
			Par Value, plus premium, if applicable
			(In Thousands)
Cumulative $100 par value,
authorized 2,000,000 shares
4% Series	47,611	$118.00	$5,410	$5,410	$5,410
4.2% Series	19,331	103.00	1,933	1,933	1,933
4.6% Series	2,481	103.00	248	248	248
4.8% Series	21,930	101.00	2,193	2,193	2,193
5.65% Series	500,000	100.00	50,000	50,000	50,000
Total cumulative preferred stock	591,353		$59,784	$59,784	$59,784

7. DEBT

Long-Term Debt

The following table presents our long-term debt:

		December 31,
Series	Due	2015	2014
		(In Thousands)
IPL first mortgage bonds (see below):
4.90% (1)	January 2016	$—	$30,000
4.90% (1)	January 2016	—	41,850
4.90% (1)	January 2016	—	60,000
5.40% (2)	August 2017	24,650	24,650
3.875% (1)	August 2021	55,000	55,000
3.875% (1)	August 2021	40,000	40,000
4.55% (1)	December 2024	40,000	40,000
6.60%	January 2034	100,000	100,000
6.05%	October 2036	158,800	158,800
6.60%	June 2037	165,000	165,000
4.875%	November 2041	140,000	140,000
4.65%	June 2043	170,000	170,000
4.50%	June 2044	130,000	130,000
4.70%	September 2045	260,000	—
Unamortized discount – net		(4,242)	(2,940)
Total IPL first mortgage bonds		1,279,208	1,152,360
IPL unsecured debt:
Variable (3)	December 2020	30,000	—
Variable (3)	December 2020	60,000	—
Total IPL unsecured debt		90,000	—
Total Consolidated IPL Long-term Debt		1,369,208	1,152,360
Less: Current Portion of Long-term Debt		—	—
Net Consolidated IPL Long-term Debt		$1,369,208	$1,152,360

(1)	First mortgage bonds are issued to the Indiana Finance Authority, to secure the loan of proceeds from the tax-exempt bonds issued by the Indiana Finance Authority.

(2)	First mortgage bonds are issued to the city of Petersburg, Indiana, to secure the loan proceeds from various tax-exempt instruments issued by the city.

(3)
Unsecured notes are issued to the Indiana Finance Authority by IPL to facilitate the loan of proceeds from various tax-exempt notes issued by the Indiana Finance Authority. The notes have a final maturity date of December 2038, but are subject to a mandatory put in December 2020.

Debt Maturities

Maturities on long-term indebtedness subsequent to December 31, 2015, are as follows:

Year	Amount
(In Thousands)
2016	$—
2017	24,650
2018	—
2019	—
2020	90,000
Thereafter	1,258,800
Total	$1,373,450

Significant Transactions

IPL First Mortgage Bonds

The mortgage and deed of trust of IPL, together with the supplemental indentures thereto, secure the first mortgage bonds issued by IPL. Pursuant to the terms of the mortgage, substantially all property owned by IPL is subject to a first mortgage lien securing indebtedness of $1,283.5 million as of December 31, 2015. The IPL first mortgage bonds require net earnings as calculated thereunder be at least two and one-half times the annual interest requirements before additional bonds can be authenticated on the basis of property additions. IPL was in compliance with such requirements as of December 31, 2015.

In June 2013, IPL issued $170 million aggregate principal amount of first mortgage bonds, 4.65% Series, due June 2043. Net proceeds from this offering were approximately $167.9 million, after deducting the initial purchasers’ discounts, fees and expenses for the offering payable by IPL. The net proceeds from the offering were used in June 2013 to finance the redemption of $110 million aggregate principal amount of IPL first mortgage bonds, 6.30% Series, due July 2013, and to pay related fees, expenses and applicable redemption prices. We used all remaining proceeds to finance a portion of our environmental construction program and for other general corporate purposes.

In June 2014, IPL issued $130 million aggregate principal amount of first mortgage bonds, 4.50% Series, due June 2044. Net proceeds from this offering were approximately $126.8 million, after deducting the initial purchasers’ discounts, fees and expenses for the offering payable by IPL. The net proceeds from the offering were used: (i) to finance a portion of IPL’s construction program; (ii) to finance a portion of IPL’s capital costs related to environmental and replacement generation projects; and (iii) for other general corporate purposes.

In September 2015, IPL issued $260 million aggregate principal amount of first mortgage bonds, 4.70% Series, due September 2045, pursuant to Rule 144A and Regulation S under the Securities Act. Net proceeds from this offering were approximately $255.6 million, after deducting the initial purchasers’ discounts and fees and expenses for the offering payable by IPL. The net proceeds from the offering were used to finance a portion of IPL's construction program and capital costs related to environmental and replacement generation projects and for other general corporate purposes.

In December 2015, IPL refunded $131.9 million aggregate principal amount of first mortgage bonds, 4.90% Series, due January 2016 from the proceeds of unsecured notes with a syndication of banks. For further discussion, please see “– IPL Unsecured Notes” below.

IPL Unsecured Notes

In October 2015, IPL entered into an unsecured $91.9 million 364-day committed credit facility with a delayed draw feature at variable rates with a syndication of banks. It was drawn on in October and December 2015 to fund the October 2015 termination of IPL’s $50 million accounts receivable securitization program and to assist in the December 2015 refunding of $41.9 million of IPL's outstanding aggregate principal amount of 4.90% Environmental Facilities Refunding Revenue Bonds (Indianapolis Power & Light Company Project) Series 2009A due in January 2016. This agreement matures on October 14, 2016, and bears interest at variable rates as described in the credit agreement. This credit facility contain customary representations, warranties and covenants, including a leverage covenant consistent with the leverage covenant contained in IPL's Credit Agreement.

In December 2015, the Indiana Finance Authority issued on behalf of IPL an aggregate principal amount of $90 million of Environmental Facilities Refunding Revenue Notes due December 2038 (Indianapolis Power & Light Company Project). These unsecured notes were issued in two series: $30 million Series 2015A notes and $60 million 2015B notes. These notes were initially purchased by a syndication of banks who will hold the notes until the mandatory put date of December 22, 2020. The proceeds of the 2015A notes and the 2015B notes were loaned to IPL to assist it in refunding the $30 million Indiana Finance Authority Environmental Facilities Refunding Revenue Bonds (Indianapolis Power & Light Company Project) Series 2009B and $60 million Indiana Finance Authority environmental Facilities Refunding Revenue Bonds (Indianapolis Power & Light Company Project) Series 2009C each series due January 1, 2016. These notes bear interest at a variable rate as described in the notes purchase and covenants agreement. The agreement contains customary representations, warranties and covenants, including a leverage covenant consistent with the leverage covenant contained in IPL's Credit Agreement.

Line of Credit

IPL entered into an amendment and restatement of its 5-year $250 million revolving credit facility in May 2014, and a further amendment and extension of the credit facility on October 16, 2015 (the “Credit Agreement”) with a syndication of banks. This Credit Agreement is an unsecured committed line of credit to be used: (i) to finance capital expenditures; (ii) to refinance indebtedness under the existing credit agreement; (iii) to support working capital; and (iv) for general corporate purposes. This agreement matures on October 16, 2020, and bears interest at variable rates as described in the Credit Agreement. It includes an uncommitted $150 million accordion feature to provide IPL with an option to request an increase in the size of the facility at any time prior to October 16, 2019, subject to approval by the lenders. Prior to execution, IPL had existing general banking relationships with the parties in this agreement. As of December 31, 2015 and 2014, IPL had $75.0 million and $0 million in outstanding borrowings on the committed line of credit, respectively.

Restrictions on Issuance of Debt

All of IPL’s long-term borrowings must first be approved by the IURC and the aggregate amount of IPL’s short-term indebtedness must be approved by the FERC. IPL has approval from FERC to borrow up to $500 million of short-term indebtedness outstanding at any time through July 28, 2016. In December 2015, IPL received an order from the IURC granting IPL, authority through December 31, 2018 to, among other things, issue up to $650 million in aggregate principal amount of long-term debt (inclusive of $260 million of first mortgage bonds issued in September 2015), refinance up to $196.5 million in existing indebtedness (inclusive of $90 million of unsecured notes issued in December 2015), have up to $500 million of long-term credit agreements and liquidity facilities outstanding at any one time, and, as an alternative to the sale of all or a portion of $65 million in principal amount of the long-term debt mentioned above, issue up to $65 million of new preferred stock. IPL also has restrictions on the amount of new debt that may be issued due to contractual obligations of AES and by financial covenant restrictions under our existing debt obligations. Under such restrictions, IPL is generally allowed to fully draw the amounts available on its credit facility, refinance existing debt and issue new debt approved by the IURC and issue certain other indebtedness.

Credit Ratings

Our ability to borrow money or to refinance existing indebtedness and the interest rates at which we can borrow money or refinance existing indebtedness are affected by our credit ratings. In addition, the applicable interest rates on IPL’s Credit Agreement and other unsecured notes (as well as the amount of certain other fees on the Credit Agreement and the 364-day unsecured notes) are dependent upon the credit ratings of IPL. Downgrades in the credit ratings of AES and/or IPALCO could result in IPL’s credit ratings being downgraded.

Accounts Receivable Securitization

IPL formed IPL Funding in 1996 as a special-purpose entity to purchase receivables originated by IPL pursuant to a receivables purchase agreement between IPL and IPL Funding. IPL Funding also entered into a sale facility as defined in the Receivables Sale Agreement, which matured as extended on October 24, 2012. At that time, the Purchasers replaced The Royal Bank of Scotland plc and Windmill Funding Corporation as Agent and Investor, respectively. On October 20, 2014, Citibank, as the sole Liquidity Provider, and CRC Funding entered into a Transfer Supplement pursuant to which Citibank assigned to CRC Funding, and CRC Funding assumed, all of Citibank’s Commitment and Purchase Interest, and accordingly, CRC Funding was both the Investor and a Liquidity Provider, referred to as the “Purchaser.”

Pursuant to the terms of the Receivables Sale Agreement, the Purchasers agree to purchase from IPL Funding, on a revolving basis, interests in the pool of receivables purchased from IPL up to the lesser of (1) an amount determined pursuant to the sale facility that took into account certain eligibility requirements and reserves relating to the receivables, or (2) $50 million. That amount was $0 million and $50 million as of December 31, 2015 and 2014, respectively. As collections reduce accounts receivable included in the pool, IPL Funding sells ownership interests in additional receivables acquired from IPL to return the ownership interests sold to the maximum amount permitted by the sale facility. IPL Funding is included in the Consolidated Financial Statements of IPL.

On October 16, 2015, IPL closed on a new unsecured $91.9 million 364-day committed credit facility with a syndication of banks. The first $50 million of the term loan was drawn at closing to fund the October 19, 2015 termination of IPL's $50 million accounts receivable securitization program. Please see “– IPL Unsecured Notes” above for details.

8. INCOME TAXES

IPL follows a policy of comprehensive interperiod income tax allocation. Investment tax credits related to utility property have been deferred and are being amortized over the estimated useful lives of the related property.

AES files federal and state income tax returns which consolidate IPALCO and IPL. Under a tax sharing agreement with IPALCO, IPL is responsible for the income taxes associated with its own taxable income and records the provision for income taxes as if IPL filed separate income tax returns. IPL is no longer subject to U.S. or state income tax examinations for tax years through March 27, 2001, but is open for all subsequent periods.

On March 25, 2014, the State of Indiana amended Indiana Code 6-3-2-1 through Senate Bill 001, which phases in an additional 1.6% reduction to the state corporate income tax rate that was initially being reduced by 2%. While the statutory state income tax rate remained at 6.75% for the calendar year 2015, the deferred tax balances were adjusted according to the anticipated reversal of temporary differences. The change in required deferred taxes on plant and plant-related temporary differences resulted in a reduction to the associated regulatory asset of $1.0 million. The change in required deferred taxes on non-property related temporary differences which are not probable to cause a reduction in future base customer rates resulted in a tax benefit of $0.4 million.

On September 13, 2013, the Internal Revenue Service released final regulations addressing the acquisition, production and improvement of tangible property and proposed regulations addressing the disposition of property. These regulations replace previously issued temporary regulations and are effective for tax years beginning on or after January 1, 2014. IPL management has opted to fully implement the new regulations effective with its 2014 income tax return. IPL has recorded the tax effect of a $245.9 million favorable Internal Revenue Code Section 481(a) adjustment to its balance sheet as a result of the regulations. This amount represents the cumulative effective of accelerated deductions related to repairs of tangible property through December 31, 2013. The adjustment does not impact the income statement.

Internal Revenue Code Section 199 permits taxpayers to claim a deduction from taxable income attributable to certain domestic production activities. IPL’s electric production activities qualify for this deduction. Beginning in 2010 and thereafter, the deduction is equal to 9% of the taxable income attributable to qualifying production activity. The tax benefit associated with the Internal Revenue Code Section 199 domestic production deduction for 2015, 2014 and 2013 was $1.7 million, $0.0 million, and $4.4 million, respectively. There was no tax benefit for 2014 primarily due to the election of the final tangible property regulations.

In 2015, IPL elected to early adopt ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes,” under the prospective method. To simplify presentation of deferred income taxes, ASU 2015-17 requires that deferred tax liabilities and assets be classified as non-current in a statement of financial position, removing the previous requirement to report both current and non-current deferred tax liabilities and assets separately. By early adopting under the prospective method, previous reporting periods have not been retrospectively adjusted.

Income Tax Provision

Federal and state income taxes charged to income are as follows:

	2015	2014	2013
	(In Thousands)
Charged to utility operating expenses:
Current income taxes:
Federal	$18,661	$944	$53,937
State	5,758	110	15,191
Total current income taxes	24,419	1,054	69,128
Deferred income taxes:
Federal	29,165	58,114	(8,048)
State	5,019	12,498	(1,031)
Total deferred income taxes	34,184	70,612	(9,079)
Net amortization of investment credit	(1,319)	(1,431)	(1,501)
Total charge to utility operating expenses	57,284	70,235	58,548
Charged to other income and deductions:
Current income taxes:
Federal	(1,715)	329	(752)
State	(240)	69	(62)
Total current income taxes	(1,955)	398	(814)
Deferred income taxes:
Federal	740	(1,202)	(13)
State	150	(148)	(1)
Total deferred income taxes	890	(1,350)	(14)
Net provision to other income and deductions	(1,065)	(952)	(828)
Total federal and state income tax provisions	$56,219	$69,283	$57,720

Effective and Statutory Rate Reconciliation

The provision for income taxes (including net investment tax credit adjustments) is different than the amount computed by applying the statutory tax rate to pretax income. The reasons for the difference, stated as a percentage of pretax income, are as follows:

	2015	2014	2013
Federal statutory tax rate	35.0%	35.0%	35.0%
State income tax, net of federal tax benefit	4.4%	4.6%	6.0%
Amortization of investment tax credits	(0.8)%	(0.8)%	(1.0)%
Depreciation flow through and amortization	(0.2)%	(0.2)%	(0.2)%
Additional funds used during construction - equity	(1.9)%	(0.2)%	0.4%
Manufacturers’ Production Deduction (Sec. 199)	(1.0)%	—%	(3.2)%
Other – net	0.1%	0.4%	0.4%
Effective tax rate	35.6%	38.8%	37.4%

Deferred Income Taxes

The significant items comprising IPL’s net accumulated deferred tax liability recognized on the audited Consolidated Balance Sheets as of December 31, 2015 and 2014, are as follows:

	2015	2014
	(In Thousands)
Deferred tax liabilities:
Relating to utility property, net	$541,369	$539,318
Regulatory assets recoverable through future rates	178,187	161,697
Other	11,349	13,885
Total deferred tax liabilities	730,905	714,900
Deferred tax assets:
Investment tax credit	1,507	2,019
Regulatory liabilities including ARO	260,555	247,118
Employee benefit plans	38,159	45,090
Net operating loss	—	31,172
Other	10,953	10,008
Total deferred tax assets	311,174	335,407
Net deferred tax liability	419,731	379,493
Less: deferred tax asset - current	—	(41,551)
Deferred income taxes – net	$419,731	$421,044

Uncertain Tax Positions

The following is a reconciliation of the beginning and ending amounts of unrecognized tax benefits for the years ended December 31, 2015, 2014 and 2013:

	2015	2014	2013
	(In Thousands)
Unrecognized tax benefits at January 1	$7,042	$6,734	$6,138
Gross increases – current period tax positions	962	975	986
Gross decreases – prior period tax positions	(857)	(667)	(390)
Unrecognized tax benefits at December 31	$7,147	$7,042	$6,734

The unrecognized tax benefits at December 31, 2015 represent tax positions for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. Because of the impact of deferred tax accounting, other than interest and penalties, the timing of the deductions will not affect the annual effective tax rate but would accelerate the tax payments to an earlier period.

Tax-related interest expense and income is reported as part of the provision for federal and state income taxes. Penalties, if incurred, would also be recognized as a component of tax expense. There are no interest or penalties applicable to the periods contained in this report.

9. BENEFIT PLANS

Defined Contribution Plans

All of IPL’s employees are covered by one of two defined contribution plans, the Thrift Plan or the RSP:

The Thrift Plan

Approximately 84% of IPL’s active employees are covered by the Thrift Plan, a qualified defined contribution plan. All union new hires are covered under the Thrift Plan. Participants elect to make contributions to the Thrift Plan based on a percentage of their base compensation. Each participant’s contribution is matched up to certain thresholds of base compensation. The IBEW clerical-technical union new hires receive an annual lump sum company contribution into the Thrift Plan in addition to the company match. Employer contributions to the Thrift Plan were $3.1 million, $3.0 million and $3.0 million for 2015, 2014 and 2013, respectively.

The RSP

Approximately 16% of IPL’s active employees are covered by the RSP, a qualified defined contribution plan containing a profit sharing component. All non-union new hires are covered under the RSP. Participants elect to make contributions to the RSP based on a percentage of their taxable compensation. Each participant’s contribution is matched in amounts up to, but not exceeding, 5% of the participant’s taxable compensation. In addition, the RSP has a profit sharing component whereby IPL contributes a percentage of each employee’s annual salary into the plan on a pre-tax basis. The profit sharing percentage is determined by the AES board of directors on an annual basis. Employer payroll-matching and profit sharing contributions (by IPL) relating to the RSP were $0.3 million, $1.5 million and $1.8 million for 2015, 2014 and 2013, respectively. The decrease in the 2015 net contributions is a result of truing up prior year estimated profit sharing contributions.

Defined Benefit Plans

Approximately 77% of IPL’s active employees are covered by the qualified Defined Benefit Pension Plan; while approximately 7% of active employees are IBEW clerical-technical unit employees who are only eligible for the Thrift Plan, which is a defined contribution plan. The remaining 16% of active employees are covered by the RSP. The RSP is a qualified defined contribution plan containing a profit sharing component. All non-union new hires are covered under the RSP, while IBEW physical unit union new hires are covered under the Defined Benefit Pension Plan and Thrift Plan. The IBEW clerical-technical unit new hires are no longer covered under the Defined Benefit Pension Plan but do receive an annual lump sum company contribution into the Thrift Plan, in addition to the company match. The Defined Benefit Pension Plan is noncontributory and is funded by IPL through a trust. Effective April 1, 2015, benefits for non-union participants in the Defined Benefit Pension Plan are based on salary and years of service. Benefits for eligible union participants are based on each individual employee's pension band and years of service as opposed to their compensation. Pension bands are based primarily on job duties and responsibilities.

Additionally, a small group of former officers and their surviving spouses are covered under a funded non-qualified Supplemental Retirement Plan. The total number of participants in the plan as of December 31, 2015 was 24. The plan is closed to new participants.

IPL also provides postretirement health care benefits to certain active or retired employees and the spouses of certain active or retired employees. Approximately 171 active employees and 27 retirees (including spouses) were receiving such benefits or entitled to future benefits as of January 1, 2015. The plan is unfunded. These postretirement health care benefits and the related obligation were not material to the consolidated financial statements in the periods covered by this report.

The following table presents information relating to the Pension Plans:

	Pension benefits as of December 31,
	2015	2014
	(In Thousands)
Change in benefit obligation:
Projected benefit obligation at January 1	$748,421	$650,713
Service cost	8,314	7,231
Interest cost	29,638	31,154
Actuarial (gain) loss	(31,989)	90,693
Amendments (primarily increases in pension bands)	5,409	1,233
Settlements	(395)	—
Benefits paid	(35,511)	(32,603)
Projected benefit obligation at December 31	723,887	748,421
Change in plan assets:
Fair value of plan assets at January 1	657,239	561,586
Actual return on plan assets	1,074	74,147
Employer contributions	25,166	54,109
Settlements	(395)	—
Benefits paid	(35,511)	(32,603)
Fair value of plan assets at December 31	647,573	657,239
Unfunded status	$(76,314)	$(91,182)
Amounts recognized in the statement of financial position:
Noncurrent liabilities	$(76,314)	$(91,182)
Net amount recognized at end of year	$(76,314)	$(91,182)
Sources of change in regulatory assets (1):
Prior service cost arising during period	$5,409	$1,233
Net loss arising during period	11,757	58,439
Amortization of prior service cost	(4,867)	(4,853)
Amortization of loss	(14,096)	(9,710)
Total recognized in regulatory assets (1)	$(1,797)	$45,109
Amounts included in regulatory assets (1):
Net loss	$209,252	$211,592
Prior service cost	25,842	25,299
Total amounts included in regulatory assets	$235,094	$236,891

(1) Represents amounts included in regulatory assets yet to be recognized as components of net prepaid (accrued) benefit costs.

Information for Pension Plans with a projected benefit obligation in excess of plan assets

	Pension benefits as of December 31,
	2015	2014
	(In Thousands)
Benefit obligation	$723,887	$748,421
Plan assets	647,573	657,239
Benefit obligation in excess of plan assets	$76,314	$91,182

IPL’s total benefit obligation in excess of plan assets was $76.3 million as of December 31, 2015 ($75.3 million Defined Benefit Pension Plan and $1.0 million Supplemental Retirement Plan).

Information for Pension Plans with an accumulated benefit obligation in excess of plan assets

	Pension benefits as of December 31,
	2015	2014
	(In Thousands)
Accumulated benefit obligation	$712,297	$734,328
Plan assets	647,573	657,239
Accumulated benefit obligation in excess of plan assets	$64,724	$77,089

IPL’s total accumulated benefit obligation in excess of plan assets was $64.7 million as of December 31, 2015 ($63.7 million Defined Benefit Pension Plan and $1.0 million Supplemental Retirement Plan).

Pension Benefits and Expense

Reported expenses relevant to the Defined Benefit Pension Plan are dependent upon numerous factors resulting from actual plan experience and assumptions of future experience, including the performance of plan assets and actual benefits paid out in future years. Pension costs associated with the Defined Benefit Pension Plan are impacted by the level of contributions made to the plan, earnings on plan assets, the adoption of new mortality tables, and employee demographics, including age, job responsibilities, salary and employment periods. Changes made to the provisions of the Defined Benefit Pension Plan may impact current and future pension costs. Pension costs may also be significantly affected by changes in key actuarial assumptions, including anticipated rates of return on plan assets and the corporate bond discount rates, as well as, the adoption of a new mortality table used in determining the projected benefit obligation and pension costs.

Effective January 1, 2016 the Company will apply a disaggregated discount rate approach for determining service cost and interest cost for its defined benefit pension plans and postretirement plans. Refer to Note 1, “Overview and Summary of Significant Accounting Policies” for further information relating to this change in estimate. The impact of the change in approach is a reduction in: (1) expected service costs of $0.4 million for pension plans in 2016 ($0.4 million Defined Benefit Pension Plan and $0.0 million Supplemental Retirement Plan), and (2) expected interest costs of $5.3 million for pension plans in 2016 ($5.3 million Defined Benefit Pension Plan and $0.0 million Supplemental Retirement Plan).

The 2015 net actuarial loss of $11.8 million is comprised of two parts: (1) a $43.8 million pension asset actuarial loss primarily due to lower than expected return on assets; partially offset by (2) a $32 million pension liability actuarial gain primarily due to an increase in the discount rate used to value pension liabilities. The unrecognized net loss of $209.3 million in the Pension Plans has accumulated over time primarily due to the long-term declining trend in corporate bond rates, the lower than expected return on assets during the year 2008, and the adoption of new mortality tables which increased the expected benefit obligation due to the longer expected lives of plan participants, since ASC 715 was adopted. During 2015, the accumulated net loss was decreased due to a combination of higher discount rates used to value pension liabilities; as well as, the year 2015 amortization of accumulated loss, which was partially offset by a lower than expected return on pension assets. The unrecognized net loss, to the extent that it exceeds 10% of the greater of the benefit obligation or the assets, will be amortized and included as a component of net periodic benefit cost in future years. The amortization period is approximately 9.77 years based on estimated demographic data as of December 31, 2015. The projected benefit obligation of $723.9 million, less the fair value of assets of $647.6 million results in an unfunded status of $(76.3) million at December 31, 2015.

	Pension benefits for years ended December 31,
	2015	2014	2013
	(In Thousands)
Components of net periodic benefit cost:
Service cost	$8,314	$7,231	$9,195
Interest cost	29,638	31,154	28,363
Expected return on plan assets(1)	(44,819)	(41,893)	(38,287)
Amortization of prior service cost	4,867	4,853	4,916
Recognized actuarial loss	13,890	9,710	22,735
Recognized settlement loss	206	—	—
Total pension cost	12,096	11,055	26,922
Less: amounts capitalized	1,403	1,426	2,881
Amount charged to expense	$10,693	$9,629	$24,041
Rates relevant to each year’s expense calculations:
Discount rate – defined benefit pension plan	4.06%	4.92%	3.80%
Discount rate – supplemental retirement plan	3.82%	4.64%	3.41%
Expected return on defined benefit pension plan assets	6.75%	7.00%	7.25%
Expected return on supplemental retirement plan assets	6.75%	7.00%	7.25%

(1)
For purposes of calculating the expected return on pension plan assets under GAAP, the market-related value of assets (MRVA) is used. GAAP requires that the difference between actual plan asset returns and estimated plan asset returns be amortized into the MRVA equally over a period not to exceed five years. We use a methodology under which we include the difference between actual and estimated asset returns in the MRVA equally over a three year period. The MRVA used in the calculation of expected return on pension plan assets was approximately $643.0 million in 2015, $652.2 million in 2014, and $556.4 million in 2013.

Pension expense for the following year is determined as of the December 31 measurement date based on the fair value of the Pension Plans’ assets, the expected long-term rate of return on plan assets, a mortality table assumption that reflects the life expectancy of plan participants, and a discount rate used to determine the projected benefit obligation. In establishing our expected long-term rate of return assumption, we utilize a methodology developed by the plan’s investment consultant who maintains a capital market assumption model that takes into consideration risk, return, and correlation assumptions across asset classes. For 2015, pension expense was determined using an assumed long-term rate of return on plan assets of 6.75%. As of the December 31, 2015 measurement date, IPL increased the discount rate from 4.06% to 4.42% for the Defined Benefit Pension Plan and increased the discount rate from 3.82% to 4.19% for the Supplemental Retirement Plan. The discount rate assumption affects the pension expense determined for 2016. In addition, IPL kept the expected long-term rate of return on plan assets at 6.75% effective January 1, 2016. The expected long-term rate of return assumption affects the pension expense determined for 2016. The effect on 2016 total pension expense of a 25 basis point increase and decrease in the assumed discount rate is $(1.3) million and $1.4 million, respectively.

In determining the discount rate to use for valuing liabilities we use the market yield curve on high-quality fixed income investments as of December 31, 2015. We project the expected benefit payments under the plan based on participant data and based on certain assumptions concerning mortality, retirement rates, termination rates, etc. The expected benefit payments for each year are discounted back to the measurement date using the appropriate spot rate for each half-year from the yield curve, thereby obtaining a present value of all expected future benefit payments using the yield curve. Finally, an equivalent single discount rate is determined which produces a present value equal to the present value determined using the full yield curve.

Expected amortization

The estimated net loss and prior service cost for the Pension Plans that will be amortized from the regulatory asset into net periodic benefit cost over the 2016 plan year are $13.9 million and $5.2 million, respectively (Defined Benefit Pension Plan of $13.7 million and $5.2 million, respectively; and the Supplemental Retirement Plan of $0.2 million and $0.0 million, respectively).

Pension Plan Assets and Fair Value Measurements

Pension plan assets consist of investments in equities (domestic and international), fixed income securities, and short-term securities.  Differences between actual portfolio returns and expected returns may result in increased or decreased pension costs in future periods. Pension costs are determined as of the plan’s measurement date of December 31, 2015. Pension costs are determined for the following year based on the market value of pension plan assets, expected level of employer contributions, a discount rate used to determine the projected benefit obligation and the expected long-term rate of return on plan assets.

Fair value is defined under ASC 820 as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., an exit price). The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3) as discussed in Note 1.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded as earned. Dividends are recorded on the ex-dividend date. Net appreciation includes the Plan’s gains and losses on investments bought and sold, as well as held, during the year.

A description of the valuation methodologies used for each major class of assets and liabilities measured at fair value follows:

•
Other than common/collective trust funds, hedge funds and non U.S. treasury debt securities, all the Plan’s investments have quoted market prices and are categorized as Level 1 in the fair value hierarchy.

•
The Plan’s hedge fund investment is valued at net asset value of units held by the Plan. Unit value is determined primarily by references to the fund’s underlying assets, which are principally investments in another hedge fund which invests in U.S. and international equities. The Plan may redeem its ownership interest in the hedge fund at net asset value, with 60 days’ notice, on quarterly terms.

•
The Plan’s investments in common/collective trust funds are valued at the net asset value of the units of the common/collective trust funds held by the Plan at year-end. The Plan may redeem its units of the common/collective trust funds at net asset value daily. The objective of the common/collective trust funds the Plan is invested in is to track the performance of the Russell 1000 Growth or Russell 1000 Value index. These net asset values have been determined based on the market value of the underlying equity securities held by the common/collective trust funds.

•
The Plan’s investments in corporate bonds, municipal bonds, and U.S. Government agency fixed income securities are valued from third-party pricing sources, but they generally do not represent transaction prices for the identical security in an active market nor does it represent data obtained from an exchange.

•
The Plan’s investments in hedge funds, common/collective trust funds, and non U.S. treasury debt securities have been recorded at fair value and are all categorized as Level 2 investments in the fair value hierarchy.

The primary objective of the Plan is to provide a source of retirement income for its participants and beneficiaries, while the primary financial objective is to improve the unfunded status of the Plan. A secondary financial objective is, where possible, to minimize pension expense volatility. The objective is based on a long-term investment horizon, so that interim fluctuations should be viewed with appropriate perspective. There can be no assurance that these objectives will be met.

In establishing our expected long-term rate of return assumption, we utilize a methodology developed by the plan’s investment consultant who maintains a capital market assumption model that takes into consideration risk, return and correlation assumptions across asset classes. A combination of quantitative analysis of historical data and qualitative judgment is used to capture trends, structural changes and potential scenarios not reflected in historical data.

The result of the analyses is a series of inputs that produce a picture of how the plan consultant believes portfolios are likely to behave through time. Capital market assumptions are intended to reflect the behavior of asset classes observed over several market cycles. Stress assumptions are also examined, since the characteristics of asset classes are constantly changing. A dynamic model is employed to manage the numerous assumptions required to estimate portfolio characteristics under different base currencies, time horizons and inflation expectations.

The Plan consultant develops forward-looking, long-term capital market assumptions for risk, return and correlations for a variety of global asset classes, interest rates and inflation. These assumptions are created using a combination of historical analysis, current market environment assessment and by applying the consultant’s own judgment. The consultant then determines an equilibrium long-term rate of return. We then take into consideration the investment manager/consultant expenses, as well as any other expenses expected to be paid out of the Plan’s trust. Finally, we have the plan’s actuary perform a tolerance test of the consultant’s equilibrium expected long-term rate of return. We use an expected long-term rate of return compatible with the actuary’s tolerance level.

The following table summarizes the Company’s target pension plan allocation for 2015:

Asset Category:	Target Allocations
Equity Securities	60%
Debt Securities	40%

	Fair Value Measurements at
	December 31, 2015
	(in thousands)
		Quoted Prices in Active Markets for Identical Assets	Significant Observable Inputs
Asset Category	Total	(Level 1)	(Level 2)%
Short-term investments	$176	$176	$—	—%
Mutual funds:
U.S. equities	318,368	318,368	—	49%
International equities	60,751	60,751	—	10%
Fixed income	215,325	215,325	—	33%
Fixed income securities:
U.S. Treasury securities	52,953	52,953	—	8%
Total	$647,573	$647,573	$—	100%

	Fair Value Measurements at
	December 31, 2014
	(in thousands)
		Quoted Prices in Active Markets for Identical Assets	Significant Observable Inputs
Asset Category	Total	(Level 1)	(Level 2)%
Short-term investments	$2,575	$2,575	$—	—%
Mutual funds:
U.S. equities	325,370	325,370	—	50%
International equities	56,662	56,662	—	9%
Fixed income	205,409	205,409	—	31%
Fixed income securities:
U.S. Treasury securities	66,913	66,913	—	10%
Hedge funds	310	—	310	—%
Total	$657,239	$656,929	$310	100%

Pension Funding

We contributed $25.2 million, $54.1 million, and $49.7 million to the Pension Plans in 2015, 2014 and 2013, respectively. Funding for the qualified Defined Benefit Pension Plan is based upon actuarially determined contributions that take into account the amount deductible for income tax purposes and the minimum contribution required under ERISA, as amended by the Pension Protection Act of 2006, as well as targeted funding levels necessary to meet certain thresholds.

From an ERISA funding perspective, IPL’s funded target liability percentage was estimated to be 112%. In addition to the surplus, IPL must also contribute the normal service cost earned by active participants during the plan year. The funding of normal cost is expected to be about $7.1 million in 2016, which includes $2.3 million for plan expenses. Each year thereafter, if the plan’s underfunding increases to more than the present value of the remaining annual installments, the excess is separately amortized over a seven-year period. IPL elected to fund $15.9 million in January 2016, which satisfies all funding requirements for the calendar year 2016. IPL’s funding policy for the Pension Plans is to contribute annually no less than the minimum required by applicable law, and no more than the maximum amount that can be deducted for federal income tax purposes.

Benefit payments made from the Pension Plans for the years ended December 31, 2015 and 2014 were $35.7 million and $32.6 million, respectively. Expected benefit payments are expected to be paid out of the Pension Plans as follows:

Year	Pension Benefits
(In Thousands)
2016	$38,289
2017	39,909
2018	41,213
2019	42,638
2020	43,920
2021 through 2025	233,449

10. COMMITMENTS AND CONTINGENCIES

Legal Loss Contingencies

IPL is involved in litigation arising in the normal course of business. While the results of such litigation cannot be predicted with certainty, management believes that the final outcome will not have a material adverse effect on IPL’s results of operations, financial condition and cash flows. Amounts accrued or expensed for legal or environmental contingencies collectively during the periods covered by this report have not been material to IPL’s audited Consolidated Financial Statements.

Environmental Loss Contingencies

We are subject to various federal, state, regional and local environmental protection and health and safety laws and regulations governing, among other things, the generation, storage, handling, use, disposal and transportation of hazardous materials; the emission and discharge of hazardous and other materials into the environment; and the health and safety of our employees. These laws and regulations often require a lengthy and complex process of obtaining and renewing permits and other governmental authorizations from federal, state and local agencies. Violation of these laws, regulations or permits can result in substantial fines, other sanctions, permit revocation and/or facility shutdowns. We cannot assure that we have been or will be at all times in full compliance with such laws, regulations and permits.

New Source Review

In October 2009, IPL received a NOV and Finding of Violation from the EPA pursuant to the Federal Clean Air Act Section 113(a). The NOV alleges violations of the Federal Clean Air Act at IPL’s three primarily coal-fired electric generating facilities dating back to 1986. The alleged violations primarily pertain to the PSD and nonattainment New Source Review requirements under the Federal Clean Air Act. Since receiving the letter, IPL management has met with the EPA staff regarding possible resolutions of the NOV. At this time, we cannot predict the ultimate resolution of this matter. However, settlements and litigated outcomes of similar cases have required companies to pay civil penalties, install additional pollution control technology on coal-fired electric generating units, retire existing generating units, and invest in additional environmental projects. A similar outcome in this case could have a material impact on our business. We would seek recovery of any operating or capital expenditures, but not fines or penalties, related to air pollution control technology to reduce regulated air emissions; however, there can be no assurances that we would be successful in this regard. IPL has recorded a contingent liability related to this matter.

11. RELATED PARTY TRANSACTIONS

IPL participates in a property insurance program in which IPL buys insurance from AES Global Insurance Company, a wholly‑owned subsidiary of AES. IPL is not self-insured on property insurance with the exception of a $5 million self-insured retention per occurrence. Except for IPL’s large substations, IPL does not carry insurance on transmission and distribution assets, which are considered to be outside the scope of property insurance. AES and other AES subsidiaries, including IPL, also participate in the AES global insurance program. IPL pays premiums for a policy that is written and administered by a third-party insurance company. The premiums paid to this third-party administrator by the participants are deposited into a trust fund owned by AES Global Insurance Company, but controlled by the third-party administrator. The cost to IPL of coverage under this program was approximately $2.7 million, $3.2 million, and $3.1 million in 2015, 2014 and 2013, respectively, and is recorded in “Other operating expenses” on the accompanying Consolidated Statements of Income. As of December 31, 2015 and 2014, we had prepaid approximately $2.2 million and $3.1 million, respectively, which is recorded in “Prepayments and other current assets” on the accompanying Consolidated Balance Sheets.

IPL participates in an agreement with Health and Welfare Benefit Plans LLC, an affiliate of AES, to participate in a group benefits program, including but not limited to, health, dental, vision and life benefits. Health and Welfare Benefit Plans LLC administers the financial aspects of the group insurance program, receives all premium payments from the participating affiliates, and makes all vendor payments. The cost of coverage under this program was approximately $24.5 million, $20.1 million, and $22.3 million in 2015, 2014 and 2013, respectively, and is recorded in “Other operating expenses” on the accompanying Consolidated Statements of Income. As of December 31, 2015 and 2014 we had prepaid approximately $0 million and $0.1 million for coverage under this plan, which is recorded in “Prepayments and other current assets” on the accompanying Consolidated Balance Sheets.

AES files federal and state income tax returns which consolidate IPALCO and its subsidiaries, including IPL. Under a tax sharing agreement with IPALCO, IPL is responsible for the income taxes associated with its own taxable income and records the provision for income taxes using a separate return method. IPL had a receivable balance under this agreement of $2.8 million and $0.3 million as of December 31, 2015 and 2014, respectively, which is recorded in “Prepayments and other current assets” on the accompanying Consolidated Balance Sheets.

Long-term Compensation Plan

During 2015, 2014 and 2013, many of IPL’s non-union employees received benefits under the AES Long-term Compensation Plan, a deferred compensation program. This type of plan is a common employee retention tool used in our industry. Benefits under this plan are granted in the form of performance units payable in cash and AES restricted stock units and options to purchase shares of AES common stock. All such components vest over a three-year period and the terms of the AES restricted stock unit issued prior to 2011 also include a two year minimum holding period after the awards vest. Awards made in 2011 and for subsequent years will not be subject to a two year holding period. In addition, the performance units payable in cash are subject to certain AES performance criteria. Total deferred compensation expense recorded during 2015, 2014 and 2013 was $0.7 million, $0.7 million and $1.1 million, respectively, and was included in “Other Operating Expenses” on IPL’s Consolidated Statements of Income. The value of these benefits is being recognized over the 36 month vesting period and a portion is recorded as miscellaneous deferred credits with the remainder recorded as “Paid in capital” on IPL’s Consolidated Balance Sheets in accordance with ASC 718 “Compensation – Stock Compensation.”

See also Note 9, “Benefit Plans” to the audited Consolidated Financial Statements of IPL for a description of benefits awarded to IPL employees by AES under the RSP.

Service Company

Effective January 1, 2014, the Service Company began providing services including operations, accounting, legal, human resources, information technology and other corporate services on behalf of companies that are part of the U.S. SBU, including among other companies, IPL. The Service Company allocates the costs for these services based on cost drivers designed to result in fair and equitable allocations. This includes ensuring that the regulated utilities served, including IPL, are not subsidizing costs incurred for the benefit of non-regulated businesses. Total costs incurred by the Service Company on behalf of IPL were $22.6 million and $22.0 million during 2015 and 2014, respectively. Total costs incurred by IPL on behalf of the Service Company during 2015 and 2014 were $7.5 million and $5.6 million, respectively. IPL had a prepaid balance with the Service Company of $1.2 million and $0.4 million as of December 31, 2015 and 2014, respectively.

Other

In 2014, IPL engaged a third party vendor as part of its replacement generation construction projects. A member of the AES Board of Directors is also currently a member of the Supervisory Board of this vendor. IPL had billings from this vendor of $232.0 million and $80.3 million during 2015 and 2014, respectively. IPL had a payable balance to this vendor of $34.0 million and $11.9 million as of December 31, 2015 and 2014, respectively.

12. BUSINESS SEGMENT INFORMATION

Operating segments are components of an enterprise for which separate financial information is available and is evaluated regularly by the chief operating decision maker in assessing performance and deciding how to allocate resources. All of IPL’s current business consists of the generation, transmission, distribution and sale of electric energy, and therefore IPL had only one reportable segment.

13. RETROSPECTIVE ADOPTION OF ASU 2015-03

As discussed in Note 1, “Overview and Summary of Significant Accounting Policies,” ASU 2015-03 simplifies the presentation of debt issuance costs by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. As a result of the retrospective adoption of ASU 2015-03 effective January 1, 2016, deferred financing costs of approximately $13.9 million and $10.7 million previously classified within Deferred Debits were reclassified to reduce the related debt liabilities as of December 31, 2015 and 2014, respectively. Accordingly, the accompanying Consolidated Balance Sheets have been updated. However, Note 7, “Debt,” remains unchanged from what was previously disclosed in IPALCO’s 2015 Form 10-K that was filed with the SEC on February 23, 2016. No other updates have been made to what was previously disclosed in IPALCO's 2015 Form 10-K that was filed with the SEC on February 23, 2016 other than the above mentioned balance sheet updates and updates to our Report of Independent Registered Accounting Firm to reflect a dual dated opinion as a result of these updates.

ITEM 15. EXHIBITS, FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES

(a) Index to the financial statements, supplementary data and financial statement schedules

(c) Financial Statement Schedules

Schedules other than those listed below are omitted as the information is either not applicable, not required, or has been furnished in the financial statements or notes thereto included in Item 8 hereof.

SCHEDULE I – CONDENSED FINANCIAL INFORMATION OF REGISTRANT

IPALCO ENTERPRISES, INC.
Schedule I – Condensed Financial Information of Registrant
Unconsolidated Balance Sheets
(In Thousands)
	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$774	$1,785
Deferred tax asset - current	—	20,231
Prepayments and other current assets	10,608	165
Total current assets	11,382	22,181
OTHER ASSETS:
Investment in subsidiaries	1,127,098	930,554
Other investments	3,316	3,178
Deferred tax asset – long term	22,702	282
Total other assets	1,153,116	934,014
TOTAL	$1,164,498	$956,195
CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
Common shareholders' equity:
Paid in capital	$383,448	$168,610
Accumulated deficit	(30,515)	(17,339)
Total common shareholders' equity	352,933	151,271
Long-term debt	797,771	794,090
Total capitalization	1,150,704	945,361
CURRENT LIABILITIES:
Accounts payable and accrued expenses	383	251
Accrued income taxes	2,857	—
Accrued interest	10,552	10,583
Total current liabilities	13,792	10,834
DEFERRED CREDITS AND OTHER LONG-TERM LIABILITIES	2	—
TOTAL	$1,164,498	$956,195

See notes to Schedule I.

IPALCO ENTERPRISES, INC.
Schedule I – Condensed Financial Information of Registrant
Unconsolidated Statements of Income
(In Thousands)
	2015	2014	2013
Equity in earnings of subsidiaries	$98,708	$106,252	$93,344
Loss on early extinguishment of debt	(21,956)	—	—
Income tax benefit – net	24,650	21,227	19,971
Interest on long-term debt	(41,659)	(49,000)	(49,000)
Amortization of redemption premiums and expense on debt	(2,459)	(2,765)	(2,581)
Other – net	(973)	(959)	(898)
NET INCOME	$56,311	$74,755	$60,836

See notes to Schedule I.

IPALCO ENTERPRISES, INC.
Schedule I – Condensed Financial Information of Registrant
Unconsolidated Statements of Cash Flows
(In Thousands)
	2015	2014	2013
CASH FLOWS FROM OPERATIONS:
Net income	$56,311	$74,755	$60,836
Adjustments to reconcile net income to net cash
provided by operating activities:
Equity in earnings of subsidiaries	(98,708)	(106,252)	(93,344)
Cash dividends received from subsidiary companies	106,997	127,400	90,150
Amortization of debt issuance costs and discounts	2,459	2,765	2,581
Deferred income taxes – net	(2,190)	(20,445)	81
Charges related to early extinguishment of debt	21,956	—	377
Change in certain assets and liabilities:
Income taxes receivable or payable	2,465	(501)	(681)
Accounts payable and accrued expenses	(391)	(599)	(166)
Other – net	639	255	(312)
Net cash provided by operating activities	89,538	77,378	59,522
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in subsidiaries	(214,366)	(106,383)	(49,073)
Net cash used in investing activities	(214,366)	(106,383)	(49,073)
CASH FLOWS FROM FINANCING ACTIVITIES:
Long-term borrowings, net of discount	404,712	—	—
Retirement of long-term debt and early tender premium	(420,329)	—	—
Dividends on common stock	(69,487)	(78,400)	(59,500)
Issuance of common stock	214,366	—	—
Equity contributions from AES	—	106,400	49,091
Other	(5,445)	—	—
Net cash provided by (used in) financing activities	123,817	28,000	(10,409)
Net change in cash and cash equivalents	(1,011)	(1,005)	40
Cash and cash equivalents at beginning of period	1,785	2,790	2,750
Cash and cash equivalents at end of period	$774	$1,785	$2,790

See notes to Schedule I.

IPALCO ENTERPRISES, INC.
Schedule I - Condensed Financial Information of Registrant
Unconsolidated Statements of Common Shareholders' Equity (Deficit)
(In Thousands)
	Paid in Capital	Accumulated Deficit	Total
Balance at January 1, 2013	$11,811	$(15,030)	$(3,219)
Net income		60,836	60,836
Distributions to AES		(59,500)	(59,500)
Contributions from AES	49,091		49,091
Other	566		566
Balance at December 31, 2013	$61,468	$(13,694)	$47,774
Net income		74,755	74,755
Distributions to AES		(78,400)	(78,400)
Contributions from AES	106,400		106,400
Other	742		742
Balance at December 31, 2014	$168,610	$(17,339)	$151,271
Net income		56,311	56,311
Distributions to shareholders		(69,487)	(69,487)
Issuance of common stock	214,366		214,366
Other	472		472
Balance at December 31, 2015	$383,448	$(30,515)	$352,933

See notes to Schedule I.

IPALCO ENTERPRISES, INC.
Schedule I – Condensed Financial Information of Registrant
Notes to Schedule I

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting for Subsidiaries and Affiliates – IPALCO has accounted for the earnings of its subsidiaries on the equity method in the unconsolidated condensed financial information.

2. EQUITY

Equity Transactions

On December 15, 2014, AES announced that it entered into an agreement with CDPQ, a long-term institutional investor headquartered in Quebec, Canada. Pursuant to the agreement, on February 11, 2015 CDPQ purchased from AES 15% of AES U.S. Investments and 100 shares of IPALCO’s common stock were issued to CDPQ. In addition, CDPQ agreed to invest approximately $349 million in IPALCO through 2016, in exchange for a 17.65% equity stake, funding existing growth and environmental projects at IPL.

After completion of these transactions, CDPQ’s direct and indirect interests in IPALCO will total 30%, AES will own 85% of AES U.S. Investments, and AES U.S. Investments will own 82.35% of IPALCO. There will be no significant change in management or operational control of AES U.S. Investments, IPALCO or IPL as a result of these transactions.

In connection with the initial closing under the agreement, CDPQ,  AES U.S. Investments, and IPALCO entered into a Shareholders’ Agreement. The Shareholders’ Agreement established the general framework governing the relationship between and among CDPQ and AES U.S. Investments, and their respective successors and transferees, as shareholders of IPALCO. Pursuant to the Shareholders’ Agreement, the board of directors of IPALCO will initially consist of 11 directors, two nominated by CDPQ and 9 nominated by AES U.S. Investments. The Shareholders’ Agreement contains restrictions on IPALCO making certain major decisions without the prior affirmative vote of a majority of the board of directors of IPALCO. In addition, for so long as CDPQ holds at least 5% of IPALCO’s common shares, CDPQ will have review and consultation rights with respect to certain actions of IPALCO. Certain transfer restrictions and other transfer rights apply to CDPQ and AES U.S. Investments under the Shareholders’ Agreement, including certain rights of first offer, drag along rights, tag along rights, put rights and rights of first refusal.

On February 11, 2015, in connection with the initial closing under the Subscription Agreement and the entry into the Shareholders’ Agreement, IPALCO submitted the Third Amended and Restated Articles of Incorporation for filing with the Indiana Secretary of State, as approved and adopted by the IPALCO Board. The purpose of the Third Amended and Restated Articles of Incorporation is to amend, among other things, Article VI of the Second Amended and Restated Articles of Incorporation of IPALCO in order to effectuate changes to the size and composition of the IPALCO Board in furtherance of the terms and conditions of the IPALCO Shareholder’s Agreement.

Paid In Capital and Capital Stock

On June 27, 2014, and July 31, 2013, IPALCO received equity capital contributions of $106.4 million and $49.1 million, respectively, from AES for funding needs related to IPL’s environmental and replacement generation projects. IPALCO then made the same equity capital contributions to IPL.

On April 1, 2015, IPALCO issued and sold 11,818,828 shares of IPALCO's common stock to CDPQ for $214.4 million for funding needs primarily related to IPL's environmental construction program. IPALCO then made the same investment in IPL. As a result of this transaction, CDPQ's direct ownership interest in IPALCO is 11.6% and CDPQ's combined direct and indirect ownership interest in IPALCO is 24.9%.

3. DEBT

The following table presents IPALCO’s long-term indebtedness:

			December 31,
Series	Due		2015	2014
			(In Thousands)
Long-Term Debt
7.25% Senior Secured Notes	April 2016		$—	$400,000
5.00% Senior Secured Notes	May 2018		400,000	400,000
3.45% Senior Secured Notes	July 2020	—	405,000	—
Unamortized discount – net			(371)	(1,347)
Total Long-term Debt			804,629	798,653
Less: Current Portion of Long-term Debt			—	—
Net Long-term Debt			$804,629	$798,653

Long-term Debt

IPALCO’s Senior Secured Notes

In June 2015, IPALCO completed the sale of the 2020 IPALCO Notes pursuant to Rule 144A and Regulation S under the Securities Act. The 2020 IPALCO Notes were issued pursuant to an Indenture dated June 25, 2015, by and between IPALCO and U.S. Bank, National Association, as trustee. The 2020 IPALCO Notes were priced to the public at 99.929% of the principal amount. Net proceeds to IPALCO were approximately $399.5 million after deducting underwriting costs and estimated offering expenses. These costs are being amortized to the maturity date using the effective interest method. We used the net proceeds from this offering to fund the purchase of the 2016 IPALCO Notes validly tendered and to pay for a related consent solicitation, to redeem any 2016 IPALCO Notes that remained outstanding after the completion of the tender, and to pay certain related fees, expenses and make-whole premiums. Of the 2016 IPALCO Notes outstanding, $366.5 million were tendered in June 2015. The remainder, $33.5 million, was redeemed in July 2015. An early tender premium was paid related to the tender offer and a redemption premium was paid related to the redemption of the 2016 IPALCO Notes. A loss on early extinguishment of debt of $22.1 million for the 2016 IPALCO Notes is included as a separate line item in the accompanying Unconsolidated Statements of Income.

The 2020 IPALCO Notes are secured by IPALCO's pledge of all of the outstanding common stock of IPL. The lien on the pledged shares is shared equally and ratably with IPALCO's existing senior secured notes. IPALCO has entered into a Pledge Agreement Supplement with the Bank of New York Mellon Trust Company, N.A., as Collateral Agent, dated June 25, 2015, to the Pledge Agreement between IPALCO and The Bank of New York Mellon Trust Company, N.A., dated November 14, 2001, as supplemented by a Pledge Agreement Supplement dated April 15, 2008 and a Pledge Agreement Supplement dated May 18, 2011, each by IPALCO in favor of the Collateral Agent. IPALCO also agreed to register the 2020 IPALCO Notes under the Securities Act by filing an exchange offer registration statement or, under specified circumstances, a shelf registration statement with the SEC pursuant to a Registration Rights Agreement that IPALCO entered into with J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the initial purchasers of the 2020 IPALCO Notes. IPALCO filed its registration statement on Form S-4 with respect to the 2020 IPALCO Notes with the SEC on September 28, 2015, and this registration statement was declared effective on October 15, 2015. The exchange offer was completed on November 16, 2015.

The 2018 IPALCO Notes and 2020 IPALCO Notes are secured by IPALCO’s pledge of all of the outstanding common stock of IPL.

4. RETROSPECTIVE ADOPTION OF ASU 2015-03

ASU 2015-03 simplifies the presentation of debt issuance costs by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. As a result of the retrospective adoption of ASU 2015-03 effective January 1, 2016, deferred financing costs of approximately $6.9 million and $4.6 million previously classified within Other Assets were reclassified to reduce the related debt liabilities as of December 31, 2015 and 2014, respectively. Accordingly, the accompanying Unconsolidated Balance Sheets have been updated. However, Note 3, “Debt,” remains unchanged from what was previously disclosed in IPALCO’s 2015 Form 10-K that was filed with the SEC on February 23, 2016. No other updates have been made to what was previously disclosed in IPALCO's 2015 Form 10-K that was filed with the SEC on February 23, 2016 other than the above mentioned balance sheet updates and updates to our Report of Independent Registered Accounting Firm to reflect a dual dated opinion as a result of these updates.

SCHEDULE II – VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

IPALCO ENTERPRISES, INC. and SUBSIDIARIES
Valuation and Qualifying Accounts and Reserves
Years ended December 31, 2015, 2014 and 2013
(In Thousands)
Column A – Description	Column B	Column C – Additions		Column D – Deductions	Column E
	Balance at Beginning of Period	Charged to Income	Charged to Other Accounts	Net Write-offs	Balance at End of Period
Year ended December 31, 2015
Accumulated Provisions Deducted from
Assets – Doubtful Accounts	$2,076	$4,273	$—	$3,851	$2,498
Year ended December 31, 2014
Accumulated Provisions Deducted from
Assets – Doubtful Accounts	$1,982	$4,852	$—	$4,758	$2,076
Year ended December 31, 2013
Accumulated Provisions Deducted from
Assets –Doubtful Accounts	$2,047	$3,790	$—	$3,855	$1,982

INDIANAPOLIS POWER & LIGHT COMPANY and SUBSIDIARY
Valuation and Qualifying Accounts and Reserves
Years ended December 31, 2015, 2014 and 2013
(In Thousands)
Column A – Description	Column B	Column C – Additions		Column D – Deductions	Column E
	Balance at Beginning of Period	Charged to Income	Charged to Other Accounts	Net Write-offs	Balance at End of Period
Year ended December 31, 2015
Accumulated Provisions Deducted from
Assets – Doubtful Accounts	$2,076	$4,273	$—	$3,851	$2,498
Year ended December 31, 2014
Accumulated Provisions Deducted from
Assets – Doubtful Accounts	$1,982	$4,852	$—	$4,758	$2,076
Year ended December 31, 2013
Accumulated Provisions Deducted from
Assets –Doubtful Accounts	$2,047	$3,790	$—	$3,855	$1,982